Exhibit 10.10

EXECUTION VERSION

AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of July 1, 2016 is made by and among FREEDOMROADS, LLC, a Minnesota limited liability company (the “Company”), each of the Subsidiaries of the Company party hereto as borrowers (together with the Company, collectively, the “Borrowers”, and each individually, a “Borrower”), FREEDOMROADS INTERMEDIATE HOLDCO, LLC, a Minnesota limited liability company (“FRI”), and each of the Subsidiaries of the Company party hereto as guarantors (collectively, the “Subsidiary Guarantors”, and together with FRI, collectively, the “Guarantors”, and each individually, a “Guarantor”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Sixth Amended and Restated Credit Agreement dated as of August 12, 2015 (as previously amended, as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrowers various credit facilities (capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement);

WHEREAS, (i) FRI and the Administrative Agent have entered into that certain Fourth Amended and Restated Guaranty Agreement dated as of August 12, 2015 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Holding Company Guaranty”), (ii) the Subsidiary Guarantors and the Administrative Agent have entered into that certain Fourth Amended and Restated Subsidiary Guaranty Agreement dated as of August 12, 2015 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Subsidiary Guaranty”), (iii) each of FRI, each Borrower, each Subsidiary Guarantor and the Administrative Agent have entered into that certain Fifth Amended and Restated Security Agreement dated as of August 12, 2015 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Security Agreement”), and (iv) FRI, certain of the Borrowers party thereto, certain of the Subsidiary Guarantors party thereto and the Administrative Agent have entered into that certain Fourth Amended and Restated Securities Pledge Agreement dated as of August 12, 2015 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Pledge Agreement”);

WHEREAS, the Borrowers and the Guarantors have advised the Administrative Agent and the Lenders that they desire to amend certain provisions of the Credit Agreement in such a manner that, upon giving effect to such amendments, the Credit Agreement as so amended would contain the terms, covenants, conditions and other provisions as contained in the form of Credit Agreement set forth as Annex A to this Agreement (the “Consolidated Form Credit Agreement”), and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendment on the terms and conditions contained in this Agreement;

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that they desire for the Lenders to release Automatch USA, LLC and National Car Cash LLC from their obligations under the Credit Agreement and Loan Documents effective as of the date hereof;

WHEREAS, the Borrowers and the Guarantors have advised the Administrative Agent and the Lenders that they desire to amend certain provisions of the Holding Company Guaranty, the Subsidiary Guaranty, the Security Agreement and the Pledge Agreement as set forth below; and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended so that, as amended, it shall read as set forth in, and shall have the terms, covenants, conditions and other provisions of, the Consolidated Form Credit Agreement, the terms, covenants, conditions and other provisions of which Consolidated Form Credit Agreement are hereby incorporated by reference into this Agreement as if fully set forth herein.  The parties hereto acknowledge and agree that each amendment to the Credit Agreement reflected in the Consolidated Form Credit Agreement is and shall be effective as if individually specified in this Agreement (the parties further acknowledging that amending the Credit Agreement by reference to the Consolidated Form Credit Agreement provides a convenience to the parties to permit the amended terms to be read in the context of the full Credit Agreement), and that this Agreement is not a novation of the Credit Agreement or of any credit facility provided thereunder or in respect thereof.  The signature pages contained in the Credit Agreement and the Exhibits and the Schedules (other than the revised Schedule 1.01, Schedule 1.02-B and Exhibit B) may be left off of the Consolidated Form Credit Agreement.  Notwithstanding that the cover page of the Consolidated Form Credit Agreement is dated “as of August 12, 2015”, the changes to the Credit Agreement effected by this Agreement shall be effective as of the First Amendment Effective Date (defined below).  The conditions set forth in Article IV of the Consolidated Form Credit Agreement attached hereto were those conditions applicable to the initial Effective Date of August 12, 2015. The conditions to effectiveness applicable to this Agreement are those set forth in Section 5 hereof.

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2.                                     Amendment to Schedule 1.01.  Schedule 1.01 to the Credit Agreement is amended in its entirety so that, as amended, it shall be in the form attached to the Consolidated Form Credit Agreement.

3.                                     Amendment to Schedule 1.02-B.  Schedule 1.02-B to the Credit Agreement is amended in its entirety so that, as amended, it shall be in the form attached to the Consolidated Form Credit Agreement.

4.                                     Amendment to Exhibit B.  Exhibit B to the Credit Agreement is amended in its entirety so that, as amended, it shall be in the form attached to the Consolidated Form Credit Agreement.

5.                                     Effectiveness; Conditions Precedent.  This Agreement and the amendments to the Credit Agreement, the Holding Company Guaranty, the Subsidiary Guaranty, the Security Agreement and the Pledge Agreement, and the increases in the Floor Plan Commitments of the respective Floor Plan Lenders, as herein provided shall become effective at the time (the “First Amendment Effective Date”) when each of the following conditions has been satisfied:

(a)                                  the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)                                     original counterparts of this Agreement, duly executed by the Borrowers, the Administrative Agent, each Guarantor and the Lenders (including each Lender whose Floor Plan Commitment or Letter of Credit Commitment is extended and/or increased pursuant to this Agreement), together with all schedules and exhibits thereto duly completed;

(ii)                              original counterparts of an Omnibus Reaffirmation Agreement (the “Omnibus Reaffirmation Agreement”), duly executed by the Borrowers, the Administrative Agent, each Guarantor and the Required Lenders;

(iii)                           financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement and the Pledge Agreement, covering the Collateral described in the Security Agreement and the Pledge Agreement;

(iv)                          certificates representing certificated Equity Interests pledged under the Pledge Agreement or the Security Agreement, accompanied by undated stock powers executed in blank, and instruments evidencing the pledged indebtedness indorsed in blank;

(v)                             account control agreements and securities account control agreements, in each case as referred to in the Security Agreement and duly executed by the appropriate parties;

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(vi)                          evidence that all other actions, recordings and filings of or with respect to the Security Agreement and the Pledge Agreement that the Administrative Agent may deem necessary or desirable in order to perfect, on a first priority basis (subject to exceptions as permitted in the Loan Documents), the Liens created thereby has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements, landlords’ and bailees’ waiver and consent agreements, third party consents and intercreditor agreements);

(vii)                       UCC search results showing only acceptable liens (or arrangements satisfactory to the Administrative Agent shall have been made to remove any unacceptable liens promptly after the Amendment No. 1 Effective Date);

(viii)                    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the Omnibus Reaffirmation Agreement;

(ix)                          such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(x)                             a favorable opinion of Kaplan, Strangis & Kaplan, P.A., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent;

(xi)                          a certificate signed by a Responsible Officer of each of the Company and FRI certifying (A) that the conditions specified in this Section 5 have been satisfied, (B) that there has been no event or circumstance since December 31, 2015 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) as to the absence of any action, suit, investigation or proceeding pending, or to the knowledge of the Company or FRI, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

(xii)                       a duly completed Compliance Certificate demonstrating a Consolidated Current Ratio of not less than 1.180 to 1.000 and a Fixed Charge Coverage Ratio of not less than 1.250 to 1.000 as of the month most recently ended prior to the Amendment No. 1 Effective Date for which a Compliance

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Certificate has been provided or is required to be provided under the Existing Credit Agreement;

(xiii)                    a certificate signed by the chief executive officer, president, chief operating officer, chief financial officer, treasurer or chief accounting officer of each Loan Party certifying that each Loan Party is Solvent, after giving effect to this Agreement and the Omnibus Ratification Agreement;

(xiv)                   Evidence of insurance maintained by the Loan Parties and satisfying the requirement of the Credit Agreement, which evidence shall include insurance certificates, evidence that the Administrative Agent (for itself and for the benefit of itself and the Lenders) is named as additional insured, and (in the case of property insurance) a lender’s loss payee rider satisfying the requirements of the Credit Agreement;

(xv)                      results of an audit of Collateral conducted by the Administrative Agent;

(xvi)                   such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request; and

(b)                                  all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

6.                                     Consent of the Guarantors.  Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

7.                                     Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a)                                  The representations and warranties made by each Obligated Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Obligated Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)                                  Since the date of the most recent financial reports of the Company and its Subsidiaries delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with

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one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)                                   The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Effective Date of the Credit Agreement, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(d)                                  This Agreement has been duly authorized, executed and delivered by the Borrowers and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e)                                   No Default or Event of Default has occurred and is continuing.

8.                                     Entire Agreement.  This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

9.                                     Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its terms.  Except as specifically amended, modified or supplemented by this Agreement or by the Omnibus Reaffirmation Agreement, all Loan Documents (other than the Credit Agreement) are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

10.                              Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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11.                              Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 10.14 of the Credit Agreement.

12.                              Enforceability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

13.                              References.  All references in any of the Loan Documents to the “Credit Agreement”, the “Holding Company Guaranty”, the “Subsidiary Guaranty”, the “Security Agreement” or the “Pledge Agreement” shall mean the Credit Agreement, the Holding Company Guaranty, the Subsidiary Guaranty, the Security Agreement and the Pledge Agreement, respectively, as amended hereby and as further amended, supplemented, restated or amended and restated from time to time in accordance with the terms thereof.

14.                              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement, Section 19 of the Holding Company Guaranty, Section 18 of the Subsidiary Guaranty, Section 20 of the Security Agreement or Section 17 of the Pledge Agreement, as applicable.

15.                              Joinder of Wells Fargo Commercial Distribution Finance, LLC and NYCB Specialty Finance Company, LLC, as Lenders. By its execution of this Agreement, each of Wells Fargo Commercial Distribution Finance, LLC and NYCB Specialty Finance Company, LLC hereby becomes a party to the Credit Agreement, and is and shall for all purposes be a “Lender” (as defined in the Credit Agreement) under the Loan Documents and shall have (and hereby unconditionally and absolutely assumes) all rights and obligations of a Lender as if it had manually executed the Credit Agreement, and, as of the First Amendment Effective Date, shall have the respective Commitments and Applicable Percentages set forth opposite its name on “Schedule 1.01-B” of Schedule 1.01 of the Credit Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

FREEDOMROADS, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	Chief Operating and Legal Officer

AMERICAN RV CENTERS, LLC
ARIZONA RV CENTERS, LLC
ATLANTIC RV CENTERS, LLC
AUTOMATCH USA, LLC
BLAINE JENSEN RV CENTERS, LLC
BODILY RV, INC.
BURNSIDE BROKERS, LLC
BURNSIDE FINANCE, LLC
BURNSIDE RV CENTERS, LLC
CAMPING TIME RV CENTERS, LLC
CAMPING WORLD LEASING COMPANY, LLC
CAMPING WORLD RV SALES, LLC
COACHMEN OF CAROLINA, LLC
DUSTY’S CAMPER WORLD, LLC
EMERALD COAST RV CENTER, LLC
FOLEY RV CENTER, LLC
FREEDOMROADS OPERATIONS COMPANY, LLC
FREEDOMROADS RV, INC.
GARY’S RV CENTERS, LLC
HOLIDAY KAMPER COMPANY OF COLUMBIA, LLC
K&C RV CENTERS, LLC
MEYER’S RV CENTERS, LLC
NATIONAL CAR CASH LLC
NORTHWEST RV CENTERS, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	Chief Operating and Legal Officer

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

BORROWERS, continued:

OLINGER RV CENTERS, LLC
SHIPP’S RV CENTERS, LLC
SIRPILLA RV CENTERS, LLC
SOUTHWEST RV CENTERS, LLC
STIER’S RV CENTERS, LLC
STOUT’S RV CENTER, LLC
TOM JOHNSON CAMPING CENTER, INC.
TOM JOHNSON CAMPING CENTER CHARLOTTE, INC.
WHEELER RV LAS VEGAS, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	Chief Operating and Legal Officer

GUARANTORS:

AMERICAN RV CENTERS, LLC
ARIZONA RV CENTERS, LLC
ATLANTIC RV CENTERS, LLC
AUTOMATCH USA, LLC
BLAINE JENSEN RV CENTERS, LLC
BODILY RV II, INC.
BODILY RV, INC.
BURNSIDE BROKERS, LLC
BURNSIDE FINANCE, LLC
BURNSIDE RV CENTERS, LLC
CAMPING TIME RV CENTERS, LLC
CAMPING WORLD LEASING COMPANY, LLC
CAMPING WORLD RV SALES, LLC
COACHMEN OF CAROLINA, LLC
DUSTY’S CAMPER WORLD, LLC
EMERALD COAST RV CENTER, LLC
F2 CREATIVE, LLC
FOLEY RV CENTER, LLC
FREEDOMCARE INSURANCE SERVICES, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	Chief Operating and Legal Officer

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

GUARANTORS, continued:

FREEDOMROADS FINANCE COMPANY, LLC
FREEDOMROADS OPERATIONS COMPANY, LLC
FREEDOMROADS PROPERTY COMPANY, LLC
FREEDOMROADS RV, INC.
FRI, LLC
GARY’S RV CENTERS, LLC
HART CITY RV CENTER, LLC
HOLIDAY KAMPER COMPANY OF COLUMBIA, LLC
K&C RV CENTERS, LLC
MEYER’S RV CENTERS, LLC
NATIONAL CAR CASH LLC
NORTHWEST RV CENTERS, LLC
OLINGER RV CENTERS, LLC
SHIPP’S RV CENTERS, LLC
SIRPILLA RV CENTERS, LLC
SOUTHWEST RV CENTERS, LLC
STIER’S RV CENTERS, LLC
STOUT’S RV CENTER, LLC
TOM JOHNSON CAMPING CENTER, INC.
TOM JOHNSON CAMPING CENTER CHARLOTTE, INC.
VENTURE OUT RV CENTERS, INC.
WHEELER RV LAS VEGAS, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	Chief Operating and Legal Officer

FREEDOMROADS INTERMEDIATE HOLDCO, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	Chief Operating and Legal Officer

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Christine Trotter
Name:	Christine Trotter
Title:	Assistant Vice President

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as
a Lender and L/C Issuer

By:	/s/ Curt McGowan
Name:	Curt McGowan
Title:	Senior Vice President

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Adam Sigman
Name:	Adam Sigman
Title:	Executive Director

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Nathan Frederking
Name:	Nathan Frederking
Title:	Vice President

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

MANUFACTURERS & TRADERS TRUST COMPANY, as a Lender

By:	/s/ Brendan Kelly
Name:	Brendan Kelly
Title:	VP

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

BANK OF THE WEST, A CALIFORNIA BANKING CORPORATION, as a Lender

By:	/s/ Ryan Mauser
Name:	Ryan Mauser
Title:	Vice President

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Brian T. McDevitt
Name:	Brian T. McDevitt
Title:	SVP

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ALLY BANK, as a Lender

By:	/s/ John D. Morton
Name:	John D. Morton
Title:	Asst. Sec.

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

CIT BANK, N.A., as a Lender

By:	/s/ Renee M. Singer
Name:	Renee M. Singer
Title:	Authorized Signatory

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC, as a Lender

By:	/s/ Don Grabowski
Name:	Don Grabowski
Title:	Director

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

NYCB SPECIALTY FINANCE COMPANY, LLC, as a Lender

By:	/s/ Mark C. Mazmanian
Name:	Mark C. Mazmanian
Title:	Senior Vice President

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

Annex A

Consolidated Form Credit Agreement

See attached.

Annex A-1

CONSOLIDATED FORM CREDIT AGREEMENT (Includes Amendment 1)

This CONSOLIDATED FORM CREDIT AGREEMENT includes:

Amendment No. 1 to Sixth Amended and Restated Credit Agreement dates as of June 30, 2016

*This is NOT an official copy of the Credit Agreement and is intended for information purposes only*

Published CUSIP Number (Deal):   35644NAD9

Published CUSIP Number (Floor Plan Facility):   35644NAF4

Published CUSIP Number (Letter of Credit Facility):   35644NAE7

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 12, 2015

among

FREEDOMROADS, LLC,

as the Company and a Borrower

Together with certain Subsidiaries of the Company listed from time to time on Schedule 1.00 attached hereto as Borrowers or that become
Borrowers pursuant to Section 6.15(a) hereof,

BANK OF AMERICA, N.A.,

as Administrative Agent and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

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SCHEDULES:

1.00	Subsidiary Borrowers
1.01	Commitments and Applicable Percentages
1.02-A	Existing Letters of Credit
1.02-B	Manufacturer Categories as of the Effective Date
2.02(a)	Floor Plan Loans Advanced
5.04(a)	Ownership of the Obligated Parties
5.04(b)	Directors and Officers of Each Borrower
5.04(c)	Other Subsidiary Matters
5.08	Litigation
5.10	Locations and Leases
5.13(d)	Pension Plans
5.13(e)	Other Post-Employment Benefit Plans
5.15	Existing Debt and Liens; Existing Investments
5.21	Bank Accounts
5.22	Patents, Trademarks and Copyrights
7.21	Burdensome Agreements
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS:

Form of:
A	Floor Plan Note
B	Compliance Certificate
C	Fourth Amended and Restated Holding Company Guaranty
D	Fourth Amended and Restated Subsidiary Guaranty
E	Fifth Amended and Restated Security Agreement
F	Fourth Amended and Restated Pledge Agreement
G	Assignment of Rights and Proceeds; Notice of Assignment of Claims
H	Collateral Assignment of Leases
I	Subordination Agreement
J	Borrower’s Counsel Opinion
K-1	Assignment and Assumption
K-2	Administrative Questionnaire
L	Credit Agreement Joinder Agreement
M(1-4)	Forms of U.S. Tax Compliance Certificates

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

This SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of August 12, 2015, among FREEDOMROADS, LLC, a Minnesota limited liability company (the “Company”), the Subsidiaries of the Company listed from time to time on Schedule 1.00 attached hereto or that become Borrowers pursuant to Section 6.15(a)(i) (in each case, such Subsidiaries together with the Company, being referred to collectively as the “Borrowers” and each individually as a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent and L/C Issuer.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

RECITALS

A.            The Company, the other Borrowers party thereto, the lenders party thereto and Bank of America, as Administrative Agent thereunder, were parties to that certain Fifth Amended and Restated Credit Agreement dated as of February 10, 2012 (as amended prior to the date hereof, the “Existing Credit Agreement”).

B.            The Company and the other Borrowers party thereto and hereto have requested that the Existing Credit Agreement be amended and restated on the terms and conditions contained in this Agreement (the “Sixth Amendment and Restatement”).

C.            The Company, the other Borrowers, the Lenders, the Administrative Agent and the L/C Issuer have agreed to and desire to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01        Amendment and Restatement; Allocations.  In order to facilitate the Sixth Amendment and Restatement and otherwise to effectuate the desires of the Company, the other Borrowers party hereto, the Administrative Agent and the Lenders:

(a)           Each of the Company, each Borrower and each other Loan Party, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the Obligations, the obligations of the Borrowers and each other Loan Party, the rights and interests of the Administrative Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(b)           Notwithstanding any other provisions of this Sixth Amendment and Restatement, including anything in this Section 1.01, or of any related “Loan Documents” (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Credit Documents”), (i) all of the indebtedness, liabilities and obligations owing by any Person under the Existing Credit Agreement and other Existing Credit Documents shall continue as Obligations hereunder, and (ii) each of this Agreement and the Floor Plan Notes and any other Loan Documents (as defined herein) that is amended and restated in connection with this Agreement is given as a substitution of and modification of, and not as a payment of or novation of, the indebtedness, liabilities and obligations of the Company and the other Borrowers under the Existing Credit Agreement or any Existing Credit Document, and neither the execution and delivery of such documents nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Existing Credit Documents or any obligations thereunder.  Upon the effectiveness of this Agreement:

(i)            all floor plan loans owing by the Company or any other Borrower and outstanding under the Existing Credit Agreement (collectively, the “Existing Floor Plan Loans”) shall continue as Floor Plan Loans hereunder and shall constitute advances hereunder; and

(ii)           all letters of credit outstanding under the Existing Credit Agreement and any of the Existing Credit Documents (collectively, the “Existing Letters of Credit”) shall continue as Letters of Credit hereunder; and

(iii)          all L/C advances outstanding under the Existing Credit Agreement and any of the Existing Credit Documents (collectively, the “Existing L/C Advances”) shall continue as L/C Advances hereunder.

(c)           The parties acknowledge that on the First Amendment Effective Date, immediately prior to the effectiveness of the First Amendment, the Commitments and Applicable Percentages for each of the Lenders were as set forth on Schedule 1.01-A of Schedule 1.01 attached hereto.

(d)           The Lenders agree to change their respective Floor Plan Commitments and Letter of Credit Commitments on the First Amendment Effective Date, so that as of the First Amendment Effective Date (upon the effectiveness of the First Amendment), the Floor Plan Commitment and Letter of Credit Commitment of each Lender shall be as set forth on Schedule 1.01-B of Schedule 1.01 attached hereto.  The portion of the Floor Plan Loans and Letter of Credit Facility Exposure outstanding on the First Amendment Effective Date shall be reallocated in accordance with such Applicable Percentages and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender (including any Lender joining this Agreement pursuant to the First

Amendment), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions.  Notwithstanding anything to the contrary in Section 10.06 of this Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption.  On the First Amendment Effective Date, the Lenders (including any Lender joining this Agreement pursuant to the First Amendment) shall make full cash settlement with each other either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s Applicable Percentage with respect to the Floor Plan Facility and the Letter of Credit Facility shall be as set forth on Schedule 1.01-B of Schedule 1.01.

(e)           On the First Amendment Effective Date, (i) the Released Parties shall automatically cease to be (and are hereby released from their obligations as) Borrowers under this Agreement and shall automatically cease to be (and are hereby released from their obligations as) Subsidiary Guarantors under the Subsidiary Guaranty, (ii) all Liens granted by the Released Parties on any property shall be (and are hereby) released, and (iii) the Released Parties shall automatically cease to be “Loan Parties” for all purposes of the Loan Documents.  The parties hereby authorize the Administrative Agent to prepare, execute, deliver or file such UCC terminations or partial releases, and such other documents, as the Administrative Agent may deem appropriate to evidence such release of the Liens granted by the Released Parties.

1.02        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Bank” means any bank or trust company (i) organized under the laws of the United States of America or any state thereof, (ii) that has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the Equity Interests of such bank or trust company) shall have been given a rating of “A” or better by S&P, and “A2” or better by Moody’s.

“Acceptable Broker-Dealer” means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Securities Exchange Act of 1934, and (ii) whose long-term unsecured debt obligations shall have been given a rating of “A” or better by S&P, and “A2” or better by Moody’s.

“Accounts” means all of each Loan Party’s now owned or hereafter acquired or arising accounts receivable evidencing the right of any Loan Party to payment for Floor Plan Vehicles or Units, or other inventory sold or leased (whether or not evidenced by instruments, notes, drafts, acceptances, documents, or chattel paper), whether or not earned by performance.

“Account Control Documentation” means any agreement in form and substance satisfactory to the Administrative Agent, entered into by the Administrative Agent, any Loan Party and a Third Party Bank with respect to a lockbox, deposit or other account maintained by any Borrower with such Third Party Bank, to give the Administrative Agent “control” (as defined in §9-104 of the UCC) over such account.

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Acquisition” means the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by a Loan Party (including as a result of a merger or consolidation).

“Additional Insureds” has the meaning specified in Section 6.05(a).

“Adjustment Date” has the meaning specified in Section 2.12(a).

“Administrative Agent” means Bank of America in its capacity as Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

“Administrative Agent’s Account” means Bank of America, N.A. Account Number: 3751815004.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit K-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent’s Report” has the meaning specified in Section 2.15.

“Agreement” means this Credit Agreement.

“A.M. Best” has the meaning specified in Section 6.05(a).

“Applicable Curtailment Date” means, with respect to any Floor Plan Vehicle or Unit and a Floor Plan Loan relating to such Floor Plan Vehicle or Unit, the date that a curtailment payment is due based on the following methodology:  The phrase “Applicable Curtailment Date” is typically followed by a numeral, which represents the number of days after the Applicable Starting Date for the Floor Plan Vehicle or Unit.  For example, “Applicable Curtailment Date 365” refers initially to a date (a “Target Date”) that is 365 days after the date of the Applicable Starting Date for the Floor Plan Vehicle or Unit.  However, the Target Date is not necessarily the actual payment date.  The actual curtailment payment date is the 15th day of the month following the calendar month that contains the Target Date.  Again, as an example, if the Applicable

Starting Date for a Floor Plan Vehicle or Unit was January 20, 2015, then “Applicable Curtailment Date 365” for that unit would be February 15, 2016.

“Applicable Percentage” means, the following, subject to adjustment as provided in Section 2.19, (a) in respect of the Letter of Credit Facility (including in respect of any Letters of Credit issued thereunder and each L/C Lender’s obligation to purchase an irrevocable and unconditional participation in each such Letter of Credit), with respect to any L/C Lender at any time, the percentage (carried out to the ninth decimal place) of the Letter of Credit Facility represented by such L/C Lender’s Letter of Credit Commitment at such time, and (b) in respect of the Floor Plan Facility, with respect to any Floor Plan Lender at any time, the percentage (carried out to the ninth decimal place) of the Floor Plan Facility represented by such Floor Plan Lender’s Floor Plan Commitment.  If the obligation of the L/C Issuer to make L/C Credit Extensions or the commitment of each Floor Plan Lender to make Floor Plan Loans have been terminated pursuant to Section 8.02 or if the Floor Plan Commitments have expired, then the Applicable Percentage of each L/C Lender in respect of the Letter of Credit Facility, or each Floor Plan Lender in respect of the Floor Plan Facility, shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time:  (a) with respect to Floor Plan Loans, the Floor Plan Applicable Rate, (b) with respect to L/C Borrowings, 1.50%, and (c) with respect to Letter of Credit Fees, 2.25% per annum.

“Applicable Starting Date” means:

(a) in the case of any Eligible New Floor Plan Unit, Specified New Floor Plan Unit, Eligible Rental Floor Plan Unit or Permitted Company Vehicle, the date of the original invoice for such Floor Plan Vehicle or Unit; and

(b) in the case of any Eligible Used Floor Plan Unit or Eligible Used Vehicle, the date of advance of the applicable Floor Plan Loan with respect to such Floor Plan Vehicle or Unit.

“Appropriate Lender” means, at any time, (a) with respect to the Floor Plan Facility, a Lender that has a Commitment with respect to such Facility or holds a Floor Plan Loan, and (b) with respect to the Letter of Credit Facility, (i) the L/C Issuer and (ii) if any Existing Letters of Credit are outstanding or any Letters of Credit have been issued pursuant to Section 2.01, an L/C Lender.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner.

“Asset Disposition” means any Transfer except a Transfer (so long as such Transfer is permitted under the Collateral Documents) made in the ordinary course of business and involving (i) only property that is inventory held for sale or lease or chattel paper related to the sale or lease of such inventory or (ii) de minimis Transfers of damaged or obsolete property of any of the Loan Parties.

“Assignee Group” means two or more Eligible Assignees that are Affiliates or one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit K-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Availability Period” means:

(a)           in the case of the Letter of Credit Facility, the period from and including the Effective Date to the Maturity Date; and

(b)           in the case of the Floor Plan Facility, the period from and including the Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Floor Plan Commitments pursuant to Section 2.08, and (c) the date of termination of the commitment of each Floor Plan Lender to make Floor Plan Loans pursuant to Section 8.02;

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the

European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Floating LIBOR Rate plus 1.75%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowers’ Liabilities” has the meaning specified in Section 2.17(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, and if such day relates to any Floating LIBOR Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, for any Person for any period of determination thereof, (a) all net expenses incurred during such period by such Person in connection with capital replacements, additions, renewals or improvements to any of the capital assets of such Person which are required to be capitalized on the books and accounts of such Person in accordance with GAAP, and (b) the amount of Capital Lease Obligations paid by such Person during such period; provided, however, Capital Expenditures shall not include (i) expenditures for fixed assets acquired in connection with an Acquisition permitted by Section 7.04(c), or (ii) the acquisition of any Permitted Company Vehicles if such Permitted Company Vehicles are financed with Floor Plan Loans.

“Capital Lease” means, with respect to any Person, any lease by that Person which requires such Person to concurrently recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligations of such Person as the lessee under such Capital Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Cash Collateralize” means to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer and the Lenders, as collateral for L/C Obligations or obligations of the Lenders to make L/C Advances, cash or deposit account balances, or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement, in each case in its capacity as a party to such Cash Management Agreement.

“Change in Control” means an event or series of events by which:

(i)            at any time prior to the creation of a Public Market, the Equity Interests of FRI owned directly or indirectly by Permitted Holders shall (on a fully diluted basis after giving effect to the exercise of any outstanding rights or options to acquire Equity Interests of FRI) cease to constitute, directly or indirectly, either (w) greater than 50% of the aggregate voting Equity Interests of FRI, (x) at least 44% of the aggregate Equity Interests of FRI or (y) at least such percentage of the aggregate Equity Interests of FRI as is sufficient at all times to elect a majority of the Board of Directors of FRI;

(ii)           at any time after the creation of a Public Market:

(A)          the Parent does not own, directly or indirectly, 100% of the Equity Interests of FRI, or

(B)          the Equity Interests of Parent owned, directly or indirectly by the Permitted Holders shall (on a fully diluted basis after giving effect to the exercise of any outstanding rights or options to acquire Equity Interests of Parent) cease to constitute at least 26% of the Voting Equity Interests of the Parent (or if, the Parent is managed by a Controlled Managing Member, at least 26% of the Equity Interests of the Parent);

(iii)          at any time after the creation of a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders, the Controlled Managing Member or Crestview becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Voting Equity Interests of Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); provided that at no time shall Crestview have a larger percentage of the Voting Equity Interests (on a fully-diluted basis, and taking into account all such Equity Interests that Crestview has the right to acquire pursuant to any option right) than the Permitted Holders;

(iv)          during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of FRI  cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(v)           there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or any of its subsidiaries to any Person or group of Persons, together with any Affiliates thereof other than to the Permitted Holders; or

(vi)          FRI fails to own directly 100% of the Equity Interests of the Company; or

(vii)         the direct or indirect holders of Equity Interests of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements (including any supplemental agreements or joinder agreements with respect thereto) delivered to the Administrative Agent pursuant to Section 6.15, and each of the other agreements, instruments or documents that creates, perfects, or purports to create or perfect a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means at any time with respect to any Lender, such Lender’s Letter of Credit Commitment and/or Floor Plan Commitment, as the context may require.  “Commitments” collectively means each Commitment of all the Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Ratio” means, at any time, the ratio of Current Assets to Current Liabilities.

“Consolidated EBITDAR” means for any period of determination, for the Company and its Subsidiaries on a consolidated basis, Net Income for such period, plus, to the extent deducted in the determination of Net Income and without duplication with items included in the adjustments under GAAP to Net Income in the determination of net income, (a) income tax liability for such period (calculated as if the Company were a “C” corporation for income tax purposes), (b) Interest Expense other than Floor Plan Interest Expense, (c) noncash income or charges, including depreciation and amortization expenses, (d) net rents (excluding non-cash capitalized or deferred rents as required under FASB ASC 840-10, 840-20 and 420-10), and (e) noncash charges related to the cooperative resource fee owed by FR Holdings as described in the Audited Financial Statements.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means any account listed on Schedule 5.21 that is maintained with Bank of America or identified by the Administrative Agent as an account that is or shall be subject to Account Control Documentation pursuant to this Agreement or any other Loan Document.

“Controlled Deposit Accounts” has the meaning specified in Section 6.11.

“Controlled Managing Member” means an IPO Entity that satisfies each of the following conditions:  (a) such IPO Entity is the sole managing member or sole manager of Parent, (b) such IPO Entity controls all of the operational affairs and decision-making of Parent and (c) the Permitted Holders and Crestview, collectively, have the right to elect or appoint a majority of the members of the board of directors or equivalent governing body of such IPO Entity.

“Credit Extension” means each of the following:  (a) a Floor Plan Borrowing and (b) an L/C Credit Extension.

“Crestview” means Crestview Partners II, L.P. and its Affiliates.

“Current Assets” means the sum of cash, liquid assets, contracts in transit, accounts receivable (excluding amounts due from officers, equity holders, affiliates and employees) and inventory (including, without limitation, rental units and other Eligible Floor Plan Vehicles or Units) (valued at the lower of cost or market) of the Company and its Subsidiaries plus 100% of the LIFO Reserve, all determined on a consolidated basis in accordance with GAAP.

“Current Liabilities” means, at any time, the consolidated total liabilities of the Company and its Subsidiaries that would be shown as current liabilities on a balance sheet of the Company and its Subsidiaries (including Floor Plan Loans) prepared on a consolidated basis in accordance with GAAP at such time, excluding any current liabilities (i) that constitute L/C Borrowings or (ii) expressly subordinated in right of payment to the Obligations owing to the Secured Parties, plus 40% of the LIFO Reserve.

“Daily Loan Balance” has the meaning specified in Section 2.15(a)(i).

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 30 days);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, provided if such Person shall not have assumed or otherwise become liable for such liability, the amount of such liability shall be the then Fair Market Value of such property;

(f)                                   all Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations of such Person;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)                                 all Guaranties of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the swap termination value thereof as of such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Floor Plan Loans and other Obligations, other than L/C Borrowings and Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Floor Plan Applicable Rate applicable to Base Rate Loans determined based upon Pricing Level IV as set forth in the table in the definition of “Floor Plan Applicable Rate” (including any additional amounts added thereto pursuant to clause (i) of the definition of “Floor Plan Applicable Rate”) plus (iii) 3% per annum; (b) when used with respect to L/C Borrowings, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate plus (iii) 3% per annum; and (c) when used with respect to Letter of Credit Fees, an interest rate equal to (i) the Applicable Rate, plus (ii) 3% per annum.

“Default Rate Notice” has the meaning specified in Section 2.10(c).

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and any Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its obligation to make L/C Advances or otherwise participate in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and any Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and any Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to any Borrower, the L/C Issuer, and each other Lender promptly following such determination.

“Designated Jurisdiction” means any region, country or territory to the extent that such region, country or territory itself is the subject of any Sanction.

“Deposit Account” means an account listed on Schedule 5.21 that is used by a Loan Party as a deposit account in the ordinary course of the business of such Loan Party.

“Disputed Existing Loan” has the meaning specified in Section 4.01(a)(xi).

“Documentation Agent” has the meaning specified in Section 6.03(c).

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of (a) the District of Columbia or (b) any state of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Floor Plan Vehicle or Unit” means any Eligible New Floor Plan Unit, Specified New Floor Plan Unit, Eligible Used Floor Plan Unit, Eligible Rental Floor Plan Unit, Eligible Used Vehicle or Permitted Company Vehicle.

“Eligible Forest River New/Rental Vehicle or Unit” means an Eligible New Floor Plan Unit, Specified New Floor Plan Unit, Eligible Rental Floor Plan Unit or Permitted Company Vehicle that, in each case, is manufactured or supplied by Forest River.

“Eligible New/Rental Floor Plan Loans” has the meaning specified in Section 2.03(a).

“Eligible New Floor Plan Unit” means any Floor Plan Unit of any Borrower that is new and unused, including, without limitation, any Floor Plan Unit purchased by any Borrower from another dealer of Floor Plan Units, provided that any such Floor Plan Unit so purchased shall be subject to an Eligible Repurchase Agreement, and in any case, that the Administrative Agent, in its sole discretion, deems to be an Eligible New Floor Plan Unit; provided that in no event shall any Floor Plan Unit be deemed an Eligible New Floor Plan Unit unless all representations and warranties set forth in the Collateral Documents with respect to such Floor Plan Unit are true and correct and such Floor Plan Unit:

(a)                                 is an asset to which a Borrower has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;

(b)                                 is located at any of the facilities listed on Schedule 5.10 or such other locations as are approved in writing by the Administrative Agent and, in the case of facilities not owned by a Borrower, that are at all times subject to landlord waiver agreements in form and substance satisfactory to the Administrative Agent;

(c)                                  is a Class A, Class B, or Class C recreational vehicle and/or towable as classified by the Recreational Vehicle Industry Association and is of the then current model year or the previous model year;

(d)                                 has not been owned or held by any Borrower or, if applicable, any dealer from whom any Borrower purchased such Floor Plan Unit for a combined period (including the sum of any periods of ownership by any Borrower or any such dealer) of more than 24 months; and

(e)                                  is not obsolete or slow moving, and is of good and merchantable quality and complies in all respects with all governmental standards applicable thereto, free from any defects that might adversely affect the market value thereof.

“Eligible Parts Inventory” means the net book value of all parts and accessories inventory of any of the Loan Parties on which the Administrative Agent holds a perfected, first priority Lien, which inventory meets the eligibility criteria requirements of the Administrative Agent.

“Eligible Rental Floor Plan Unit” means, from the time at which any Borrower designates such Floor Plan Unit as an Eligible Rental Floor Plan Unit, any Floor Plan Unit of any Borrower that is held by any Borrower for short-term rentals to consumers or as a demonstration unit and which the Administrative Agent, in its sole discretion, deems to be an Eligible Rental Floor Plan Unit; provided that in no event shall any Floor Plan Unit be deemed an Eligible Rental Floor Plan Unit unless all representations and warranties set forth in the Collateral Documents with respect to such Floor Plan Unit are true and correct and such Floor Plan Unit:

(a)                                 is an asset to which a Borrower has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;

(b)                                 is located at any of the facilities listed on Schedule 5.10, or such other locations as are approved in writing by the Administrative Agent and, in the case of facilities not owned by a Borrower, that are at all times subject to landlord waiver agreements in form and substance satisfactory to the Administrative Agent;

(c)                                  is a Class A, Class B, or Class C recreational vehicle and/or towable as classified by the Recreational Vehicle Industry Association and is of the then current model year or the previous seven model years;

(d)                                 has not been owned or held by any Borrowers for more than 36 months;

(e)                                  has an odometer reading of no greater than 65,000 miles; and

(f)                                   is not obsolete or slow moving, and is of good and merchantable quality and complies in all respects with all governmental standards applicable thereto, free from any defects that might adversely affect the market value thereof.

“Eligible Repurchase Agreement” means an agreement between the Administrative Agent and a manufacturer or supplier of Floor Plan Units to any Borrower (or a manufacturer or supplier of Floor Plan Units to another dealer that subsequently sold such Floor Plan Units to any Borrower) providing for such manufacturer’s or supplier’s agreement to repurchase from such Borrower the Floor Plan Units sold to such Borrower by such manufacturer, supplier or other dealer (whether such Floor Plan Units are held for sale by such Borrower or held by such Borrower as rental units) on such terms and conditions as are acceptable to the Administrative Agent in its sole discretion.

“Eligible Used Floor Plan Loan” is defined in Section 2.03(b).

“Eligible Used Floor Plan Unit” means any Floor Plan Unit of any Borrower that is used (i.e., a Floor Plan Unit that has been previously sold at retail, has been registered, documented or titled in any state or jurisdiction, or has been purchased or acquired by such Borrower from a source other than the manufacturer, including trade-in inventory), or any Floor Plan Unit that is new and unused but otherwise does not meet the conditions for being an Eligible New Floor Plan Unit, and, in any case, that the Administrative Agent, in its sole discretion, deems to be an Eligible Used Floor Plan Unit; provided that in no event shall any Floor Plan Unit be deemed an Eligible Used Floor Plan Unit unless all representations and warranties set forth in the Collateral Documents with respect to such Floor Plan Unit are true and correct and such Floor Plan Unit:

(a)                                 is an asset to which a Borrower has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;

(b)                                 is located at any of the facilities listed on Schedule 5.10, or such other locations as are approved in writing by the Administrative Agent and, in the case of facilities not owned by a Borrower, that are at all times subject to landlord waiver agreements in form and substance satisfactory to the Administrative Agent;

(c)                                  is a Class A, Class B, or Class C recreational vehicle and/or towable as classified by the Recreational Vehicle Industry Association and is (at the time of any Floor Plan Loan with respect thereto) of the then current model year or the previous twelve model years; and

(d)                                 is not obsolete or slow moving, and is of good and merchantable quality and complies in all respects with all governmental standards applicable thereto, free from any defects that might adversely affect the market value thereof.

“Eligible Used Vehicle” means any Floor Plan Used Vehicle of any Borrower that is held for sale in the ordinary course of such Borrower’s business; provided that in no event shall any Floor Plan Used Vehicle be deemed an Eligible Used Vehicle unless all representations and warranties set forth in the Collateral Documents with respect to such Floor Plan Used Vehicle are true and correct and such Floor Plan Used Vehicle:

(a)                                 is an asset to which a Borrower has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;

(b)                                 is properly titled in such Borrower’s name or the certificate of title for such Used Vehicle is endorsed in blank by the prior owners and such Borrower holds such certificate of title (or such Borrower has, in accordance with its standard policies and procedures, initiated the process by which the requirements of this clause (b) will be satisfied);

(c)                                  is located at any of the facilities listed on Schedule 5.10, or such other locations as are approved in writing by the Administrative Agent and, in the case of facilities not owned by a Borrower, that are at all times subject to landlord waiver agreements in form and substance satisfactory to the Administrative Agent;

(d)                                 is of the then current model year or the previous five model years;

(e)                                  has an odometer reading of less than 75,000 miles; and

(f)                                   is not obsolete or slow moving, and is of good and merchantable quality and complies in all respects with all governmental standards applicable thereto, free from any defects that might adversely affect the market value thereof.

“Eligible Warranty Claim Receivables” means the book value of claims arising from warranty service work to the extent such claims have been outstanding for 120 days or less.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Holder” has the meaning specified in the definition of Permitted Tax Distribution.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Obligated Party nor any ERISA Affiliate from a Pension Plan subject to Section 4063 during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Reserve Percentage” means the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Floating LIBOR Rate for each outstanding Floating LIBOR Rate Loan, as applicable, shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, the joint and several liability of such Loan Party for, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof or joint and several liability therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.21 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, the joint and several liability of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty, liability or security interest is or becomes excluded in accordance with the first sentence of this definition.  The parties hereto agree that if any Loan Party has granted a Lien on any Collateral of such Loan Party pursuant to any Collateral Document, the obligations secured by such Lien shall exclude any Excluded Swap Obligation with respect to such Loan Party, and such Collateral Document is hereby amended to effect such exclusion.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Account Control Agreement” means Account Control Documentation entered into by and among a Lender (or an affiliate of a Lender) as securities intermediary and/or depository bank, a Loan Party and the Administrative Agent (as “Collateral Agent” and “Secured Party” thereunder) in connection with the documentation for the Existing Credit Agreement (or any predecessor credit agreement or amendment thereto) with respect to the deposit accounts of such Loan Party described therein.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Credit Documents” has the meaning specified in Section 1.01(b).

“Existing Floor Plan Loans” has the meaning specified in Section 1.01(b)(i).

“Existing L/C Advances” has the meaning specified in Section 1.01(b)(iii).

“Existing Letters of Credit” has the meaning specified in Section 1.01(b)(ii).  Each of the Existing Letters of Credit is referenced on Schedule 1.02-A attached hereto, provided that the failure to list any Existing Letter of Credit on Schedule 1.02-A shall not prevent such letter of credit from being an Existing Letter of Credit hereunder.

“Facility” means the Letter of Credit Facility or the Floor Plan Facility, as the context may require.

“Facility Subordination Agreement” means any written agreement between the Administrative Agent, on behalf of the Secured Parties, and any third party creditor (an “Other Creditor”) of any Obligated Party, subordinating (a) the Liens on all or substantially all of the Collateral granted to the Administrative Agent by the Collateral Documents to Liens on such Collateral held by such Other Creditor or (b) all or substantially all of the Obligations owed to Secured Parties under the Loan Documents to the indebtedness owed to such Other Creditor by the Obligated Parties.  For the avoidance of doubt, the consent by the Required Lenders to Liens on any Collateral shall not, without more, constitute a Facility Subordination Agreement, even if such Liens have priority over any Lien of the Administrative Agent under applicable Law.

“Fair Market Value” means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement dated June 26, 2015 between the Company and the Administrative Agent.

“FEMA” means the United States Federal Emergency Management Agency and any successor agency.

“First Amendment” means that certain Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of June 30, 2016 among the Company, the other Borrowers parties thereto, FRI, the Subsidiary Guarantors parties thereto, the Administrative Agent and the Lenders parties thereto.

“First Amendment Effective Date” means the first date that all conditions to the effectiveness of the First Amendment have been satisfied in accordance with the terms thereof.

“Fixed Charge Coverage Ratio” means the ratio of (a) Consolidated EBITDAR less non-financed Capital Expenditures to (b) Fixed Charges, calculated as of the end of each month based upon the twelve consecutive months ended on such date of determination.

“Fixed Charges” means, for any period of determination, for the Company and its Subsidiaries on a consolidated basis, without duplication, the sum of (i) cash Interest Expense (other than cash interest paid on Floor Plan Debt), (ii) net rents (excluding non-cash capitalized or deferred rents as required under FASB ASC 840-10, 840-20 and 420-10), (iii) income tax liability for such period (calculated as if the Company were a “C” corporation for income tax purposes), and (iv) scheduled principal payments of Debt (excluding scheduled principal payments of Subordinated Debt not paid in cash).

“FLAIR Account” has the meaning specified in Section 2.04(a).

“FLAIR Reduction” has the meaning specified in Section 2.04(c).

“Floating LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Floating LIBOR Rate	=	Floating LIBOR Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Floating LIBOR Base Rate” means the fluctuating rate of interest (expressed as a decimal, carried out to five decimal places) equal to the greater of (a) 0% and (b) the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as determined for each Adjustment Date at approximately 11:00 a.m., London time, two Business Days prior to the Adjustment Date, for Dollar deposits (for delivery on such Adjustment Date) with a term equivalent to one month, as adjusted from time to time in the Administrative Agent’s sole discretion for deposit insurance assessment rates and other regulatory costs;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Floating LIBOR Rate Loan” means a Loan bearing interest at the Floating LIBOR Rate.

“Floor Plan Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Current Ratio as set forth below:

(a)     At any time on or after July 1, 2016:

Floor Plan Applicable Rate

Pricing Level	Consolidated Current Ratio	Floating LIBOR Rate Loans	Base Rate Loans
I	Greater than 1.250 to 1.000	2.05%	0.55%
II	Greater than 1.220 to 1.000 but less than or equal to 1.250 to 1.000	2.15%	0.65%
III	Greater than 1.200 to 1.000 but less than or equal to 1.220 to 1.000	2.35%	0.85%
IV	Less than or equal to 1.200 to 1.000	2.50%	1.00%

(b)     During the month of June, 2016:

Floor Plan Applicable Rate

Pricing Level	Consolidated Current Ratio	Floating LIBOR Rate Loans	Base Rate Loans
I	Greater than 1.250 to 1.000	2.05%	0.55%
II	Greater than 1.220 to 1.000 but less than or equal to 1.250 to 1.000	2.20%	0.70%
III	Greater than 1.200 to 1.000 but less than or equal to 1.220 to 1.000	2.40%	0.90%
IV	Less than or equal to 1.200 to 1.000	2.60%	1.10%

provided that (i) commencing on the Effective Date, the Applicable Rate for Floor Plan Loans will be 2.10% in the case of Floor Plan Loans that are Floating LIBOR Rate Loans, and 0.60% in the case of Floor Plan Loans that are Base Rate Loans and (ii) commencing in September 2015, the Applicable Rate for any month shall be determined by reference to the above grid and the Consolidated Current Ratio as set forth in the most recent monthly Compliance Certificate (each, a “Monthly Compliance Certificate”) received by the Administrative Agent pursuant to Section 6.02 delivered with the financial statements delivered pursuant to Section 6.01(a) for the monthly period then ended.  Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Current Ratio shall become effective as of the first day of the calendar month immediately following the date a Monthly Compliance Certificate is delivered pursuant to Section 6.02; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall apply as of the first day of the calendar month after the date on which such Compliance Certificate was required to have been delivered until the first day of the calendar month after the date a Compliance Certificate is timely delivered (but nothing contained in this definition shall be deemed to waive any Default arising from the failure to deliver any Compliance Certificate when due).  Notwithstanding anything to the contrary contained in this definition, the determination of the Floor Plan Applicable Rate for any period shall be subject to the provisions of Section 2.12(b).

“Floor Plan Borrowing” means a borrowing of Floor Plan Loans pursuant to Section 2.02.

“Floor Plan Borrowing Notice” has the meaning specified in Section 2.03(b).

“Floor Plan Commitment” means for each Floor Plan Lender, (i) its obligation to make Floor Plan Loans to the Borrowers up to the amount set forth opposite such Lender’s name on Schedule 1.01, under the caption “Floor Plan Commitment”, or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and (ii) its obligation to purchase and fund participations in Floor Plan Loans pursuant to Section 2.15.

“Floor Plan Debt” means all secured Debt of the Company and its Subsidiaries incurred to finance Eligible Floor Plan Vehicles or Units under this Agreement.

“Floor Plan Facility” means, at any time, the aggregate amount of the Floor Plan Commitments of the Floor Plan Lenders at such time.

“Floor Plan Facility Exposure” means, as to any Floor Plan Lender at any time, the aggregate principal amount at such time of its outstanding Floor Plan Loans at such time

“Floor Plan Interest Expense” means that component of the Company’s aggregate Interest Expense, determined on a consolidated basis, attributable to Floor Plan Debt.

“Floor Plan Lender” means at any time, any Lender having a Floor Plan Commitment.

“Floor Plan Loan” has the meaning specified in Section 2.02(a).

“Floor Plan Note” means a promissory note made by each Borrower in favor of a Floor Plan Lender evidencing Floor Plan Loans made by such Floor Plan Lender, substantially in the form of Exhibit A.

“Floor Plan Outstandings” has the meaning specified in Section 2.04(c).

“Floor Plan Units” means inventory of the Borrowers consisting of recreational vehicles and/or towables sold or leased by the Borrowers in the ordinary course of their businesses.  Floor Plan Units do not include supplies or spare parts inventory.

“Floor Plan Vehicle or Unit” means any Floor Plan Unit, Floor Plan Used Vehicle or Permitted Company Vehicle.

“Floor Plan Used Vehicle” means inventory of the Borrowers consisting of Used Vehicles sold by the Borrowers in the ordinary course of their businesses.  Floor Plan Used Vehicles do not include supplies or spare parts inventory.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Forest River” means Forest River, Inc. or any of its Subsidiaries.

“FR Holdings” means FreedomRoads Holding Company, LLC, a Minnesota limited liability company.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FRI” means FreedomRoads Intermediate Holdco, LLC, a Minnesota limited liability company.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Goodwill Amount” has the meaning specified in Section 7.04(c)(i).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) the Holding Company Guarantors, (b) the Subsidiary Guarantors, and (c) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party under any Hedge Agreement or any Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guarantee with respect to all Swap Obligations, each Borrower.

“Guaranty” means, collectively, the Holding Company Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, (a) at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract required or permitted under Article VI or VII, in each case in its capacity as a party to such Secured Hedge Agreement.

“Holding Company Guaranty” means that certain Fourth Amended and Restated Guaranty dated as of the date hereof made by FRI in favor of the Secured Parties, substantially in the form of Exhibit C, together with each Holding Company Guaranty Joinder Agreement (as defined in the Holding Company Guaranty) pursuant to Section 6.15.

“Holding Company Guarantor” means, collectively, FRI and each other Intermediate Holding Company existing on the Effective Date and each future direct and indirect Intermediate Holding Company that shall be required to execute and deliver a Holding Company Guaranty Joinder Agreement (as defined in the Holding Company Guaranty) pursuant to Section 6.15.

“Hurricane Program” means the sales and leasing program whereby Floor Plan Units will be (i) sold by the Company to FEMA, or (ii) leased by the Borrowers to non-governmental entities as temporary housing for persons affected by hurricanes in the United States from time to time, in each case in accordance with Sections 6.18 and 6.19 hereof and the other terms of this Agreement relating to such sales or leases.

“Hurricane Program Lessees” means the entities to which the Borrowers lease Floor Plan Units under the Hurricane Program in accordance with Section 6.19 and the other terms of this Agreement relating to the Hurricane Program for use of those units as temporary housing for persons affected by hurricanes in the United States from time to time.

“Impacted Loans” has the meaning specified in Section 3.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Expense” means, for any Person, determined on a consolidated basis, the sum of all interest on Debt paid or payable (including the portion of rents payable under Capital Leases allocable to interest, but excluding interest allowances from manufacturers/vendors) plus all original issue discount and other interest expense associated with Debt amortized or required to be amortized in accordance with GAAP.

“Interest Payment Date” means the fifteenth (15th) day of each month, or if such day falls on a day other than a Business Day, the next Business Day thereafter, and the Termination Date.

“Intermediate Holding Company” means each direct and indirect Subsidiary of FRI that is not a Subsidiary of the Company.

“Investment” means (a) any investment, made in cash or by delivery of property, by any Loan Party (i) in any Person, whether by acquisition of Equity Interests, Debt or other obligation or Security, or by loan, Guarantee, advance, capital contribution or otherwise (including pursuant to a merger with any Person that was not a Borrower prior to such merger), or (ii) in any Property, or (b) any Acquisition.

“IPO” means the initial underwritten public offering (by an effective registration statement under the Securities Act of 1933) of Equity Interests of an IPO Entity.

“IPO Entity” means, at any time after any IPO, a direct or indirect parent entity of FRI, the Equity Interests of which were issued or otherwise sold pursuant to the IPO.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each L/C Lender, such Lender’s funding of its participation in any (a) Unreimbursed Amount or (b) L/C Borrowing in accordance with its Applicable Percentage, including any Existing L/C Advance.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrowers.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder (including the Existing Letters of Credit), or any successor issuer of Letters of Credit hereunder.

“L/C Lender” means, at any time, any Lender that has a Letter of Credit Commitment at such time.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all L/C Advances and Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and shall include the L/C Lenders and the Floor Plan Lenders, as the context requires.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Commitment” means, as to each L/C Lender, its obligation to purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01, under the caption “Letter of Credit Commitment”, or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Letter of Credit Expiration Date” means the day that is five (5) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Facility” means, at any time, the aggregate amount of the L/C Lenders’ Letter of Credit Commitments at such time, which shall not exceed $15,000,000 at any time.

“Letter of Credit Facility Exposure” means, as to any L/C Lender at any time, the aggregate principal amount at such time of its outstanding L/C Advances and such L/C Lender’s obligation to participate in any L/C Borrowing at such time.

“Letter of Credit Fee” has the meaning specified in Section 2.01(h).

“LIBOR” has the meaning specified in the definition of Floating LIBOR Rate.

“LIFO Reserve” means, as of any date of determination, the amount by which the book value of the inventory of the Company and its Subsidiaries, as reported on the consolidated and consolidating financial statements of the Company and its Subsidiaries as of such date, would be lower if the Company applied the first-in, first-out method, calculated in accordance with GAAP, to value such inventory as of such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Floor Plan Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Floor Plan Notes, (c) each Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document and (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.18 of this Agreement.

“Loan Parties” means, collectively, the Borrowers and each Subsidiary Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Manufacturer Category” means, as of any date of determination, the status of a manufacturer or supplier of Floor Plan Units as a Tier One Manufacturer or a Tier Two Manufacturer.

“Material” means, unless otherwise specifically stated, material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of any Loan Party.

“Material Adverse Effect” means, (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of (1) the Company and its Subsidiaries taken as a whole or (2) FRI and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Secured Party under the Loan Documents, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligated Party or other Guarantor (or any party to any intercreditor or subordination undertaking) of any Loan Document, or of any intercreditor or subordination undertaking relating to the Facilities to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $1,000,000 or more or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Maturity Date” means June 30, 2019; provided, however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed twelve month period of the Company.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.18(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Obligated Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Income” means for any Person for any period for which the amount thereof is to be determined, the net income (or net losses) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP after deducting, to the extent included in computing said net income and without duplication, (i) the income (or deficit) of any Person (other than a Subsidiary of such Person), in which such Person or any of its Subsidiaries has any ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of cash dividends or similar cash distribution, (ii) any income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or merges into or consolidates with such entity, (iii) the gain or loss (net of any tax effect) resulting from the sale of any capital assets, (iv) any gains or losses or other income which are non-recurring, extraordinary or attributable to discontinued operations, (v) gains or losses resulting from the write-up or write-down of any assets, and (vi) any portion of the net income of any Subsidiaries which is not available for distribution to the Company.

“Net Proceeds Amount” means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“New Unit Invoiced Amount” means, with respect to any Eligible New Floor Plan Unit, any Specified New Floor Plan Unit, any Eligible Rental Floor Plan Unit or any Permitted Company Vehicle, the amount of the manufacturer or vendor invoice (including freight charges) as specified to the Administrative Agent from time to time by the applicable manufacturer or vendor of such Eligible New Floor Plan Unit, Specified New Floor Plan Unit, Eligible Rental Floor Plan Unit or Permitted Company Vehicle.

“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and has never been registered.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Obligated Party” means each Loan Party and each Holding Company Guarantor.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligated Party or Guarantor arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligated Party or Guarantor (or any of their respective Affiliates) thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, provided that the Obligations of any Obligated Party or Guarantor shall exclude any Excluded Swap Obligations with respect to such Obligated Party or Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).

“Outstanding Amount” means (a) with respect to Floor Plan Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Floor Plan Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Parent” means a corporation, limited liability company, partnership or other entity that owns, directly or indirectly, 100% of the Equity Interests of FRI.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patriot Act” has the meaning specified in Section 10.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431 and 432 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means at any time any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and is maintained or is contributed to by any Obligated Party and any ERISA Affiliate.

“Permitted Company Vehicles” means vehicles purchased by a Borrower for use in its business in the ordinary course (including use by officers and employees), which vehicles are of the then current model year or the previous model year when so purchased, and in any case, that the Administrative Agent, in its sole discretion, deems to be a Permitted Company Vehicle; provided that in no event shall any such vehicle be deemed a Permitted Company Vehicle unless all representations and warranties set forth in the Collateral Documents with respect to such vehicle are true and correct and such vehicle:

(a)           is an asset to which a Borrower has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;

(b)           is located at any of the facilities listed on Schedule 5.10 or such other locations as are approved in writing by the Administrative Agent and, in the case of facilities not owned by a Borrower, that are at all times subject to landlord waiver agreements in form and substance satisfactory to the Administrative Agent;

(c)           has not been owned or held by any Borrowers for more than 23 months;

(d)           has an odometer reading of no greater than 45,000 miles; and

(e)           is not obsolete or slow moving, and is of good and merchantable quality and complies in all respects with all governmental standards applicable thereto, free from any defects that might adversely affect the market value thereof.

“Permitted Equity Interest Disposition” means the distribution by the Company of Equity Interests in the Released Parties.

“Permitted Holders” means, with respect to any Equity Interests of any Person (the “Designated Equity Interests”): (a) Stephen Adams, (b) the wife, children and grandchildren of Stephen Adams, (c) trusts of which Stephen Adams, his wife, his children or his grandchildren are the sole beneficiaries and for which one or more of such individuals are the trustee(s) and (d) any other entity provided (in the case of this clause (d)) that Stephen Adams has the power to exercise all voting rights with respect to any Designated Equity Interests held by such entity.

“Permitted Investments” means, collectively, all of the following:

(a)           acquisitions of inventory to be sold or leased in the ordinary course of business of any Loan Party;

(b)           Investments in current assets arising from the sale or lease of goods and services in the ordinary course of business of the Company and its Subsidiaries;

(c)           Investments existing on the Effective Date and disclosed in Schedule 5.15;

(d)           Investments in U.S. governmental securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

(e)           Investments in certificates of deposit or banker’s acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

(f)            Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

(g)           Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated “AA” or better by S&P and “Aa2” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

(i)            loans to officers and employees of any Loan Party made in the ordinary course of business, so long as the aggregate outstanding amount of all such loans shall not at any time exceed $1,000,000; and

(j)            acquisitions of equipment to be used in the ordinary course of business.

“Permitted Lien” means Liens expressly permitted by Section 7.02.

“Permitted Tax Distribution” means, for so long as any Loan Party is an “S corporation” or a substantially similar pass-through entity for federal income tax purposes, for any period, any Restricted Payment by the Company directly or indirectly, to FR Holdings for distribution to the

Persons who are ultimately responsible to pay federal income taxes with respect to the Company’s consolidated net income (collectively, the “Equity Holders”, and each an “Equity Holder”) in such amounts, with respect to any taxable year, as are reasonably estimated by the Company’s chief financial officer or chief accounting officer to be equal to the aggregate federal, state and local income taxes (including estimated taxes) payable by the Equity Holders for such taxable year, calculated by (a) applying the highest marginal individual income tax rates then in effect under the Code and under the laws of any state in which any Equity Holder is required to pay income taxes with respect to the Company’s consolidated net income, and (b) taking into account only the Equity Holders’ flow-thru items from the Company for such year, such flow-thru items to be reduced (without duplication) by the amount of any losses allocated to the Equity Holders for prior taxable years, whether or not used by any Equity Holder, and the deductibility or creditability of the resulting taxes against each other for differences in taxable years between an Equity Holder and the Company.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Obligated Party or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in the last paragraph of Section 6.01.

“Pledge Agreement” means that certain Fourth Amended and Restated Securities Pledge Agreement dated as of the date hereof, made by FRI, the Company and certain Loan Parties party thereto in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F attached hereto, as supplemented from time to time by the execution and delivery of a Pledge Joinder Agreement or Pledge Agreement Supplement (each as defined in the Pledge Agreement) and as otherwise supplemented, amended, restated or modified from time to time.

“Prohibited Transaction” means a transaction with respect to an Employee Benefit Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

“Property” and “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Public Lender” has the meaning specified in the last paragraph of Section 6.01.

“Public Market” shall exist if any Equity Interests of an IPO Entity have been distributed by means of an IPO.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Support Documents” means such third party consents, landlord and mortgagee agreements, mortgagee title insurance policies (in amounts and with endorsements acceptable to the Administrative Agent), surveys, appraisals, environmental reports, flood hazard certifications, evidence of flood insurance (if required), other mortgage-related documents, and subordination and nondisturbance agreements, in each case as the Administrative Agent may request.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reflooring Loan” is defined in Section 2.02(c).

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Released Parties” means Automatch USA, LLC and National Car Cash LLC.

“Removal Effect Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reported Discrepancies” has the meaning specified in Section 6.03(d).

“Request for Credit Extension” means (a) with respect to an L/C Credit Extension, a Letter of Credit Application, and (b) with respect to a Floor Plan Loan, a Floor Plan Borrowing Notice.

“Required Floor Plan Lenders” means, at any time, Floor Plan Lenders having Total Floor Plan Facility Exposure representing at least 60% of the Total Floor Plan Facility Exposure of all Floor Plan Lenders.  The Floor Plan Facility Exposure of any Defaulting Lender shall be disregarded in determining Required Floor Plan Lenders at any time.

“Required Lenders” means, at any time, Lenders having Total Credit Exposure representing at least 60% of the Total Credit Exposure of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any L/C Borrowing that such Defaulting Lender has failed to fund that has not been reallocated to and funded by another L/C Lender shall be deemed to be held by the Lender that is the L/C Issuer in making such determination.

“Required L/C Lenders” means, at any time, L/C Lenders having Total Letter of Credit Facility Exposure representing at least 60% of the Total Letter of Credit Facility Exposure of all L/C Lenders.  The Total Letter of Credit Facility Exposure of any Defaulting Lender shall be disregarded in determining Required L/C Lenders at any time; provided that, the amount of any

L/C Borrowing that such Defaulting Lender has failed to fund that has not been reallocated to and funded by another L/C Lender shall be deemed to be held by the Lender that is the L/C Issuer in making such determination.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief administrative officer, chief operating officer, treasurer, assistant treasurer or controller of a Loan Party and any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution or any payment (whether in cash, securities or other property) with respect to:

(a)           any capital stock or other Equity Interest of any Loan Party;

(b)           any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Loan Party’s stockholders, partners, members or the equivalent Persons thereof; and

(c)           any Subordinated Debt of any Loan Party (including, without limitation, any payment of principal, interest, any fee or other obligation thereunder).

“Sale-and-Leaseback Transaction” means a transaction or series of transactions pursuant to which any Loan Party shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, any Loan Party shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property for a period of six months or longer; provided that any transaction involving recorded capital leases or right to use assets, whereby a Loan Party does not have or acquire legal title to the property but, in accordance with GAAP, such Loan Party is considered an owner of the property for some period of time, shall not be deemed to be a Sale-and-Leaseback Transaction.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted by this Agreement that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security” has the meaning set forth in section 2(a)(1) of the Securities Act of 1933.

“Security Agreement” means that certain Fifth Amended and Restated Security Agreement dated as of the date hereof, made by FRI, the Company and the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit  E attached hereto, as supplemented from time to time by the execution and delivery of a Security Joinder Agreement (as defined in the Security Agreement) and as otherwise supplemented, amended, restated or modified from time to time.

“Settlement” means as of any time, the making of, or the receiving of payments, in immediately available funds, by the Floor Plan Lenders, to the extent necessary to cause each Floor Plan Lender’s actual funded share of the outstanding amount of Floor Plan Loans (after giving effect to any Loan to be made on such day) to be equal to such Floor Plan Lender’s Applicable Percentage under the Floor Plan Facility (after giving effect to any Floor Plan Loan to be made on such day), in any case where, prior to such event or action, such Floor Plan Lender’s actual funded share of the Floor Plan Loans is not so equal.

“Settlement Amount” has the meaning specified in Section 2.15(a).

“Settlement Date” has the meaning specified in Section 2.15(a).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.21).

“Specified New Floor Plan Loan” is defined in Section 2.03(b)

“Specified New Floor Plan Unit” means any Floor Plan Unit of any Borrower that satisfies the conditions to be an Eligible New Floor Plan Unit except that such unit is not subject to an Eligible Repurchase Agreement.

“Subordinated Debt” means, collectively, the Debt evidenced by each of the Subordinated Notes and any other Debt of any Loan Party subject to a valid and enforceable Subordination Agreement.

“Subordinated Guaranty” means any Guarantee of a Subordinated Note issued by a Borrower that is subject to a valid and enforceable Subordination Agreement.

“Subordinated Note” means any subordinated note made by any Borrower (i) existing as of the Effective Date and listed as such on Schedule 5.15 or (ii) issued after the Effective Date to a seller of assets to such Borrower in connection with an Acquisition permitted hereunder and substantially similar in form and substance (except as to payment dates and maturity date) to the Subordinated Notes issued prior to the Effective Date, in each case, subject to a valid and enforceable Subordination Agreement.

“Subordination Agreement” means, collectively, each of the Subordination Agreements between any Borrower and one or more holders of Debt of such Borrower, subordinated to the Obligations pursuant thereto, substantially in the form attached hereto as Exhibit I.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantors” means each direct and indirect Subsidiary of the Company existing on the Effective Date and each future direct and indirect Subsidiary of Company that shall be required to execute and deliver a Subsidiary Guaranty Joinder Agreement (as defined in the Subsidiary Guaranty) pursuant to Section 6.15.

“Subsidiary Guaranty” means that certain Fourth Amended and Restated Subsidiary Guaranty Agreement dated as of the date hereof, made by the Subsidiary Guarantors in favor of the Secured Parties, substantially in the form of Exhibit D, together with each Subsidiary

Guaranty Joinder Agreement (as defined in the Subsidiary Guaranty) delivered pursuant to Section 6.15.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier to occur of (i) the Maturity Date or (ii) the date on which the applicable Commitment is terminated in whole pursuant to Section 2.08 or Section 8.02.

“Third Party Bank” means any bank or other financial institution identified on Schedule 5.21, excluding the Administrative Agent.

“Tier One Manufacturer” means each manufacturer or supplier of Floor Plan Units identified as a “Tier One Manufacturer” from time to time on Schedule 1.02-B attached hereto.  Each of the manufacturers or suppliers listed as a Tier One Manufacturer on Schedule 1.02-B on the Effective Date shall be deemed to be a Tier One Manufacturer as of the Effective Date, subject, however, to the right of the Administrative Agent to change the Manufacturer Category of any manufacturer or supplier of Floor Plan Units (or to add a manufacturer or supplier to a

Manufacturer Category) from time to time after the Effective Date in accordance with Section 2.02(f) or Section 2.07(k).

“Tier Two Manufacturer” means each manufacturer or supplier of Floor Plan Units identified as a “Tier Two Manufacturer” from time to time on Schedule 1.02-B attached hereto.  Each of the manufacturers or suppliers listed as a Tier Two Manufacturer on Schedule 1.02-B shall be deemed to be a Tier Two Manufacturer as of the Effective Date, subject, however, to the right of the Administrative Agent to change the Manufacturer Category of any manufacturer or supplier of Floor Plan Units (or to add a manufacturer or supplier to a Manufacturer Category) from time to time after the Effective Date in accordance with Section 2.02(f) or Section 2.07(k).

“Total Commitment” means the sum of aggregate Commitments of all the Lenders under the Letter of Credit Facility and the Floor Plan Facility.

“Total Credit Exposure” means, as to any Lender at any time, the sum of (i) the Total Letter of Credit Facility Exposure of such Lender, and (ii) the Total Floor Plan Facility Exposure of such Lender.

“Total Floor Plan Facility Exposure” means, as to any Floor Plan Lender at any time, the sum of (i) the unused Floor Plan Commitment of such Lender and (ii) the Floor Plan Facility Exposure of such Lender at such time.

“Total Letter of Credit Facility Exposure” means, as to any L/C Lender at any time, the sum of (i) the unused Letter of Credit Facility Commitment of such Lender and (ii) the Letter of Credit Facility Exposure of such Lender at such time.

“Total Outstandings” means aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transfer” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Floating LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of Illinois; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.01(c)(i).

“Used Unit Book Value” means, with respect to any Eligible Used Floor Plan Unit, the low wholesale value of such Eligible Used Floor Plan Unit, as determined by reference to the most recently published National Automobile Dealers Association RV Industry Appraisal Guide or such comparable report or source of information reasonably designated by the Administrative Agent.

“Used Vehicle” means any Vehicle other than a New Vehicle.

“Used Vehicle Book Value” means, with respect to any Eligible Used Vehicle, the “Average Trade In Value with no Adds” for such Eligible Used Vehicle, as determined by reference to the most recently published National Automobile Dealers Association Used Car Guide or such comparable report or source of information reasonably designated by the Administrative Agent.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Vehicle” means any automobile or truck (other than a recreational vehicle or towable) approved for highway use by any state of the United States.

“Voting Equity Interests” of any Person means the Equity Interests of such Person that are entitled to vote for members of the board of directors or other equivalent governing body of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.03        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words

“hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, preliminary statements or recitals, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and preliminary statements or recitals, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.04        Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements (provided that, for the purpose of calculating covenant compliance under Article VII, the effect to SFAS No. 133 shall not be applied), except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)           Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for purposes of determining the Consolidated Current Ratio and the Fixed Charge

Coverage Ratio (including for purposes of Sections 7.22 and 7.23), notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)           Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d)           Pro Forma Effect.  With respect to the calculation of any financial ratio or compliance with any financial covenant, including without limitation the financial covenants set forth in Sections 7.22 and 7.23, for each Measurement Period that includes the date in which any Person consolidates or merges with the Company or any of its Subsidiaries, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries acquires equity interests in another Person that as a result becomes a Subsidiary of the Company, in each case as permitted hereunder, then, to the extent GAAP, applied on a consistent basis, does not so provide, Consolidated EBITDAR, Fixed Charges or any other similar financial term defined and used in this Agreement (and each of the components thereof) that is measured over a Measurement Period shall include the results of operations of the Person or assets so acquired on a historical pro forma basis as if such acquisition had been consummated on the first day of such Measurement Period.

1.05        Rounding.  Any financial ratios required to be maintained by the Company and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06        Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Floating LIBOR Rate” or with respect to any comparable or successor rate thereto.

1.07        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        Letter of Credit Facility.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the L/C Lenders set forth in this Section 2.01, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.01(b), and (2) to honor drawings under the Letters of Credit; and (B) the L/C Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) no L/C Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall exceed such Lender’s Letter of Credit Commitment and (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Facility.  Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.  Each L/C Lender severally agrees to make L/C Advances from time to time during the Availability Period up to an outstanding principal amount equal to its Letter of Credit Commitment; provided that after giving effect to such L/C Advances, no L/C Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall exceed such Lender’s Letter of Credit Commitment.

(ii)           The L/C Issuer shall not issue any Letter of Credit if:

(A)          subject to Section 2.01(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required L/C Lenders have approved such expiry date; or

(B)          the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the L/C Lenders have approved such expiry date.

(iii)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(B)          the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)          except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

(D)          such Letter of Credit is to be denominated in a currency other than Dollars;

(E)           such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(F)           any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral,  satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)          such Letter of Credit is to be used as support for any rent or lease payment of any Person.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)          The L/C Issuer shall act on behalf of the L/C Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.  (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.  Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any L/C Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each L/C Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such L/C Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)          If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the L/C Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.01(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required L/C Lenders have elected not to permit such extension or (2) from the Administrative Agent, any L/C Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.  (i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each L/C Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such L/C Lender’s Applicable Percentage thereof.  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.01(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each L/C Lender shall upon any notice pursuant to Section 2.01(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount (A) not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, provided that the Administrative Agent has delivered such notice to such L/C Lender not later than 11:00 a.m. on such Business Date, or (B) (if the Administrative Agent has delivered such notice to such L/C Lender later than 11:00 a.m. on such Business Day) by 1:00 p.m. on the immediately following Business Day.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  Each L/C Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.01(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.01.  The funding of any L/C Advance by an L/C Lender shall not reduce any L/C Borrowing or any obligation of the Company to repay such L/C Borrowing or to pay any interest thereon.

(iv)          Until each L/C Lender funds its L/C Advance pursuant to this Section 2.01(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each L/C Lender’s obligation to make L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.01(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any other Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any L/C Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.01(c) by the time specified in Section 2.01(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s L/C Advance in respect of the relevant L/C Borrowing.  A certificate of the L/C Issuer submitted to any L/C Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.01(c)(vi) shall be conclusive absent manifest error.

(d)           Repayment of Advances.  (i)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any L/C Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.01(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related L/C Borrowing or interest thereon (whether directly from the Company, any other Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.01(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each L/C Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary or other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)           honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)          any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii)         any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer.  The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the L/C Lenders or the Required L/C Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.01(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)           Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Company or any Borrower for, and the L/C Issuer’s rights and remedies against the Company or any Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)           Letter of Credit Fees.  The Company shall pay to the Administrative Agent for the account of each L/C Lender in accordance, subject to Section 2.19, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the higher of (i) the Applicable Rate times the daily amount available to be drawn under such Letter of Credit and (ii) $2,000 per annum.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  Letter of Credit Fees shall be (A) due and payable on each Interest Payment Date that occurs in each January, April, July and October of each year, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears.  Notwithstanding anything to the contrary contained herein, upon the request of the Required L/C Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Company shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on each Interest Payment Date (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Company, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Company hereby acknowledges that the issuance of Letters of Credit for the account of such Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

2.02        Floor Plan Credit Facility.

(a)           The Floor Plan Loans and Commitments.  Subject to the terms and conditions hereof, each Floor Plan Lender severally agrees to make revolving loans (such loans, together with the Existing Floor Plan Loans, each individually a “Floor Plan Loan”, and collectively the “Floor Plan Loans”) in Dollars to the Borrowers from time to time during the Availability Period up to an outstanding principal amount at any time equal to its Floor Plan Commitment; provided that, subject to Section 2.03(e), after giving effect to all Floor Plan Loans, the aggregate principal amount of all outstanding Floor Plan Loans shall not at any time exceed the Floor Plan Facility, and further provided that the Total Outstandings shall not at any time exceed the Total Commitment.  The aggregate outstanding principal amount of Floor Plan Loans (i) advanced against Eligible Used Floor Plan Units (including any Floor Plan Loans advanced against Eligible New Floor Plan Units, Eligible Rental Floor Plan Units or Specified New Floor Plan Units pursuant to Section 2.02(h)) may not at any time exceed 15% of the Floor Plan Facility, (ii) advanced against Eligible Rental Floor Plan Units (other than Eligible Rental Floor Plan Units financed pursuant to Section 2.02(h)) may not at any time exceed $30,000,000, (iii) advanced against Eligible New Floor Plan Units from Tier Two Manufacturers (excluding (A) advances that were made at a time such manufacturer or supplier was a Tier One

Manufacturer and (B) advances against Eligible New Floor Plan Units pursuant to Section 2.02(h)) may not at any time exceed an amount equal to twenty-percent (20%) of the Floor Plan Facility, (iv) advanced against Eligible Used Vehicles may not at any time exceed $50,000,000, (v) advanced against Permitted Company Vehicles may not at any time exceed $5,000,000 and (vi) advanced against Specified New Floor Plan Units (other than Specified New Floor Plan Units financed pursuant to Section 2.02(h)) may not at any time exceed $50,000,000.  Each Floor Plan Lender agrees to make Floor Plan Loans to the Borrowers to finance the purchase of Eligible New Floor Plan Units to be sold to FEMA and Eligible Rental Floor Plan Units to be leased to Hurricane Program Lessees under the Hurricane Program, subject to the terms and conditions set forth in this Agreement.  The aggregate outstanding principal amount of Floor Plan Loans under the Hurricane Program consisting of Floor Plan Loans advanced (i) against Eligible New Floor Plan Units sold to FEMA shall not at any time exceed $55,000,000 and (ii) against Eligible Rental Floor Plan Units leased to Hurricane Program Lessees shall not exceed $5,000,000.  For the avoidance of doubt, the limits expressed in the preceding sentence are sublimits of the amounts of Floor Plan Loans permitted with respect to Eligible New Floor Plan Units and Eligible Rental Floor Plan Units under this Agreement from time to time, and shall not modify the amount of the Floor Plan Commitments or maximum amount of Floor Plan Loans permitted with respect to Eligible New Floor Plan Units or Eligible Rental Floor Plan Units hereunder.  Schedule 2.02(a) sets forth as of the Effective Date the amount of Floor Plan Loans advanced (i) against Eligible Used Floor Plan Units, (ii) against Eligible Rental Floor Plan Units, (iii) against Eligible New Floor Plan Units broken out by each Manufacturer Category, (iv) against Eligible New Floor Plan Units sold to FEMA, (v) against Eligible Rental Floor Plan Units leased to Hurricane Program Lessees, and (vi) against Permitted Company Vehicles.

(b)           Each Floor Plan Loan shall be advanced against individual Floor Plan Vehicles or Units on a specific identification basis, with each Floor Plan Loan against a(n):

(i)            Eligible New Floor Plan Unit from a Tier One Manufacturer or a Tier Two Manufacturer to be equal to 100% of the New Unit Invoiced Amount of such Eligible New Floor Plan Unit;

(ii)           Specified New Floor Plan Unit to be equal to the applicable percentage of the New Unit Invoiced Amount of such Specified New Floor Plan Unit in accordance with the following grid (based on the date of such advance and how many days after the original invoice date such advance occurs):

Number of days after date of original invoice	Percentage of New Unit Invoiced Amount
1 – 29	100%
30 – 89	90%
90 – 179	85%
180 – 269	80%
270 – 364	75%
365	70%
More than 365	0%

(iii)          Eligible Rental Floor Plan Unit or a Permitted Company Vehicle to be equal to 100% of the New Unit Invoiced Amount of such Eligible Rental Floor Plan Unit or such Permitted Company Vehicle, as applicable;

(iv)          Eligible Used Floor Plan Unit that is of the then current model year or any of the previous seven model years to be equal to 75% of the Used Unit Book Value of such Eligible Used Floor Plan Unit;

(v)           Eligible Used Floor Plan Unit that is of the previous eighth, ninth or tenth model year to be equal to 65% of the Used Unit Book Value of such Eligible Used Floor Plan Unit;

(vi)          Eligible Used Floor Plan Unit that is of the previous eleventh or twelfth model year to be equal to 40% of the Used Unit Book Value of such Eligible Used Floor Plan Unit; and

(vii)         Eligible Used Vehicle to be equal to 85% of the Used Vehicle Book Value of such Eligible Used Vehicle.

(c)           The Company may request on behalf of itself or another Borrower to reborrow any Floor Plan Loan against an individual Eligible Floor Plan Vehicle or Unit that is repaid in full before its scheduled maturity (based on mandatory curtailment payments due under Sections 2.07(a) through (g)) (any such reborrowed Floor Plan Loan hereinafter called a “Reflooring Loan”).  In the sole discretion of the Administrative Agent, such Reflooring Loan shall be made in such amounts, at such advance rates, and subject to such conditions (including without limitation each of the conditions precedent set forth in Section 4.02) as the Administrative Agent may determine.

(d)           Each Floor Plan Loan shall be made ratably by the Floor Plan Lenders in accordance with their Applicable Percentage of the Floor Plan Commitments.  The obligations of the Floor Plan Lenders hereunder to make Floor Plan Loans are several and not joint, and no Floor Plan Lender in any circumstances shall be obligated to extend Floor Plan Loans under this Agreement in excess of its Floor Plan Commitment.  All Floor Plan Loans made by a Floor Plan Lender shall be made against the amount of its Floor Plan Commitment.  During the Availability Period, the Borrowers may borrow, repay and reborrow Floor Plan Loans in whole or in part, all in accordance with the terms and conditions of this Agreement.

(e)           The Administrative Agent may at any time in its sole and absolute discretion establish limits on the aggregate outstanding amount of any Loans available to be used by the Borrowers to finance purchases of Eligible New Floor Units from a particular manufacturer, supplier or dealer.

(f)            The Administrative Agent, in its sole discretion, may (1) change the Manufacturer Category of any manufacturer or supplier of Floor Plan Units (or remove any manufacturer or supplier from a Manufacturer Category) from time to time or (2) add any manufacturer or supplier of Floor Plan Units to a Manufacturer Category from time to time; provided (in the case of clause (2)) that such manufacturer or supplier is party to an Eligible Repurchase Agreement that provides for the repurchase by such manufacturer or supplier of each Floor Plan Unit purchased from such manufacturer or supplier for (i) 100% (or, in the sole discretion of the Administrative Agent, 98%) of the original principal amount of the Floor Plan Loan for such Floor Plan Unit for at least 365 days after the date such Floor Plan Loan was made, and (ii) at least 80% of the original principal amount of such Floor Plan Loan for at least 540 days after the date such Floor Plan Loan was made; and provided further that (without limiting the Administrative Agent’s discretion to reject any changes or additions), no supplier or manufacturer shall be changed to, or added as, a Tier One Manufacturer unless the Administrative Agent has received financial statements of such manufacturer or supplier.  For purposes of this Section 2.02, a change in the status of a manufacturer or supplier of Floor Plan Units from one Manufacturer Category to another (or removal of a manufacturer or supplier from a Manufacturer Category) shall not impact the advance rates applied pursuant to Section 2.02(b) with respect to any Floor Plan Loans advanced prior to the date of any such change.  The advance rates under this Section 2.02 applicable to any new Manufacturer Category shall apply to Floor Plan Loans that are advanced on or after the date of such change.   In the event that the Administrative Agent has changed the Manufacturer Category of any manufacturer or supplier or has added a manufacturer or supplier to (or removed a manufacturer or supplier from) a Manufacturer Category pursuant to this Section 2.02(f), Schedule 1.02-B attached hereto shall be deemed to be amended to reflect such change or addition.

(g)           The Administrative Agent shall provide the Borrowers, upon request, a copy of Schedule 1.02-B reflecting the then current list of manufacturers and suppliers of Floor Plan Units which are Tier One Manufacturers and manufacturers and suppliers of Floor Plan Units which are Tier Two Manufacturers.

(h)           The Company may request on behalf of itself or another Borrower to refinance any Eligible New Floor Plan Unit, Specified New Floor Plan Unit or Eligible Rental Floor Plan Unit that is not then subject to a Floor Plan Loan (or to refinance any Floor Plan Loan against an individual Eligible New Floor Plan Unit, Specified New Floor Plan Unit or Eligible Rental Floor Plan Unit) in each case as if it were against an individual Eligible Used Floor Plan Unit; provided that (i) such Floor Plan Unit is not older than the tenth model year at the time of such refinancing and (ii) the amount advanced against any such Floor Plan Unit does not exceed the amount that would be advanced at such time under the applicable advance rate for such Eligible Used Floor Plan Unit in accordance with Section 2.02(b)(iv) or (v), as applicable.

(i)           Except in the case of a Floor Plan Loan advanced pursuant to Section 2.02(c) or (h), no Specified New Floor Plan Loan shall be made more than 365 days after the original invoice date for the respective Specified New Floor Plan Unit.

2.03        Procedures for Request and Disbursement of Floor Plan Loans.

(a)           Eligible New/Rental Floor Plan Loans.  Each Borrower hereby authorizes the Floor Plan Lenders to fund Floor Plan Loans financing a Borrower’s purchase of an Eligible New Floor Plan Unit, an Eligible Rental Floor Plan Unit or a Permitted Company Vehicle (each such Loan an “Eligible New/Rental Floor Plan Loan”) in the manner described in this Section.  The Floor Plan Lenders will fund each Eligible New/Rental Floor Plan Loan by paying the New Unit Invoiced Amount of the invoice relating to the relevant Eligible New Floor Plan Units,

Eligible Rental Floor Plan Units or Permitted Company Vehicles directly to the applicable manufacturer or vendor.

(b)           Eligible Used Floor Plan Loans, Specified New Floor Plan Loans and Reflooring Loans.  With respect to each Floor Plan Loan that finances a Borrower’s purchase of an Eligible Used Floor Plan Unit or Eligible Used Vehicle (each such Loan, an “Eligible Used Floor Plan Loan”), each Floor Plan Loan that finances a Specified New Floor Plan Unit (each such Loan, a “Specified New Floor Plan Loan”) and each Reflooring Loan, the Company shall give written or telephonic notice to the Administrative Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing as provided below) by no later than 5:00 p.m. on the Business Day prior to the date that any Eligible Used Floor Plan Loan or Reflooring Loan is to be made (or 5:00 p.m. on the date that is two (2) Business Days prior to the date that any Specified New Floor Plan Loan is to be made) to any Borrower.  Each notice (such notice, a “Floor Plan Borrowing Notice”) shall specify the date of the Loan requested (which must be a Business Day), the Borrower to which the proceeds of such Floor Plan Loan should be made available, and the amount of such Floor Plan Loan, and shall be accompanied by the Company’s inventory worksheet and a copy of the title of each Eligible Floor Plan Vehicle or Unit to be financed by such Floor Plan Loan.  Upon satisfaction of the relevant conditions precedent, the Administrative Agent will make available to the relevant Borrower, the proceeds of each Eligible Used Floor Plan Loan, Specified New Floor Plan Loan or Reflooring Loan, as the case may be, by wire transfer or ACH deposit to such Borrower’s operating account as set forth on Schedule 5.21 (or such other location as the Company and the Administrative Agent may mutually agree), in immediately available funds upon receipt by the Administrative Agent from each Floor Plan Lender of its Applicable Percentage of such Floor Plan Loan.

(c)           All Floor Plan Loans.  Each Borrower agrees that the Administrative Agent may rely upon any written or telephonic notice given on behalf of such Borrower by any person the Administrative Agent in good faith believes is a Responsible Officer of the Company or a manufacturer or vendor without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern.

(d)           If any amount due the Administrative Agent from a Floor Plan Lender to fund such Floor Plan Lender’s part of any Floor Plan Loan as required by Section 2.03(a) or 2.03(b), or to effect the Settlement of any Floor Plan Loan as required by Section 2.15 hereof, is not made available to the Administrative Agent by such Floor Plan Lender when due and the Administrative Agent has made such amount available to the Company, the Administrative Agent shall be entitled to receive such amount from such Floor Plan Lender upon the Administrative Agent’s demand, together with interest thereon in respect of each day during the period commencing on the date the amount was made available to the Company and ending on but excluding the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate plus 0.50% for each day as determined by the Administrative Agent (or in the case of a day which is not a Business Day, then for the preceding day).  If such amount is not received from such Floor Plan Lender by the Administrative Agent immediately upon demand, the Borrowers shall, on demand, repay to the Administrative Agent the proceeds of such Floor Plan Loan attributable to such Floor Plan Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Floor Plan Loan.

(e)           Notwithstanding the procedures set forth in Section 2.03(a), if on any day the applicable conditions precedent set forth in Article IV have been satisfied and an invoice is presented to the Administrative Agent for payment in accordance with Section 2.03(a), the payment of which would cause (x) the aggregate principal amount of all Floor Plan Loans then outstanding, plus (y) the aggregate principal amount of all requests for Floor Plan Borrowings outstanding as of such day to exceed the Floor Plan Facility as of such day, then, in such event, the Company may immediately reduce any pending request (if any) of a Floor Plan Borrowing which does not consist of an invoice or make a payment of principal on Floor Plan Loans in an amount that would prevent the sum of the amounts described in (x) and (y) above from exceeding the Floor Plan Facility, and such invoice shall be funded at such time as sufficient availability exists under the Floor Plan Commitments.

2.04        FLAIR Account.

(a)           Creation of Account.  The Administrative Agent has established for the Borrowers a flooring line aggregate interest reduction account (the “FLAIR Account”). The FLAIR Account is not a deposit account, and the Borrowers shall have no right or interest in any amounts in such account.  The FLAIR Account is intended to permit voluntary reductions in the principal amount of Floor Plan Loans outstanding under the Agreement.  Any amounts paid by the Borrowers into the FLAIR Account will be available for re-advance to the Borrowers only in accordance with this Section 2.04.

(b)           Payments and Advances.  The Borrowers may, at their discretion, make payments to the FLAIR Account, which payments shall represent and be deemed to be prepayments of Floor Plan Loans for the pro rata benefit of the Floor Plan Lenders.  So long as there is no continuing Default or Event of Default under this Agreement, amounts in the FLAIR Account may be readvanced to the Borrowers upon submission by the Borrowers of a written request pursuant to procedures established by the Administrative Agent.  Such advances shall be subject to all the terms and conditions of this Section 2.04.  Payments into the FLAIR Account are limited to two per day and advances from the FLAIR Account are limited to three per day, each transaction to be in an amount of at least $50,000; provided, the Borrowers may request an advance of less than $50,000 if such amount constitutes the entire balance in the FLAIR Account at the time of such request.

(c)           Application to Reduce Principal.  For purposes of computing the interest due with respect to Floor Plan Loans advanced against Eligible Floor Plan Vehicles or Units (“Floor Plan Outstandings”), the Outstanding Amount of Floor Plan Loans shall be reduced by the average daily amount as of the close of business on deposit in the FLAIR Account during the period for which interest is being calculated (the “FLAIR Reduction”) and interest will be determined as provided in Section 2.10(b); provided, however, notwithstanding the amount on deposit in the FLAIR Account at any time, the maximum amount of the FLAIR Reduction under this Section 2.04 shall be limited to an amount equal to 10% of the Outstanding Amount of Floor Plan Loans for the relevant period.  Notwithstanding anything herein to the contrary, the FLAIR Reduction shall not:  (i) subject the affected Outstanding Amount of Floor Plan Loans to the commitment fee under Section 2.11; (ii) limit or modify any principal payment requirements; (iii) reduce the Outstanding Amount of Floor Plan Loans for purposes of determining any remaining availability under any Floor Plan Commitment; (iv) be used for the satisfaction of any curtailment requirements or (v) modify any other terms set forth elsewhere in this Agreement.

(d)           Termination of FLAIR Account.  At any time, upon ten days written notice to the Company, the Administrative Agent may terminate the FLAIR Account provided by this Section 2.04 if the Administrative Agent determines, in its reasonable discretion, that continuation of the FLAIR Account would have an adverse effect on the Administrative Agent or any Floor Plan Lender.  In addition, the Administrative Agent may terminate the FLAIR Account without prior notice upon the occurrence and during the continuance of any Default.  Upon any such termination of the FLAIR Account, the amounts on deposit therein shall be applied to the prepayment of Floor Plan Loans under Section 2.06, or, at the option of the Company, so long as no Default or Event of Default has occurred and is continuing, remitted to the Company on behalf of the Borrowers.

2.05        Floor Plan Facility Obligations Absolute.  The Obligations of each Borrower under this Agreement and any of the other Loan Documents to repay or otherwise reimburse the Administrative Agent for Floor Plan Loans shall be unconditional and irrevocable.  Such obligation shall be paid strictly in accordance with the terms of this Agreement and each such other Loan Document under all circumstances, including the following:  (a) any lack of validity or enforceability of any manufacturer or vendor invoice or any of the other Loan Documents; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Borrower in respect of any invoice or any other amendment or waiver of or any consent to departure from all or any of the applicable/related Loan Documents; (c) the existence of any claim, set-off, defense or other right that any other Borrower may have at any time against any manufacturer, vendor or any other beneficiary or transferee of any invoice (or any Person for whom any such beneficiary or such transferee may be acting), the Administrative Agent, any Floor Plan Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the related Loan Documents or any unrelated transaction other than the defense of payment; (d) any invoice, demand, certificate or other document presented to the Administrative Agent or any Floor Plan Lender proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) any payment by the Administrative Agent or any Floor Plan Lender under any invoice against presentation of a draft or certificate that does not strictly comply with the terms of any invoice; (f) any payment made by the Administrative Agent or any Floor Plan Lender under any invoice to any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of such invoice, including any arising in connection with proceeding under any Debtor Relief Laws; (g) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from all or any of the Obligations of any other Borrower in respect of any invoice; or (h) any other circumstance that might otherwise constitute a defense available to, or discharge of, any other Borrower other than the defense of payment.  Nothing contained in this Section 2.05 shall constitute a waiver by any Borrower of any claims arising out of the gross negligence, bad faith or willful misconduct of the Administrative Agent, the Administrative Agent or any Floor Plan Lender.

2.06        Prepayments.  Without limiting the obligation of the Borrowers to prepay the Loans as otherwise required in this Agreement, in addition to prepayments of Floor Plan Loans made by payments by the Borrowers into the FLAIR Account pursuant to Section 2.04, the Borrowers may make prepayments of the Loans in whole or in part (but if in part, in an amount not less than $1,000,000 as to any Loans under any Facility).  Any such prepayment shall be made upon three (3) Business Days’ prior notice to the Administrative Agent (such notice if received subsequent to 1:00 p.m. on a given day to be treated as though received at the opening of business on the next Business Day).  The Borrowers shall effect any prepayment made under this Section 2.06 by paying to the Administrative Agent, for distribution to the applicable Lenders in accordance with their Applicable Percentage of the Loans being prepaid subject to Section 2.19, the principal amount to be prepaid and accrued interest thereon to the date of prepayment.

2.07        Curtailments; Mandatory Payments.

(a)           New Floor Plan Units.  Except as provided in (1) Section 2.07(c) with respect to Eligible New Floor Plan Units subject to Floor Plan Loans advanced pursuant to Section 2.02(h), or (2) Section 2.07(e) with respect to Eligible New Floor Plan Units sold to FEMA under the Hurricane Program, principal curtailments (repayments) relating to Floor Plan Loans for Eligible New Floor Plan Units shall be due as follows:

(i)            All Eligible New Floor Plan Units.  The entire balance owed on the Floor Plan Loan for any Eligible New Floor Plan Unit shall be due upon the earliest of (A) three Business Days after the receipt of proceeds from the sale of such Floor Plan Unit, (B) ten Business Days after the sale of such Floor Plan Unit, (C) 24 hours after such Floor Plan Unit ceases, for any reason, to qualify as an Eligible New Floor Plan Unit, or (D) Applicable Curtailment Date 730;

(ii)           Eligible New Floor Plan Units from Tier One Manufacturers.  In the case of any Eligible New Floor Plan Unit from a Tier One Manufacturer, if not previously sold or otherwise disposed of, 3% of the original principal amount of the Floor Plan Loan made as to such Floor Plan Unit will be due and payable on the 15th day of each month, commencing on (and including) Applicable Curtailment Date 365 and continuing thereafter through (and including) Applicable Curtailment Date 695;

(iii)          Eligible New Floor Plan Units from Tier Two Manufacturers.  In the case of any Eligible New Floor Plan Unit from a Tier Two Manufacturer, if not previously sold or otherwise disposed of, (A) 5% of the original principal amount of the Floor Plan Loan made as to such Floor Plan Unit will be due and payable on Applicable Curtailment Date 270, (B) 5% of the original principal amount of such Floor Plan Loan will be due and payable on Applicable Curtailment Date 365, (C) 3% of the original principal amount of such Floor Plan Loan will be due and payable on the 15th day of each month, commencing on (and including) Applicable Curtailment Date 395 and continuing thereafter through (and including) Applicable Curtailment Date 545, and (D) 5% of the original principal amount of such Floor Plan Loan will be due and payable on the 15th day of each month, commencing on (and including) Applicable Curtailment Date 575 and continuing thereafter through (and including) Applicable Curtailment Date 695.

(b)           Specified New Floor Plan Units.  Except as provided in Section 2.07(c) with respect to Specified New Floor Plan Units subject to Floor Plan Loans advanced pursuant to Section 2.02(h), principal curtailments (repayments) relating to Floor Plan Loans for Specified New Floor Plan Units shall be due as follows:

(i)            The entire balance owed on any Floor Plan Loan made as to any Specified New Floor Plan Unit shall be due upon the earliest of (A) three Business Days after the receipt of proceeds from the sale of such Floor Plan Unit, (B) ten Business Days after the sale of such Floor Plan Unit, (C) 24 hours after such Floor Plan Unit ceases, for any reason, to qualify as an Specified New Floor Plan Unit, or (D) Applicable Curtailment Date 540;

(ii)           In the case of any Specified New Floor Plan Unit, if not previously sold or otherwise disposed of, (A) 10% of the New Unit Invoiced Amount for such Floor Plan Unit will be due and payable on Applicable Curtailment Date 30, (B) 5% of the New Unit Invoiced Amount for such Floor Plan Unit will be due and payable on Applicable Curtailment Date 90, (C) 5% of the New Unit Invoiced Amount for such Floor Plan Unit will be due and payable on Applicable Curtailment Date 180, (D) 5% of the New Unit Invoiced Amount for such Floor Plan Unit will be due and payable on Applicable Curtailment Date 270, (E) 5% of the New Unit Invoiced Amount for such Floor Plan Unit will be due and payable on Applicable Curtailment Date 365 and (F) 5% of the New Unit Invoiced Amount for such Floor Plan Unit will be due and payable on Applicable Curtailment Date 450.  If a Specified New Floor Plan Loan is advanced after one or more of the Applicable Curtailment Dates described above in this Section 2.07(b)(ii) (such Applicable Curtailment Dates preceding such Loan being referred to as the “Preceding Curtailment Dates”), then the curtailment payments otherwise required by this clause (ii) on such Preceding Curtailment Dates shall not be required to be made if the original amount of such Loan was reduced in accordance with Section 2.02(b)(ii).

(c)           Eligible Used Floor Plan Units.  Principal curtailments (repayments) relating to Floor Plan Loans for Eligible Used Floor Plan Units (or any Eligible New Floor Plan Unit, Specified New Floor Plan Unit or Eligible Rental Floor Plan Unit that, in each case, is subject to a Floor Plan Loan advanced pursuant to Section 2.02(h)) shall be due as follows:

(i)            The entire balance owed on a Floor Plan Loan made as to any Eligible Used Floor Plan Unit shall be due upon the earliest of (A) three Business Days after the receipt of proceeds from the sale of a such Floor Plan Unit, (B) ten Business Days after the sale of such Floor Plan Unit, (C) 24 hours after such Floor Plan Unit ceases, for any reason, to qualify as an Eligible Used Floor Plan Unit, or (D) Applicable Curtailment Date 545;

(ii)           For any Eligible Used Floor Plan Unit, if not previously sold or otherwise disposed of, (A) 10% of the original principal amount of the Floor Plan Loan made as to such Floor Plan Unit will be due and payable on Applicable Curtailment Date 180, (B) 10% of the original principal amount of such Floor Plan Loan will be due and payable on Applicable Curtailment Date 270, (C) 10% of the original principal amount of such Floor

Plan Loan will be due and payable on Applicable Curtailment Date 365, and (D) 5% of the original principal amount of such Floor Plan Loan will be due and payable on the 15th day of each month, commencing on (and including) Applicable Curtailment Date 395 and continuing through (and including) Applicable Curtailment Date 515.

(d)           Rental Floor Plan Units; Permitted Company Vehicles.  Except as otherwise provided in (1) Section 2.07(c) with respect to Eligible Rental Floor Plan Units subject to Floor Plan Loans advanced pursuant to Section 2.02(h) or (2) Section 2.07(f) with respect to Eligible Rental Floor Plan Units leased to Hurricane Program Lessees under the Hurricane Program, principal curtailments (repayments) relating to Floor Plan Loans for Eligible Rental Floor Plan Units and principal curtailments (repayments) relating to Floor Plan Loans for Permitted Company Vehicles shall be due as follows:  (i) the entire balance owed on a Floor Plan Loan made as to any such Floor Plan Vehicle or Unit shall be due upon the earliest of (A) three Business Days after the receipt of proceeds from the sale of such Floor Plan Vehicle or Unit, (B) ten Business Days after the sale of such Floor Plan Vehicle or Unit, (C) 24 hours after such Floor Plan Vehicle or Unit ceases, for any reason, to qualify as an Eligible Rental Floor Plan Unit or a Permitted Company Vehicle, as applicable, (D) Applicable Curtailment Date 1095, or (E) the first date that such Floor Plan Vehicle or Unit shows 65,000 miles on its odometer; and (ii) if such Floor Plan Vehicle or Unit has not previously been sold or otherwise disposed of, 3% of the original principal amount of such Floor Plan Loan will be due and payable on the 15th day of each month (except November, December, January or February of each year), commencing on (and including) Applicable Curtailment Date 30 (unless such Applicable Curtailment Date 30 falls within the month of November, December, January or February, in which case, commencing on the 15th day of the next succeeding month of March) and ending on the date of the payment of the balance owed pursuant to clause (i) of this Section 2.07(d).

(e)           New Floor Plan Units Sold to FEMA under Hurricane Program.  Principal curtailments (repayments) relating to Floor Plan Loans for Eligible New Floor Plan Units sold to FEMA in accordance with this Agreement shall be due as follows:  the entire balance owed on a Floor Plan Loan made as to any such New Floor Plan Unit sold to FEMA under the Hurricane Program shall be due on the earlier of (i) three Business Day from the receipt of proceeds from the sale of the Floor Plan Unit, and (ii) Applicable Curtailment Date 90.  For purposes of this Section 2.07(e), the date of sale shall be the earlier of the date on which FEMA or its representative takes possession of a Floor Plan Unit or the date on which FEMA acquires a legal right to a Floor Plan Unit.

(f)            Rental Floor Plan Units Leased under Hurricane Program.  Principal curtailments (repayments) relating to Floor Plan Loans for Eligible Rental Floor Plan Units leased to Hurricane Program Lessees in accordance with this Agreement shall be due as follows:  (i) 5% of the original principal amount of a Floor Plan Loan made as to any such Floor Plan Unit shall be paid on the 15th day of each month, beginning the first month after the effective date of the applicable lease and (ii) the balance of such Floor Plan Loan shall be paid on the one-year anniversary of the effective date of the applicable lease.  For purposes of this Section 2.07(f), the “effective date” of any lease shall be the earliest of the date of the lease, the date on which the Hurricane Program Lessee or its representative takes possession of the applicable Floor Plan Unit, or the date on which the Hurricane Program Lessee acquires a legal right to use such Floor Plan Unit.

(g)           Used Vehicles.  Principal curtailments (repayments) relating to Floor Plan Loans for Eligible Used Vehicles shall be due as follows:

(i)            The entire balance owed on a Floor Plan Loan made as to any Eligible Used Vehicle shall be due upon the earliest of (A) three Business Days after the receipt of proceeds from the sale of a such Used Vehicle, (B) ten Business Days after the sale of such Used Vehicle, (C) 24 hours after such Used Vehicle ceases, for any reason, to qualify as an Eligible Used Vehicle, or (D) Applicable Curtailment Date 180;

(ii)           For any Eligible Used Vehicle, if not previously sold or otherwise disposed of, 2% of the original principal amount of the Floor Plan Loan made as to such Used Vehicle will be due and payable on the 15th day of each month, commencing on (and including) Applicable Curtailment Date 90 and continuing thereafter through (and including) Applicable Curtailment Date 150.

(h)           All Floor Plan Vehicles or Units.  Principal curtailments (repayments) of 100% of aggregate outstanding principal amount of all Floor Plan Loans shall be due and payable on the Termination Date.

(i)           Modification or Waiver of Mandatory Curtailment Payments.  The Administrative Agent may (i) modify the timing of payments required in Sections 2.07(a) through (g) for a maximum period of one month up to a maximum amount in any month equal to 25% of the aggregate amount of payments due from the Borrowers during such month and (ii) waive payments required in Sections 2.07(a) through (g) in an aggregate amount of up to $100,000.

(j)          Other Mandatory Payments.  In the event that (A) the Outstanding Amount of Floor Plan Loans exceeds the aggregate amount of the Floor Plan Commitments, or (B) any Floor Plan Loan sublimit set forth in Section 2.02 with respect to the Floor Plan Facility is exceeded, in either case, the Borrowers shall immediately repay Floor Plan Loans (or, in the case of clause (B), the applicable Floor Plan Loans) in the amount of such excess.

(k)           Change of Manufacturer Category.  The Administrative Agent, in its sole discretion, may change the Manufacturer Category of any manufacturer or supplier of Floor Plan Units (or add a manufacturer or supplier to, or remove a manufacturer or supplier from, a Manufacturer Category) from time to time pursuant to Section 2.02(e).  For purposes of this Section 2.07, a change in the status of a manufacturer or supplier of Floor Plan Units from one Manufacturer Category to another (or the addition of a manufacturer or supplier to, or removal of a manufacturer or supplier from, a Manufacturer Category) shall not impact the principal curtailments applicable pursuant to this Section with respect to any Floor Plan Loans advanced prior to the date of any such change.  The principal curtailments under this Section 2.07 applicable to the new Manufacturer Category shall apply to Floor Plan Loans that are advanced on or after the date of such change.

2.08        Termination of Commitments.

(a)           Optional.  The Company may at any time and from time to time ratably terminate the Floor Plan Commitments in whole or in part (but if in part, then in an aggregate amount not less than $10,000,000 or such greater amount that is an integral multiple of $10,000,000) upon three Business Days prior notice to the Administrative Agent (which shall promptly so notify the applicable Lenders); provided that the Floor Plan Commitments may not be reduced to an amount less than the Outstanding Amount of Floor Plan Loans.  Any termination of such Floor Plan Commitments pursuant to this Section 2.08(a) may not be reinstated.

(b)           The Company may at any time and from time to time ratably terminate the Letter of Credit Commitments in whole or in part (but if in part, then in an aggregate amount not less than $500,000 or such greater amount that is an integral multiple of $500,000) upon three Business Days prior notice to the Administrative Agent (which shall promptly so notify the applicable Lenders) and the Letter of Credit Issuer; provided that the Letter of Credit Commitments may not be reduced to an amount less than the Outstanding Amount of L/C Obligations.  Any termination of such Letter of Credit Commitments pursuant to this Section 2.08(b) may not be reinstated.

(c)           Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the applicable Lenders and the Letter of Credit Issuer, as applicable, of any termination or reduction of the Letter of Credit Facility or the Floor Plan Commitment under this Section 2.08.  Upon any reduction of the Letter of Credit Commitments, the Letter of Credit Commitment of each L/C Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount and upon any reduction of the Floor Plan Commitments, the Floor Plan Commitment of each Floor Plan Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount; provided that at all times each Lender’s Applicable Percentage with respect to the Letter of Credit Facility shall be the same as its Applicable Percentage with respect to the Floor Plan Facility.  All fees in respect of the Letter of Credit Facility or the Floor Plan Facility, as applicable, accrued until the effective date of any termination of the Letter of Credit Facility or the Floor Plan Facility, respectively, shall be paid on the effective date of such termination.

2.09        Repayment of Loans and L/C Borrowings.  (a)  Floor Plan Loans.  All outstanding Floor Plan Loans shall be due and payable in full on the Termination Date.

(b)           L/C Borrowings.  Without limiting the right of the L/C Issuer to demand earlier repayment of L/C Borrowings pursuant to Section 2.01(c)(iii), all outstanding L/C Borrowings shall be due and payable on the Maturity Date.

2.10        Interest.

(a)           Interest Generally.  Subject to the provisions of this Section 2.10, each Loan shall bear interest at a rate per annum equal to the Floating LIBOR Rate plus the Applicable Rate or, at the option of the Company, the Base Rate plus the Applicable Rate.

(b)           Application of FLAIR Reduction to Floor Plan Loans.  So long as no Default has occurred and is continuing, and subject to the terms and conditions of Section 2.04, the interest payable with respect to each Floor Plan Loan (or portion thereof) at any time deemed reduced by Section 2.04 will be reduced in an amount equal to the product of (i) the outstanding principal amount of such Floor Plan Loan (or portion thereof) and (ii) the difference of (A) the per annum interest rate otherwise applicable to such Floor Plan Loan (or portion thereof) at such time minus (B) 0.75% per annum.

(c)           Default Rate.  Notwithstanding anything contained in Section 2.12, during the existence of any Event of Default or after acceleration of the Loans pursuant to the terms of Section 8.02 hereof, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans outstanding hereunder upon written notice to the Company (a “Default Rate Notice”) at the Default Rate.  The Default Rate shall be applicable commencing on the date of the Default Rate Notice or retroactively to the date of such Event of Default, as specified in the Default Rate Notice.

(d)           Due Dates.  Interest on each Floor Plan Loan and (to the extent such interest is not earlier demanded pursuant to Section 2.01(c)(iii)) each L/C Borrowing shall be due and payable in arrears on each Interest Payment Date, and on the Maturity Date, except as otherwise provided in this Agreement.  While any Event of Default exists or after acceleration of the Loans, interest shall be paid on demand of the Administrative Agent.

(e)           Interest on Eligible New/Rental Floor Plan Loans.  For purposes of computing interest on Eligible New/Rental Floor Plan Loans, interest on such Loans shall begin to accrue upon the date the relevant Borrower receives or accepts delivery of the Eligible New Floor Plan Unit(s), the Eligible Rental Floor Plan Unit(s) or the Permitted Company Vehicle being financed; provided that if such a Loan with respect to an Eligible Forest River New/Rental Vehicle or Unit is advanced prior to delivery of such Vehicle or unit, interest on such Loan shall begin to accrue on the date that such Loan is advanced.  For purposes of computing interest on Specified New Floor Plan Loans, Eligible Used Floor Plan Loans and all other Floor Plan Loans (except Eligible New/Rental Floor Plan Loans), interest on such Loans shall begin to accrue on the date that such Loan is advanced.  No Loan will be advanced until the Administrative Agent confirms or otherwise establishes delivery of the relevant Floor Plan Vehicle(s) or Unit(s); provided that in the case of an Eligible Forest River New/Rental Vehicle or Unit, a related Eligible New/Rental Floor Plan Loan may be advanced within seven (7) days after the invoice date for such Eligible Forest River New/Rental Vehicle or Unit, even if the relevant Borrower has not yet received or accepted delivery of such Vehicle or unit.  The relevant Borrower shall provide written confirmation to the Administrative Agent acknowledging receipt of Eligible New Floor Plan Units, Specified New Floor Plan Units, Eligible Rental Floor Plan Units or Permitted Company Vehicles no later than 48 hours after the delivery of such Eligible New Floor Plan Units, Specified New Floor Plan Units, Eligible Rental Floor Plan Units or Permitted Company Vehicles.  If the relevant Borrower fails to provide such written confirmation within the prescribed period, the Administrative Agent may, in its sole and absolute discretion, establish the delivery date by relying on vendor delivery confirmations, inspection by the Administrative Agent, or other method.

2.11        Fees.  In addition to certain fees described in Sections 2.01(h) and (i):

(a)           Commitment Fee.  The Borrowers shall pay to the Administrative Agent (i) for the account of each L/C Lender in accordance with its Applicable Percentage of the Letter of Credit Facility, a commitment fee equal to 0.200% per annum times the actual daily amount by which the Letter of Credit Facility exceeds the sum of the L/C Obligations, and (ii) for the account of each Floor Plan Lender in accordance with its Applicable Percentage of the Floor Plan Facility, a commitment fee equal to 0.200% per annum times the actual daily amount by which the Floor Plan Facility exceeds the sum of the Outstanding Amount of all Floor Plan Loans, in each case subject to adjustment as provided in Section 2.19.  The commitment fees shall accrue at all times during the relevant Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears, (i) calculated as of the last Business Day of each March, June, September and December and payable on the 15th day of the first month following such March, June, September or December, or if such day falls on a day other than a Business Day, the next Business Day thereafter, commencing with the first such date to occur after the Effective Date and (ii) calculated and payable as of the last day of such Availability Period.

(b)           Other Fees.

(i)            The Borrowers shall pay to the Administrative Agent for its own account the fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)           The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.12        Computation of Interest; Interest Rate Election and Determination.

(a)           All fees and interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.  The Company shall provide written notice to the Administrative Agent of the Company’s election to have all Loans treated as Base Rate Loans or Floating LIBOR Rate Loans, as applicable, with respect to each calendar quarter thereafter during which Letter of Credit Commitments or Floor Plan Commitments remain outstanding, on or before the date that is three (3) Business Days preceding the commencement of such calendar quarter.  In the event the Company does not make any such election within the time period requirements of this Section, all Loans shall continue to be treated as Base Rate Loans or Floating LIBOR Rate Loans, as the case may be, as determined by the most recent election made by the Company in compliance with the time period requirements of this Section.  The applicable Floating LIBOR Rate and the Base Rate shall be determined by the Administrative Agent and such determinations shall be conclusive absent manifest error.  The Floating LIBOR Rate will be adjusted on the first day of each calendar month (each such day, an “Adjustment Date”) and remain fixed until the next Adjustment Date.  If the Adjustment Date in any month falls on a day that is not a Business Day, at the Administrative Agent’s option, the Adjustment Date for such month will be the first Business Day immediately following such day.  The Administrative Agent shall from time to time advise the Company and each Lender of each such determination.

(b)           If, as a result of any restatement of or other adjustment to the financial statements of the Company and its Subsidiaries or for any other reason, the Company or the Lenders determine that (i) the Current Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Current Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.01(c)(iii), 2.01(h) or 2.10(c) or under Article VIII.  The Borrowers’ obligations under this paragraph shall survive the termination of the Total Commitment and the repayment of all Obligations hereunder.

2.13        Evidence of Debt.  (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to any Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Floor Plan Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Floor Plan Note and endorse thereon the date, applicable interest rate, amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in Section 2.13(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.14        Payments Generally; Administrative Agent’s Clawback.

(a)           General.  All payments to be made by any Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, either (i) for payments not made via online transfer, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein, or (ii) via online transfer in accordance with the instruction of the Administrative Agent on the date any such payment is due and payable.  For payments not made via the online system, any payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Any payments made via the online system through a Bank of America checking account prior to 5:00 p.m. shall be deemed received as of that day.  If the payment is made after 5:00 p.m., it shall be deemed received as of the opening of business on the next Business Day.  Payments made via the online system through any other bank made prior to 5:00 p.m. shall be deemed received as of the opening of business on the next Business Day.  If the payment is made after 5:00 p.m., the payment shall be deemed received as of the opening of business on the second Business Day following the payment.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)           (i)            Funding by Lenders; Presumption by Administrative Agent.   Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Floor Plan Borrowing of LIBOR Loans (or, in the case of any Floor Plan Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Floor Plan Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Floor Plan Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.02 and 2.03 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event if a Lender has not in fact made its share of the applicable Floor Plan Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Floor Plan Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Floor Plan Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the

Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, subject to Section 2.15, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.15        Weekly Settlement.

(a)           To minimize the frequency of transfers of funds between the Administrative Agent and each Floor Plan Lender, advances and repayments of Floor Plan Loans will be settled according to the procedures described in this Section 2.15.  The Administrative Agent shall, once every seven days (or sooner, if so elected by the Administrative Agent in its discretion), but in each case on a Business Day, (each such day being a “Settlement Date”), distribute to each Floor Plan Lender a statement (the “Agent’s Report”) disclosing as of the immediately preceding Business Day, the aggregate unpaid principal balance of Floor Plan Loans outstanding as of such date, repayments and prepayments of principal received from the Borrowers with respect to the Floor Plan Loans since the immediately preceding Agent’s Report and additional Floor Plan Loans made to the Borrowers since the date of the immediately preceding Agent’s Report.  Each Agent’s Report shall disclose the net amount (the “Settlement Amount”) due to or due from the Floor Plan Lenders to effect a Settlement of any Floor Plan Loan.  The Administrative Agent’s Report submitted to a Floor Plan Lender shall be, absent manifest error, prima facie evidence of the amount due to or from such Lender to effect a Settlement of any Floor Plan Loan.  If the Administrative Agent’s Report discloses a net amount due from the Administrative Agent to any Floor Plan Lender to effect the Settlement of a Floor Plan Loan, the Administrative Agent, concurrently with the delivery of the Administrative Agent’s Report to the Floor Plan Lenders, shall transfer, by wire transfer or otherwise, such amount to such Floor Plan Lender in funds immediately available to such Floor Plan Lender, in accordance with such Floor Plan Lender’s instructions.  If the Administrative Agent’s Report discloses a net amount due to the Administrative Agent from any Floor Plan Lender to effect the Settlement of any Floor Plan Loan, then such Floor Plan Lender shall wire transfer such amount, in funds immediately available to the Administrative Agent, as instructed by the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, such net amount due from a Floor Plan Lender to the Administrative Agent shall be due by 5:00 p.m. on the Settlement Date if such Agent’s Report is received before 1:00 p.m. and such net amount shall be due by 5:00 p.m. on the first Business Day following the Settlement Date if such Agent’s Report is received after 1:00 p.m..  Notwithstanding the foregoing, payments actually received by the Administrative Agent (which shall be credited on the day received if received prior to 1:00 p.m.) with respect to the following items shall be distributed by the Administrative Agent to each Floor Plan Lender as follows:

(i)            on the 16th day of each month (or if such day is not a Business Day, on the following Business Day), payments applicable to interest on the Floor Plan Loans received by the Administrative Agent with respect to Floor Plan Loans outstanding during the preceding month shall be paid to each Floor Plan Lender in proportion to its Percentage of the Floor Plan Loans (based on the outstanding principal amount of funds actually advanced by such Floor Plan Lender with respect to such Floor Plan Loans).  Each Floor Plan Lender’s share of interest accruing each day on the Floor Plan Loans shall be based on such Floor Plan Lender’s Daily Loan Balance.  For purposes hereof, the term “Daily Loan Balance” shall mean as of any day for any Floor Plan Lender, an amount calculated as of the end of that day by subtracting (a) the cumulative principal amount paid by the Administrative Agent to such Floor Plan Lender on account of Floor Plan Loans from the Effective Date through and including the date as of which the Daily Loan Balance is being determined from (b) the cumulative principal amount advanced by such Floor Plan Lender to the Administrative Agent for the benefit of the Borrowers to fund Floor Plan Loans made on and after the Effective Date through and including such date of determination.  Notwithstanding the foregoing, each Floor Plan Lender hereby acknowledges that it shall only receive interest on an Eligible New/Rental Floor Plan

Loan from the date that it advances funds with respect thereto and it will not participate in any discounts and/or subsidies received from any Tier 1 Manufacturer or Tier 2 Manufacturer; and

(b)           In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any Borrower is a debtor prevent the Administrative Agent or any Floor Plan Lender from making any Floor Plan Loan to effect a Settlement contemplated hereby, the Administrative Agent or such Floor Plan Lender, as the case may be, will make such dispositions and arrangements with the other Floor Plan Lenders with respect to such Floor Plan Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Floor Plan Lender’s share of the outstanding Floor Plan Loans being equal, as nearly as may be, to the percentage which such Floor Plan Lender’s Floor Plan Commitment bears to the Floor Plan Commitments of all the Floor Plan Lenders.

(c)           Payments to effect a Settlement shall be made without set-off, counterclaim or reduction of any kind.  The failure or refusal of any Floor Plan Lender to make available to the Administrative Agent at the aforesaid time and place the amount of the Settlement Amount due from such Floor Plan Lender (i) shall not relieve any other Floor Plan Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Floor Plan Lender’s Settlement Amount and (ii) shall not impose upon such other Floor Plan Lender any liability with respect to such failure or refusal or otherwise increase the Floor Plan Commitment of such other Floor Plan Lender.

2.16        Sharing of Payments by Lenders.  (Subject to Section 8.03) if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time (subject to any adjustments the Administrative Agent may require pursuant to Section 2.15)) of payments on account of the Obligations due and payable to the other Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time (subject to any adjustments the Administrative Agent may require pursuant to Section 2.15)) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the

Lenders, as the case may be (subject to any adjustments the Administrative Agent may require pursuant to Section 2.15), provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.18, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to any Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.17        Joint and Several Liability; Agency of the Company.

(a)           Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations now or hereafter owed by any Borrower to the Administrative Agent, the L/C Issuer and the Lenders, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether any Borrower or Borrowers may be liable individually or jointly with others, or whether recovery upon such Obligations may be or hereafter become barred by any statute of limitations, or whether such Obligations may be or hereafter become otherwise unenforceable (such Obligations, the “Borrowers’ Liabilities”).  For valuable consideration, each Borrower unconditionally guarantees and promises to pay to Administrative Agent, on behalf of itself and the Lenders, on demand, in lawful money of the United States, any and all of the Borrowers’ Liabilities.  Notwithstanding the foregoing, the liability of each Borrower individually with respect to its Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.  This is a guaranty of payment and not of collection.

(b)           The guaranty of each Borrower hereunder shall be a continuing guaranty relating to any Borrowers’ Liabilities, including those arising under successive transactions which shall either continue Obligations or from time to time renew any Obligations after such Obligations shall have been satisfied.  Any payment by any of the Borrowers shall not reduce the Borrowers’ maximum obligation hereunder.

(c)           The Obligations of each Borrower are independent, and a separate action or actions may be brought and prosecuted against a Borrower whether action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting its liability hereunder.

(d)           Each Borrower agrees that neither the Administrative Agent nor any Lender shall have any responsibility to inquire into the apportionment, allocation or disposition of the proceeds of any Credit Extension as among the Borrowers, and acknowledges that its liability hereunder shall not be reduced or diminished by the identity of such Borrower giving or receiving of notices and other communications, making requests for, or effecting conversions or continuations of, Loans or Letters of Credit, executing and delivering certificates, or receiving or allocating disbursements from the Lenders.  Each Borrower acknowledges that the handling of any Facility hereunder on a joint borrowing basis as set forth in this Agreement is solely an accommodation to the Borrowers and is done at their request.  Each Borrower agrees that no Lender shall incur any liability to such Borrower as a result of such accommodation.

(e)           Each Borrower represents and warrants to the Administrative Agent and the Lenders that the request for any joint handling of any Loans, Letters of Credit or other Obligations made hereunder or under any other Loan Document was made because the Borrowers are engaged in related operations and are interdependent.  Each Borrower expects to derive benefit, directly or indirectly, from the availability of each Loan, Letter of Credit or other Obligation because the successful operation of each Borrower is dependent on the continued successful performance of the functions of the Borrowers as a group.

(f)            Each Borrower represents and warrants to the Administrative Agent and the Lenders that (i) it has established adequate means of obtaining from each other Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each other Borrower and its respective property, and (ii) it now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Borrower, and its property.  Each Borrower hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Borrower, or the property of any other Borrower, whether now or hereafter known by the Administrative Agent or any Lender during the life of this Agreement.

(g)           Each Borrower expressly waives any right to require the Administrative Agent and the Lenders to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any other Person or any collateral provided by any other Borrower or any other Person, and agrees that the Administrative Agent and the Lenders may proceed against any Borrower and/or collateral in such order as they shall determine in their sole and absolute discretion.  The Administrative Agent and the Lenders may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions.  Each Borrower agrees that the Administrative Agent and the Lenders and any other Borrower may deal with each other in connection with the Obligations, the Borrowers’ Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents.

(h)           Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower, any Guarantor or any other Person with respect to any Obligations, (ii) the unenforceability or invalidity as to any other Borrower, any Guarantor or any other Person of the Obligations, (iii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iv) the cessation for any cause whatsoever of the liability of any Borrower, any Guarantor or any other Person (other than by reason of the full payment and performance of all Obligations), (v) to the extent permitted by law, any failure of the Administrative Agent and the Lenders to give notice of sale or other disposition to any Borrower, any Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition, (vi) to the extent permitted by law, any failure of the Administrative Agent and the Lenders to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including without limitation any failure of the Administrative Agent and the Lenders to conduct a commercially reasonable sale or other disposition of any collateral or other security for any obligation, (vii) any act or omission of the Administrative Agent and the Lenders, that directly or indirectly results in or aids the discharge or release of any Borrower or any Guarantor or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (ix) any failure of the Administrative Agent and the Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Borrower, any Guarantor or any other Person, (x) the election by the Administrative Agent and the Lenders, in any bankruptcy proceeding of any other Borrower or any Guarantor, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (xi) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code in connection with the bankruptcy of any other Borrower or any Guarantor, (xii) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (xiii) any agreement or stipulation with any other Borrower or any Guarantor with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

(i)            Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby waives, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, with respect to each other Borrower and its successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any Borrower may have or hereafter acquire against any other Borrower or any other Person in connection with or as a result of the execution, delivery and/or performance of this Agreement or any other Loan Document.  Each Borrower agrees that, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, it shall not have or assert any such rights against any other Borrower or its successors and assigns or any other party (including any surety), either directly or as an attempted setoff to any action commenced against any Borrower by another Borrower (as borrower or in any other capacity) or any other party.  Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect Borrowers’ liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

(j)            Any obligations of any Borrower or any Guarantor to any other Borrower, now or hereafter existing, including but not limited to any obligations to a Borrower or a Guarantor as subrogee of the Administrative Agent and the Lenders or resulting from a Borrower’s performance under this guaranty, are hereby subordinated to the Borrowers’ Liabilities.  Such obligations of a Borrower or a Guarantor to another Borrower, if the Administrative Agent so requests, shall be enforced, and performance received by such Borrower or such Guarantor as trustee for the Administrative Agent and the Lenders, and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Administrative Agent and the Lenders on account of the Obligations of Borrowers to the Administrative Agent and the Lenders, but without reducing or affecting in any manner the liability of any Borrower under the other provisions of the guaranty contained herein.

(k)           Each Borrower irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, (iii) the receipt of the proceeds of any Loans made by the Lenders to the Borrowers hereunder, and (iv) for receiving service of process.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any or each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement or any other Loan Document shall be deemed to have been delivered to each Borrower (to the extent delivery to such Borrower is required by or appropriate under the terms of this Agreement).

(l)            Notwithstanding anything to the contrary contained herein, to the extent this Agreement requires payment of an amount by “each Borrower”, “the Borrowers” or “a Borrower”, such payment shall be made by the Borrowers, jointly and severally, without duplication.

2.18        Cash Collateral.

(a)           Certain Credit Support Events.  If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02, or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(b)           Grant of Security Interest.  Each of the Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided (other than any Permitted Lien), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Controlled Accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.18 or Sections 2.01, 2.19 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)           Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.19        Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Floor Plan Lenders”, and “Required L/C Lenders” and Section 10.01.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.18; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.19(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.11(a) for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);

(B)          Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18.

(C)          With respect to any fee payable under Section 2.11(a) or (b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders that are L/C Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Letter of Credit Facility Exposure of any

Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Letter of Credit Commitment. Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)           Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Floor Plan Loans and funded and unfunded participations in Letters of Credit (including any L/C Advances) to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)          If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Tax Indemnifications.  (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)           Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)           Evidence of Payments.  Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          executed copies of IRS Form W-8ECI;

(III)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(IV)         to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-SECT, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(iv)          For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)            Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this

Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if any Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)           Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon the Floating LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any Credit Extension or continue Floating LIBOR Rate Loans or to convert Base Rate Loans to Floating LIBOR Rate Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Floating LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Floating LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon the Company’s receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Floating LIBOR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Floating LIBOR Rate component of the Base Rate) immediately if such Lender may not lawfully continue to maintain such Floating LIBOR Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Floating LIBOR Rate, the Administrative Agent, upon receipt of the copy of the demand made by the Company to such Lender, shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Floating

LIBOR Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Floating LIBOR Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03        Inability to Determine Rates.  If the Administrative Agent determines that for any reason in connection with any request for a Floating LIBOR Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount of such Floating LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the Floating LIBOR Base Rate with respect to a proposed Floating LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (c) the Floating LIBOR Base Rate with respect to a proposed Floating LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Floating LIBOR Rate Loans shall be suspended (to the extent of the affected Floating LIBOR Rate Loans) and (y) in the event of a determination described in the preceding sentence with respect to the Floating LIBOR Rate component of the Base Rate, the utilization of the Floating LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Company may revoke any pending request for a borrowing of, conversion to or continuation of Floating LIBOR Rate Loans (to the extent of the affected Floating LIBOR Rate Loans) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of this section, the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans,  in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04        Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Floating LIBOR Rate) or the L/C Issuer;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Floating LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Floating LIBOR Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or requires any Loan Party to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Company, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.05(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.06        Survival.  All of the Loan Parties’ obligations under this Article III shall survive termination of the Commitments, repayment of all Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.  This Agreement shall become effective as of the Effective Date upon the execution and delivery of a counterpart signature page hereof by each of the parties hereto and receipt by the Administrative Agent of each such executed signature page, and satisfaction or effective waiver of each of the conditions precedent set forth below.  The obligation of each Floor Plan Lender to continue or make the Floor Plan Loans at or after the Effective Date in accordance with the terms herein and the obligation of the L/C Issuer to issue Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)            executed counterparts of this Agreement and each Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii)           a Floor Plan Note executed by each Borrower in favor of each Floor Plan Lender requesting a Floor Plan Note;

(iii)          the Security Agreement executed by each Loan Party and the Pledge Agreement duly executed by each Loan Party and FRI, together with:

(A)          certificates representing certificated Equity Interests pledged thereunder accompanied by undated stock powers executed in blank, and instruments evidencing the pledged indebtedness indorsed in blank,

(B)          financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)          account control agreements and securities account control agreements, in each case as referred to in the Security Agreement and duly executed by the appropriate parties,

(D)          evidence that all other actions, recordings and filings of or with respect to the Security Agreement and the Pledge Agreement that the Administrative Agent may deem necessary or desirable in order to perfect, on a first priority basis (subject to exceptions as permitted in the Loan Documents), the Liens created thereby has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements, landlords’ and bailees’ waiver and consent agreements, third party consents and intercreditor agreements);

(iv)          UCC search results showing only acceptable liens (or arrangements satisfactory to the Administrative Agent shall have been made to remove any unacceptable liens promptly after the Effective Date);

(v)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vi)          such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii)         favorable opinions of Kaplan, Strangis & Kaplan, P.A., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit J and such other matters concerning the Loan Parties and the Loan Documents as the Lenders may reasonably request;

(viii)        a certificate signed by a Responsible Officer of each of the Company and FRI certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since December 31, 2014 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) as to the absence of any action, suit, investigation or proceeding pending, or to the knowledge of the Company or FRI, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

(ix)          certified copies of each employment agreement and other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries as the Administrative Agent shall request;

(x)           a duly completed Compliance Certificate demonstrating a Consolidated Current Ratio of not less than 1.180 to 1.000 and a Fixed Charge Coverage Ratio of not less than 1.250 to 1.000 as of June 30, 2015;

(xi)          if required by the Administrative Agent in its sole discretion, audits with respect to the Collateral containing results satisfactory to the Administrative Agent and the Lenders, provided that, whether or not any such audit is performed, the

Administrative Agent and the Lenders shall be entitled to rely on information provided by any lender of the Borrowers or their Subsidiaries as to any vehicles and existing loans being refinanced or paid down on the Effective Date with Floor Plan Loans hereunder, and furthermore, in the event of any disputed or duplicate vehicle loan (each a “Disputed Existing Loan”) being refinanced or paid down by any Floor Plan Loan, in reliance on information provided by the Borrowers, any Subsidiary or any existing lender, then the Borrowers will (jointly and severally), upon demand, repay such Floor Plan Loan, including accrued interest thereon, regardless of whether such Disputed Existing Loan has been resolved with the prior lender; and

(xii)         such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or any Lender reasonably may require.

(b)           (i)  All fees required to be paid to the Administrative Agent on or before the Effective Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Effective Date, including the Upfront Fee (as defined in the Fee Letter) for each Lender, shall have been paid.

(c)           Unless waived by the Administrative Agent, the Company shall have paid: (i) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent) and (ii) all other expenses of the Administrative Agent.

(d)           There shall not have occurred a Material Adverse Effect since December 31, 2014.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.02        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)           The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to each of (i) the most recent annual statements furnished pursuant to Section 6.01(c) or (d), (ii) the most recent monthly statements for March, June, September or December furnished pursuant to Section 6.01(a), and (iii) the most recent quarterly statements furnished pursuant to Section 6.01(b).

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           The Letter of Credit Facility shall equal or exceed the L/C Obligations at such time, after giving effect to such Credit Extension.

Each Request for Credit Extension submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent that:

5.01        Organization; Power and Authority.  Each Obligated Party is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or limited liability company, as the case may be, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Obligated Party has the corporate or limited liability company, as the case may be, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Loan Documents to which it is a party and to perform the provisions hereof and thereof.

5.02        Authorization.  The Loan Documents have been duly authorized by all necessary corporate or limited liability company, as the case may be, action on the part of each Obligated Party and this Agreement and the Loan Documents executed by each Obligated Party constitute, or in the case of the Floor Plan Notes, will upon issuance constitute, the legal, valid and binding obligations, enforceable against each Obligated Party a party thereto in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.03        Accurate Disclosure; No Material Adverse Effect.  The representations in this Agreement, the documents, certificates or other writings delivered to the Lenders by or on behalf of each Obligated Party in connection with the transactions contemplated hereby and the financial statements referred to in Section 5.05, taken as a whole, are complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Each Loan Party maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of such Loan Party. Except as disclosed in the financial statements referred to in Section 5.05, since December 31, 2014, there has been no change in the financial condition, operations, business, properties or prospects of any Obligated Party except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to any Obligated Party that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Lenders by or on behalf of each Obligated Party specifically for use in connection with the transactions contemplated hereby.

5.04        Affiliates and Directors & Officers.  (a) Schedule 5.04(a) is a complete and correct list of the Obligated Parties, including the jurisdiction of organization and the ownership of the outstanding Equity Interests of FRI and each of its Subsidiaries in existence as of the Effective Date; (b) Schedule 5.04(b) is a complete and correct list of each Borrower’s managers, directors and senior officers; and (c) neither Bodily RV II, Inc., an Idaho corporation, nor Venture Out RV Centers, Inc., a California corporation, has any operations or employees, owns any assets or has any liabilities other than the assets and liabilities set forth on Schedule 5.04(c).

5.05        Financial Condition.

(a)           Financial Statements.  The Audited Financial Statements and all other financial statements furnished to the Administrative Agent and/or the Lenders (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the respective dates specified in such financial statements and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes).

(b)           Material Adverse Change.  (i) Since the date of the Audited Financial Statements, there has been no change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or in the facts and information regarding any of such entities as represented in the most recent financial statements provided by the Company which individually or in the aggregate could be expected to have a Material Adverse Effect.

5.06        Compliance with Laws and Other Instruments.  The execution, delivery and performance by the Obligated Parties of the Loan Documents (in each case to which such Obligated Party is a party), and the respective obligations thereunder do not and will not (a) contravene, result in any breach of; or constitute a default under, or result in the creation of any Lien (other than under the Security Documents) in respect of any Property of any Obligated Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, company charter, by-laws, operating agreement, or any other agreement or instrument to which any Obligated Party is a party or by which any Obligated Party or any of its Properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligated Party, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority known to be applicable to any Obligated Party.  Each Borrower represents and warrants that there are no indentures, mortgages, deeds of trust, loan, purchase or credit agreements, leases, corporate charters or bylaws or any other agreement or instrument to which any Obligated Party is a party or by which any of its Properties may be bound or affected which, in any case, is Material to the Company and its Subsidiaries taken as a whole (excluding (i) the agreements referred to in Section 4.01(a)(ix)  and (ii) retail sales contracts for the sale of recreational vehicles or Used Vehicles in the ordinary course of business and related insurance contracts of such Obligated Party).

5.07        Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by any Obligated Party of the Loan Documents.

5.08        Litigation; Observance of Agreements, Statutes and Orders.

(a)           Except as set forth in Schedule 5.08, there are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Obligated Party or any of its Property in any court or before any arbitrator of any kind or before or by any Governmental Authority that:  (i) individually, if adversely determined, could reasonably be expected to result in liability to any Obligated Party in excess of $1,000,000, (ii) purports to affect any transaction contemplated hereby or the ability of the Obligated Parties to perform their respective obligations under the Loan Documents, or (iii) otherwise, in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b)           No Obligated Party is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.09        Taxes.  The Obligated Parties have filed all Federal tax returns and all other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligated Parties have established adequate reserves in accordance with GAAP.  The Borrowers know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects.

5.10        Title to Property; Leases.

(a)           Schedule 5.10 describes every location (including its complete legal address) of any Loan Party where any Collateral is located (including, without limitation, each location where any Eligible Floor Plan Vehicles or Units are or shall be located) and (i) each Loan Party has good and valid title to all of its Properties, and (ii) FRI has good and valid title to all of the Equity Interests in the Company, in each case free and clear of all Liens other than Liens permitted under Section 7.02.

(b)           Schedule 5.10 includes, with respect to each location listed thereon, a description of each lease of real property at such location to which any Loan Party is a party, including the name and address of each lessor, sublessor, and the owner of such real property, as applicable.  Each lease listed on Schedule 5.10 is valid and subsisting and is in full force and effect in all material respects, and all payments under each such lease are current, except for such payments that are being contested in good faith by the applicable Loan Party and with respect to which in the aggregate, no Material Adverse Effect could reasonably be expected to result.

(c)           The locations described on Schedule 5.10, together with the locations, comprise all of the locations leased or owned by any Loan Party.

5.11        Licenses, Permits, Etc.

(a)           Each Obligated Party owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without conflict with the rights of others, except such licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, as the failure to own or possess could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           No item sold or produced by any Obligated Party infringes in any respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)           There is no violation by any Person of any right of any Obligated Party with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any of them, except such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12        Employee Matters.  No Obligated Party or any of its Subsidiaries has any labor contracts or collective bargaining agreements with any persons employed by any Obligated Party or any of its Subsidiaries or any persons otherwise performing services primarily for any Obligated Party or any of its Subsidiaries and no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of any Obligated Party or any of its Subsidiaries.  Neither the Obligated Parties nor any of their respective

Subsidiaries are engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (a) no unfair labor practice complaint pending, or to the best knowledge of any Responsible Officer, threatened against the Obligated Parties or any of their respective Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Obligated Parties or any of their respective Subsidiaries or, to the best knowledge of any Responsible Officer, threatened against any of them, and (b) no strike or work stoppage is in existence or, to the best knowledge of any Responsible Officer, threatened involving the Obligated Parties or any of their respective Subsidiaries except (with respect to any matter specified in clause (a) or (b) above, either individually or in the aggregate) such as could not reasonably be likely to have a Material Adverse Effect.

5.13        Compliance with ERISA.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Obligated Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)           There are no pending or, to the best knowledge of the Obligated Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred, and neither any Obligated Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Obligated Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 80% or higher and neither any Obligated Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 80% as of the most recent valuation date; (iv) neither any Obligated Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Obligated Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)           Neither any Obligated Party or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Effective Date, those listed on Schedule 5.13(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)           Neither any Obligated Party or any ERISA Affiliate maintains or contributes to, or has any obligation to contribute to, any Plan that provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than (A) on the Effective Date, those listed on Schedule 5.13(e) hereto and (B) thereafter, those Plans not otherwise prohibited by this Agreement.

5.14        Use of Proceeds; Margin Regulations.

(a)           Floor Plan Loans.  Each Borrower will use the proceeds of the Floor Plan Loans solely to purchase or finance Eligible Floor Plan Vehicles or Units.

(b)           Letters of Credit.  Letters of Credit issued under the Letter of Credit Facility will be used only for lawful corporate purposes.

(c)           Margin Stock.  No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

5.15        Existing Debt; Future Liens.

(a)           Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Obligated Parties as of the Effective Date.  As of the Effective Date, no Obligated Party is in default in the payment of any principal or interest on any Debt of any such Obligated Party and no event or condition exists with respect to any Debt of any Obligated Party that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)           No Obligated Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.02.

5.16        OFAC.  Neither any Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrowers and their respective Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

5.17        Status under Investment Company Act.  No Obligated Party, any Person Controlling an Obligated Party, or any Subsidiary of any Obligated Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.18        Environmental Matters.

(a)           No claim or proceeding instituted or threatened has raised any claim against any Obligated Party or any of its real properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)           there are no facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any Borrower or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(c)           no Obligated Party has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect;

(d)           all buildings on all real properties now owned, leased or operated by any Borrower are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

(e)           there are no Liens, nor has any Obligated Party received notice of any potential Liens, arising under any Environmental Laws against any of the real properties owned, leased or operated by it.

5.19        Collateral.  The Loans and each Obligated Party’s other Obligations hereunder and under the other Loan Documents are secured by the Collateral as provided in the Security Documents.  The Collateral is adequately described in and is subject to the respective Liens of the Security Documents.  Each of the Security Documents creates a valid and enforceable first priority Lien on and security interest in the Collateral described in such Security Document, subject only to encumbrances permitted under this Agreement.  All documents and instruments have been (or on the Effective Date will be) recorded, filed for record or delivered in such manner and in such places as required to establish such Liens and to perfect and preserve perfected Liens intended to be created thereby with the priority intended therefor and no further action (other than the filing of continuation statements as required by law) is (or on the Effective Date will be) required to maintain and preserve, or effectively to put third parties on notice of, such Liens.  All taxes and filing fees that are required to be paid or are payable in connection with the execution, delivery or recordation of such Liens have (or at or prior to the Effective Date will have) been paid.

5.20        Insurance.  The insurance required by the provisions of Section 6.05 and by the Security Documents is, or on the Effective Date will be, in force and all premiums due and payable in respect thereof have or will have been paid.

5.21        Bank Accounts.  Schedule 5.21 sets forth a complete and accurate list, as of the Effective Date, of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by any Loan Party with any bank or other financial institution, including disclosure of:  (i) the account number, (ii) the name of the bank or other financial institution at which such account is located, and (iii) designations for Deposit Accounts and Controlled Accounts, as well as appropriate descriptions of other types of accounts.

5.22        Patents, Trademarks, and Copyrights.  Schedule 5.22 hereto lists, as of the date of this Agreement, all patents, patent applications, trademark and service mark registrations and applications therefor and copyright registrations and applications therefor owned or licensed by any Loan Party, and all license agreements for the same entered into by the applicable Loan Party except and otherwise specifically provided in Schedule 5.22.  The Obligated Parties as of the Effective Date, will own, possess or, with respect to any license agreement, will have the valid right to use all such patents, patent applications, trademark and service registrations and applications therefor and copyright registrations and applications therefor necessary for the present and, as now contemplated, future conduct of its business, without any Material conflict with the rights of others.

5.23        Solvency.  As of the Effective Date, before and after giving effect to the transactions contemplated by the Loan Documents, (i) the fair saleable value of the assets of each Obligated Party on a going concern basis will be in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (ii) each Obligated Party will be able to pay its debts and obligations as they mature in the ordinary course of its business as proposed to be conducted and each Obligated Party will be able to make all scheduled payments on its Debt; (iii) no Obligated Party will have unreasonably small capital to carry out its business as proposed to be conducted; and (iv) no Obligated Party has taken any actions with respect to the transactions contemplated by the Loan Documents with actual intent to hinder, delay or defraud either present or future creditors.

5.24        Compliance with Dealer Statutes.  No Obligated Party is subject, in any jurisdiction where it conducts business or otherwise maintains any Collateral, to any law requiring the notation of the Lien of the Administrative Agent and the Lenders on the certificate of title of any Collateral to establish or maintain the perfection of such Lien.

5.25        Anti-Corruption Laws.  The Borrowers and their respective Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.26        EEA Financial Institution. Neither any Borrower nor any Guarantor is an EEA Financial Institution.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall comply with the following:

6.01        Financial and Business Information.  The Company shall deliver to the Administrative Agent (who will promptly furnish to the Lenders):

(a)           Monthly Deliveries:  promptly, for each monthly period including the monthly period ending in the month immediately preceding the Termination Date (but excluding for purposes of clauses (i), (ii) and (iii) below, each December), a copy of:

(i)            no later than the last Business Day of the month following the end of each monthly period, Company prepared unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such month,

(ii)           no later than the last Business Day of the month following the end of each monthly period, Company prepared unaudited consolidated statements of income and changes in shareholders’ equity of the Company and its Subsidiaries for such month and (in the case of each month during the fiscal year except the first and last month) for the portion of the fiscal year ending with such month,

(iii)          with the delivery of the monthly financial statements described in (i) and (ii) above, Company prepared unaudited consolidated statements of income of the Company and its Subsidiaries for the twelve month period ended with such month, and

(iv)          no later than the last Business Day of the month following the end of each monthly period (or, in the case of each December, not later than 75 days after the end of such month), Company prepared unaudited statements of income for each dealership retail location for such month and (in the case of each month during the fiscal year except the first and last month) for the portion of the fiscal year ending with such month, setting forth in each case with respect to deliveries under clauses (i) and (ii), for each month in comparative form the figures for the corresponding periods in the previous fiscal year and the figures set forth for such periods in the Company’s budget for such fiscal year delivered to the Lenders pursuant to Section 6.01(m), all in reasonable detail, prepared by the Company in accordance with GAAP, and certified by any Responsible Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries and its results of operations, subject to changes resulting from year-end adjustments.

(b)           Quarterly Cash Flow Statements:  in addition to the monthly statements prepared and delivered pursuant to Section 6.01(a), together with each monthly statement delivered with respect to the months ending in March, June and September, Company prepared unaudited consolidated statements of cash flows for the fiscal quarter, and portion of the fiscal year, ending with such month, setting forth in comparative form the figures for the corresponding periods in the previous fiscal year and the figures set forth for such periods in the Company’s budget for such fiscal year delivered to the Lenders pursuant to Section 6.01(m), in reasonable detail prepared in accordance with GAAP, and certified by any Responsible Officer of the Company as fairly presenting, in all material respects, the cash flows of the Company and its Subsidiaries, subject to changes resulting from year-end adjustments.

(c)           Company Prepared Annual Statement:  promptly, and in any event, within 75 days after the end of each fiscal year of the Company, a copy of (i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries, as at the end of such year, prepared by the Company and (ii) consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and prepared by the Company in accordance with GAAP.

(d)           Annual Statements:  promptly, and in any event, within 120 days after the end of each fiscal year of the Company, a copy of:  (i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries, as at the end of such year, and (ii) consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year and in the case of the consolidated statements setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared by the Company in accordance with GAAP. The consolidated financial statements described in clauses (i) and (ii) shall be accompanied by a report and opinion thereon of independent certified public accountants of recognized national standing (which may include, but not be limited to, Ernst & Young), which report and opinion shall state (1) that such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and its results of operations and cash flows and have been prepared in conformity with GAAP, and (2) that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and that such audit provides a reasonable basis for such report and opinion in the circumstances, and which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided, however, any such report or opinion may include a “going concern” or like qualification or exception arising from the fact that the Maturity Date falls within one (1) year of the date of such report. The consolidating financial statements described in clauses (i) and (ii) shall be certified by any Responsible Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries.

(e)           FRI Financial Statements.  At the request of the Administrative Agent, concurrently with the delivery of each of the financial statements referred to in Sections 6.01(a) through (c), such monthly, quarterly or annual financial statements of any Holding Company Guarantor as the Administrative Agent may request.

(f)            SEC and Other Reports:  promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by any Loan Party to its equity holders (in their capacity as equity holders) generally, and (ii) each report, each registration statement (without exhibits except as expressly requested by such Lender), and each prospectus and all amendments thereto filed by any Loan Party with the Securities and Exchange Commission and of all press releases and other statements made available generally by any Loan Party to the public concerning developments that are Material.

(g)           Notice of Default or Event of Default:  as promptly as practicable, and in any event within one Business Day after a Responsible Officer has actual knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 8.01(f), a written notice specifying the nature and period of existence thereof and what action the applicable Loan Party is taking or proposes to take with respect thereto.

(h)           ERISA Matters:  (i) promptly, and in any event within two Business Days after a Responsible Officer of any Obligated Party becomes aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action such Obligated Party or applicable ERISA Affiliate has taken, is taking or proposes to take with respect thereto and any action taken or threatened to be taken by the IRS, the U.S. Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Obligated Party or any of its ERISA Affiliates with the Department of Labor with respect to each Pension Plan; (B) all material notices received by any Loan Party or an ERISA Affiliate from a Multiemployer Plan sponsor concerning an ERISA Event; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent may reasonably request.

(i)            Notices from Governmental Authority:  promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Loan Party from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.

(j)            Audit Reports:  promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of any Loan Party and any management letter received from such accountants.

(k)           Material Litigation:  promptly (and in any event within five Business Days) after any Loan Party becomes aware of (i) the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any of its Property, or (ii) any Material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, could have a Material Adverse Effect, a certificate of a Responsible Officer of such Loan Party describing the nature and status of such matter in reasonable detail (unless such disclosure would, in the reasonable opinion of counsel to such Loan Party, cause a waiver of attorney-client privilege).

(l)            Notice:  as soon as possible, copies of any notices given by or delivered to the Company under or pursuant to any Subordinated Debt or Subordination Agreement, including without limitation, any notices of default thereunder.

(m)          Budgets; Long Term Plans:  (i) as soon as available, but in any event not later than 15 days prior to the first day of each fiscal year of the Company, a copy of the initial budget of the Company and its Subsidiaries for such fiscal year, prepared on a monthly basis and including appropriate balance sheet, income statement, cash flow and working capital projections for such period, (ii) promptly after the same are produced, copies of any material adjustments to the budget of the Company and its consolidated Subsidiaries referred to in clause (i) above, and (iii) promptly after the same is presented to the management of the Company, a copy of any long-range business plans of the Company that may be prepared from time to time for or at the direction of the management of the Company, and all material amendments thereto which may be in effect from time to time.

(n)           Variation from Budget:  as soon as available, but in any event within 30 days following the end of each quarterly period, a written statement of any Responsible Officer of the Company setting forth an explanation for any Material variance from the budget for such monthly or quarterly fiscal period, as applicable.

(o)           Requested Information:  with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Loan Parties, or relating to the ability of the Loan Parties to perform their respective obligations hereunder and under the Loan Documents (including, without limitation, any data or information furnished to any other holder of Debt of any Loan Party) as from time to time may be reasonably requested by any Lender.

(p)           Hurricane Program Reports:  (i) in a report to the Administrative Agent to be delivered daily, or less frequently in the sole discretion of the Administrative Agent, the Company shall identify for the Administrative Agent (by notation or otherwise) any Floor Plan Units sold to FEMA; and (ii) each month during the term of the Hurricane Program and until all Loans pursuant to the Hurricane Program have been paid in full, the Company shall deliver to the Administrative Agent a report of (A) Floor Plan Units sold for which payment is still outstanding, and (B) Floor Plan Units that are leased as part of the Hurricane Program, including the relevant VIN, purchaser/lessee, purchase price/lease payments, and lease term.  Additionally, all listings of assets delivered to the Administrative Agent or the Lenders pursuant to the Agreement must clearly identify the Floor Plan Units that are subject to the Hurricane Program.

(q)           Change in Accounting Policies:  promptly, a notice of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(r)            Change in Fiscal Year:  promptly, a notice of any change in the fiscal year of any Loan Party.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c), (d) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by any Borrower marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to any of the Borrowers or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”

6.02        Officer’s Certificate.  Each set of financial statements delivered to a Lender pursuant to Sections 6.01(a) through (d) hereof, inclusive, shall be accompanied by a Compliance Certificate executed by any Responsible Officer of the Company setting forth, without limitation, the following:

(a)           Covenant Compliance:  The information (including detailed calculations) required to establish whether the Company and its Subsidiaries were in compliance with the requirements Sections 7.22 and 7.23, during the period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)           Event of Default:  A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Loan Parties from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Loan Party to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Loan Party shall have taken or proposes to take with respect thereto.

6.03        Inspection.

(a)           Inspection of Books and Records.  The Loan Parties shall permit the representatives of the Administrative Agent, accompanied by representatives of any Lender that desires to participate, to visit and inspect any of the offices or properties of the Loan Parties, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss the affairs, finances and accounts of the Loan Parties with the Loan Parties’ officers and accountants (and by this provision each Loan Party authorizes said accountants to discuss the affairs, finances and accounts of each Loan Party), all at such times and as often as may be reasonably requested.  Any such visit or inspection shall be at the Loan Parties’ expense.

(b)           Inspection of Floor Plan Vehicles or Units by Administrative Agent.  The Administrative Agent, accompanied by representatives of any Lender that desires to participate, shall have the right to verify at any time and from time to time all or any part of the Collateral in any manner, and through any medium that the Administrative Agent reasonably considers appropriate and each Loan Party agrees to furnish all assistance and information, and perform any acts, which the Administrative Agent may require in connection therewith.  Inspection of Floor Plan Vehicles or Units by the Administrative Agent pursuant to this Section 6.03(b) shall be conducted no less than six times annually (approximately every 60 days), as determined by the Administrative Agent.  Any such verification or inspection shall be at the Borrowers’ expense.  In connection with any such verification or inspection by the Administrative Agent, the Documentation Agent agrees to provide to the Administrative Agent, at the Borrowers’ expense, any information that the Administrative Agent reasonably requests upon reasonable notice.

(c)           Inspection of Floor Plan Vehicles or Units by Documentation Agent.  In addition to any inspections by the Administrative Agent pursuant to Section 6.03(b), above, JPMorgan Chase Bank, N.A., as Documentation Agent hereunder (“the Documentation Agent”), accompanied by representatives of any Lender that desires to participate, shall have the right to verify at any time and from time to time all or any part of the Collateral in any manner, and through any medium that the Documentation Agent reasonably considers appropriate and each Loan Party agrees to furnish all assistance and information, and perform any acts, which the Documentation Agent may require in connection therewith; provided, however, that such verification or inspections of Collateral by the Documentation Agent pursuant to this Section 6.03(c) shall be conducted no more than two times annually and not during any month in which the Administration Agent conducts an inspection pursuant to Section 6.03(b).  Any such verification or inspection shall be at the Borrowers’ expense.  In connection with any such verification or inspection by the Documentation Agent, the Administrative Agent agrees to provide to the Documentation Agent, at the Borrowers’ expense, any information that the Documentation Agent reasonably requests upon reasonable notice.

(d)           Discussion of Results of Inspections; Company Verification and Reports.  The Borrowers agree to discuss in good faith with the Administrative Agent the results of any inspection by the Administrative Agent pursuant to Section 6.03(b) and any discrepancies between such inspection results and the payments made by the Borrowers pursuant to Section 2.07.  The Borrowers agree to discuss in good faith with the Documentation Agent, and the Administrative Agent agrees to discuss in good faith with the Documentation Agent and the applicable Borrowers, the results of any inspection by the Documentation Agent pursuant to Section 6.03(c) and any discrepancies between such inspection results and the payments made by the Borrowers pursuant to Section 2.07.  In addition, if there are any discrepancies between the results of an inspection by the Administrative Agent or the Documentation Agent and the payments made by the Borrowers pursuant to Section 2.07 (any such discrepancies being referred to as “Reported Discrepancies”):

(i) the Company shall, as quickly as reasonably possible (but in any event within ten (10) days after delivery by the Administrative Agent or the Documentation Agent to the Company of a request therefor), (A) take any action reasonably requested by the Administrative Agent or the Documentation Agent to determine why there are such Reported Discrepancies and to verify the relevant underlying facts regarding the Reported Discrepancies, and (B) provide a written report of such determinations and verifications to the Administrative Agent and the Lenders, and

(ii) the Borrowers shall immediately make any payments that are required pursuant to Section 2.07.

(e)           If as a result of any Reported Discrepancies, any Lender determines that one or more conditions to funding any Loans hereunder have not been satisfied and such Lender has notified the Administrative Agent and any Borrower in writing of such determination (in accordance with clause (a)(i) of the definition of “Defaulting Lender”), then such Lender shall not be a Defaulting Lender solely because of its failure to fund all or any portion of such Loans.

6.04        Compliance with Law.  Each Loan Party shall comply, and shall cause each Guarantor to comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, Environmental Laws and motor vehicle dealer Laws, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.05        Insurance.  (a)  All risk of loss of the Collateral shall be borne solely by the Loan Parties.  Each Loan Party shall purchase and maintain from an insurance company rated at least “A-”, Class IX or better by A.M. Best Company, Inc. (“A.M. Best”) or otherwise acceptable to the Administrative Agent and the Required Lenders, the following program of insurance:

(i)            Property insurance with respect to the Collateral (subject to the Collateral Documents) on an all risk of physical loss basis for the full replacement cost thereof (with an endorsement sufficient to negate any coinsurance requirement) with a per occurrence maximum amount not less than the per occurrence maximum amounts customarily maintained by Persons of comparable size engaged in the same or a similar business as the Loan Parties, and with a deductible not to exceed $500,000 per occurrence, providing, without limitation, coverage against loss or damage by fire, lightning, windstorm, hail, explosion, riot, civil commotion, aircraft, vehicles, smoke, debris removal and other risks from time to time included under “all-risk” coverage subject to annual aggregate limits of not less than the limits of insurance in place on the Effective Date;

(ii)           Directors and officers liability insurance covering the directors and officers of the Loan Parties in an amount of not less than $5,000,000;

(iii)          Such other insurance against loss, damage, and liability in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same line of business, by Persons of comparable size engaged in the same or a similar business as the Loan Parties;

(iv)          All workers’ compensation, employer liability insurance, or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower may be engaged in business; and

(v)           All flood insurance with respect to the Collateral as may be required under applicable law;

naming the Administrative Agent, for itself and for the benefit of itself and the Lenders as additional insureds (the “Additional Insureds”) and, with respect to property insurance covering the Collateral, naming the Administrative Agent and its successors and assigns as first loss payee under a standard lender’s loss payee rider.  Such insurance policies shall provide:  (1) breach of warranty providing that the interest of the Additional Insureds shall not be invalidated by any action or inaction of any Loan Party, (2) waiver of subrogation, set-off or counterclaim by the insurer against Additional Insureds, (3) 30 days’ prior written notice of cancellation, termination or material modification to Additional Insureds (or 10 days’ prior written notice of cancellation or termination because of non-payment of premiums), (4) confirmation that coverage is primary and noncontributory with respect to any other insurance available for the protection of the Additional Insureds, (5) severability of interest clause in each liability policy providing each

Additional Insured the same protection as would have been available had these policies been issued individually to each of them, except that this fact shall not in any event increase the total liability of the insurer beyond the limits set forth in the policies, and (6) that the Administrative Agent and other Additional Insureds and their respective subsidiaries and affiliates have no responsibility for premiums.

(b)           The Loan Parties shall deliver or cause to be delivered to the Administrative Agent, (i) as soon as practicable prior to the expiration of any insurance policy, an insurance broker’s letter from any Loan Party’s independent insurance agent setting forth (1) the amounts of coverage and sublimits offered; (2) the types of coverage and proposed terms thereof; and (3) if available, insurance renewal quotations (with options available) and (ii) prior to the expiration of any insurance policy, evidence that the insurance premiums then due thereon with respect to such substitute policy or renewal have been paid and that such substitute policy or renewal meets the insurance requirements set forth in this Section 6.05 together with an insurance certificate for such policy.  The Loan Parties shall cooperate with the Administrative Agent in obtaining all flood zone certificates that may be required by applicable law or requested by the Administrative Agent with respect to any real property of any Loan Party or its Subsidiaries.  Upon the request of the Administrative Agent or any Lender, any Loan Party shall provide copies of the insurance policies maintained by such Loan Party.  In the event any Loan Party, at any time or times hereafter, shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Event of Default, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable.  The Administrative Agent shall provide the Company with contemporaneous notice of any action taken by the Administrative Agent and any such payments shall be part of the indebtedness secured by the Collateral Documents, secured by the Collateral and payable on demand.

(c)           Each Loan Party irrevocably makes, constitutes and appoints the Administrative Agent and any Person whom the Administrative Agent may from time to time designate as each Loan Party’s true and lawful attorney (and agent-in-fact) for the limited purpose of endorsing the name of such Loan Party on any check, draft instrument or other item of payment for the proceeds of the policies of insurance described in clauses (i) and (ii) of Section 6.05(a) and for making all determinations and decisions with respect to such policies of insurance.  The Administrative Agent shall apply the net proceeds of any such insurance claim or settlement received by the Administrative Agent in accordance with the terms of Section 2.15.

6.06        Maintenance of Properties, Environmental Matters, Etc.  Each Loan Party shall maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 6.06 shall not prevent any Loan Party from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of this Section 6.06, each Loan Party:  (i) shall maintain its Properties in compliance in all Material respects with any applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all governmental approvals required for its operations at or on its properties by any applicable Environmental Laws; (iii) shall cure as soon as practicable any material violation of applicable Environmental Laws with respect to any of its Properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of its Properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the Resource Conservation and Recovery Act of 1980 or any comparable state law; (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any of its Properties (including without limitation, any underground storage tanks) except in the ordinary course of its business and in Material compliance with all Environmental Laws; and (vi) shall notify the Administrative Agent in writing, and within a reasonable period of time, and provide any reasonably requested documents, upon learning of any Material environmental claim or Material violation of any Environmental Laws, or any release of a reportable quantity (as determined under any Environmental Law) of a Hazardous Material, or any claim arising out of or in connection with a release of a Hazardous Material, which arises in connection with any of its Properties, and any other environmental or health and safety condition which would reasonably be expected to result in any material interference with the use or operation of any of its Properties or could reasonably be expected to have a Material Adverse Effect.  With respect to any release of Hazardous Materials, each Borrower shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, clean up or abate any material quantity of Hazardous Materials released or disposed at or on any of its properties as required by any applicable Environmental Law.

6.07        Preparation of Environmental Reports.  At the request of the Administrative Agent from time to time, provide to the Lenders within 60 days after such request, at the expense of the Company, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Company, and the Company hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.08        Payment of Taxes and Claims.  Each Loan Party shall file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Loan Party, provided that such Loan Party need not pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Loan Party on a timely basis in good faith and in appropriate proceedings, and such Loan Party has established reserves reasonably deemed by it to be adequate on its books with respect thereto and (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect and any Lien resulting from such nonpayment of any such tax or assessment or claim is and remains a Permitted Lien.

6.09        Corporate Existence; Books and Records.  (a) Each Loan Party shall at all times preserve and keep in full force and effect, and cause each other Loan Party to keep in full force and effect, its corporate existence.  The Company shall, and shall cause each other Loan Party to at all times preserve and keep in full force and effect all rights and franchises of such Loan Party unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Each Loan Party shall keep adequate books and records in conformity with GAAP.  Each Borrower’s records with respect to Accounts (other than Contracts in Transit) shall be kept or shall be accumulated by the Borrowers on a centralized basis at the Company’s headquarters.

6.10        Landlord Consents.  In addition to (but without duplication of) the requirements of Article IV, each Loan Party shall deliver to the Administrative Agent (which shall provide copies to each of the Lenders), with respect to each parcel of real estate leased by such Loan Party, other than such leased locations where the value of the Collateral held at any such individual location does not exceed $500,000 and the aggregate value of the Collateral at all such locations does not exceed $2,000,000, a consent and waiver of the lessor and any other Person holding a fee or leasehold interest in such real estate, pursuant to which such Person or Persons shall consent to (a) the entry upon such Property and removal of any and all Property of any Loan Party, and (b) notice of defaults to and cures by the Lenders, and which consent and waiver shall otherwise be in form and substance satisfactory to the Required Lenders.  Notwithstanding the foregoing, or any provision of any other Loan Document, the Loan Parties shall not be required to deliver a landlord consent and waiver for any of the following locations:

(a)           27905 Katy Freeway, Katy, TX 77494;

(b)           24901 W. Pico Canyon Rd., Newhall, CA 91381; or

(c)           Lot D Mann Biomedical Park, Santa Clarita, California 91355.

6.11        Cash Management.  (a) Unless otherwise permitted in writing by the Administrative Agent in its sole discretion, the Loan Parties shall maintain all of their Deposit Accounts with Bank of America or another financial institution that has executed and delivered to the Administrative Agent Account Control Documentation reasonably requested by the Administrative Agent to ensure that all Deposit Accounts are Controlled Accounts (all such Deposit Accounts collectively called the “Controlled Deposit Accounts”) and cause all cash and other proceeds from Floor Plan Vehicles or Units and other Collateral to be deposited into a Controlled Deposit Account consistent with past practice.  The Borrowers shall take all such actions as the Administrative Agent deems necessary or advisable to send all remittances with respect to, or other proceeds of Floor Plan Vehicles or Units and other Collateral to the

Administrative Agent’s Account to be applied to the Obligations.  Upon receipt by any Loan Party of collections of cash and any proceeds of Collateral, such Loan Party shall immediately deposit all such payments into a Controlled Deposit Account.

(b)           The Loan Parties shall (i) give the Administrative Agent 30 days written notice of the closing of any account listed on Schedule 5.21; (ii) notify the Administrative Agent of any new accounts (including any new deposit, checking, securities or other account) at any bank, broker/dealer or other financial institution to be opened by any Loan Party; and (iii) upon the request of the Administrative Agent, concurrently with the opening of any new account, deliver to the Administrative Agent Account Control Documentation signed by the applicable Loan Party and Third Party Bank, together with an updated Schedule 5.21 reflecting all accounts of the Loan Parties, including the new account.

(c)           After the occurrence and during the continuance of an Event of Default, the Administrative Agent may send a notice of assignment and/or notice of the Lenders’ security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral; provided that such notice shall direct that any proceeds of such Collateral be paid directly to the Administrative Agent, for the benefit of the Administrative Agent and Lenders, and thereafter the Administrative Agent shall have the sole right to collect the Accounts and cause all payments to be made to the Administrative Agent to be deposited in the Administrative Agent’s Account and/or take possession of the Collateral and the books and records relating thereto.  The Borrowers shall not, without prior written consent of the Administrative Agent, grant any extension of time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever.

(d)           Each Borrower hereby appoints the Administrative Agent or its designee on behalf of the Administrative Agent as such Borrower’s attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts, to sign any Borrower’s name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors with respect to Accounts, assignments and verifications of Accounts and notices to Account Debtors with respect to Accounts, to send verification of Accounts, and to notify the postal service authorities to change the address for delivery of mail addressed to any Borrower to such address as the Administrative Agent may designate and to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

(e)           Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Administrative Agent and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by Law.

6.12        Delivery of Rental Floor Plan Unit Titles.

(a)           Within seven days following the Effective Date, for each Eligible Rental Floor Plan Unit owned by such Borrower and financed under this Agreement as of the Effective Date, each Borrower shall (i) have sent to the relevant Governmental Authority a completed title application listing the Administrative Agent as lienholder for the benefit of the Lenders, free and clear of any Liens other than Liens created under the Collateral Documents, and (ii) deliver to the Administrative Agent a copy of such title application.

(b)           From and after the Effective Date, within five Business Days following either (i) the receipt by any manufacturer or vendor on behalf of any Borrower or by any Borrower of the proceeds of any Loan financing any Eligible Rental Floor Plan Unit owned by such Borrower or (ii) the decision of any Borrower to treat any Eligible New Floor Plan Unit or Specified New Floor Plan Unit financed under Section 2.03(a) as an Eligible Rental Floor Plan Unit, such Borrower shall (x) have sent to the relevant Governmental Authority a completed title application listing the Administrative Agent as lienholder for the benefit of the Lenders, free and clear of any Liens other than Liens created under the Collateral Documents, and (y) deliver to the Administrative Agent a copy of such title application.

(c)           Each title application completed pursuant to subsection (a) or (b) above shall indicate that the original title shall be delivered by the relevant Governmental Authority directly to the Administrative Agent.  If any Borrower receives the title to any Eligible Rental Floor Plan Unit financed under this Agreement listing the Administrative Agent as lienholder for the benefit of the Lenders, such Borrower shall immediately deliver such title to the Administrative Agent.

6.13        Use of Proceeds.  All proceeds of Loans shall be used as provided in Section 5.14.

6.14        Compliance with Dealer Statutes.  Each Borrower shall, in every jurisdiction where it conducts business or otherwise maintains any Collateral, remain exempt from any law requiring the notation of the Lien of the Administrative Agent and the Lenders on the certificate of title of any Collateral to establish or maintain the perfection of such Lien.

6.15        Further Assurances.

(a)           Upon the formation or acquisition of any new direct or indirect Subsidiary by any Obligated Party, then the Company shall, at the Company’s expense:

(i)            if such Subsidiary is a Domestic Subsidiary of the Company and an operator of a recreational vehicle dealership or a dealership engaged in the purchase and/or sale of Used Vehicles, within 30 days after such formation or acquisition, cause such Subsidiary to become a Borrower hereunder by executing a Credit Agreement Joinder Agreement in the form of Exhibit L attached hereto.

(ii)           (in addition to any Credit Agreement Joinder that may be required pursuant to clause (i) above) within 30 days after such formation or acquisition, cause such Subsidiary to duly execute and deliver to the Administrative Agent a guaranty joinder agreement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents;

(iii)          Within 30 days after such formation or acquisition, furnish to the Administrative Agent:

(A)          such documents and certifications as the Administrative Agent may request to evidence that such Subsidiary is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(B)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of such Subsidiary as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is to be a party;

(C)          upon the request of the Administrative Agent, a certificate of a Responsible Officer of such Subsidiary either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Subsidiary and the validity against such Subsidiary of the Loan Documents to which it is to be a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(D)          evidence that all insurance required to be maintained by or for such Subsidiary pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of such Subsidiary that constitutes Collateral;

(iv)          within 10 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail satisfactory to the Administrative Agent;

(v)           within 30 days after such formation or acquisition, cause such Subsidiary and each direct parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent at the Administrative Agent’s request, Security Agreement joinder agreements and supplements, Pledge Agreement joinder agreement and supplements, and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties;

(vi)          within 30 days after such formation or acquisition, cause such Subsidiary and each direct parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement supplements, Pledge Agreement supplements, and security and pledge agreements delivered pursuant to this Section 6.15, enforceable against all third parties in accordance with their terms;

(vii)         within 30 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i) or (ii), as applicable, (v) and (vi) above, and as to such other matters as the Administrative Agent may reasonably request; and

(viii)        as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to any parcel of real property owned or leased by such Subsidiary, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and the Real Estate Support Documents, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;

(b)           Without limiting the generality of Section 7.07, upon the acquisition or lease of any property by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Company shall, at the Company’s expense:

(i)            within 10 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

(ii)           within 30 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent at the Administrative Agent’s request, Security Agreement joinder agreements and supplements, Pledge Agreement joinder agreements and supplements, and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(iii)          within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv)          within 30 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

(v)           as promptly as practicable after any acquisition or lease of real property, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such real property, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and the Real Estate Support Documents, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;

(c)           Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Company shall, at the Company’s expense:

(i)            within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,

(ii)           within 30 days after such request, duly execute and deliver, and cause each Loan Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent Security Agreement joinder agreements and supplements, Pledge Agreement joinder agreements and supplements, and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of under the Loan Documents and constituting Liens on all such properties,

(iii)          within 30 days after such request, take, and cause each Loan Property to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement joinder agreements and supplements, Pledge Agreement joinder agreements and supplements, and security and pledge agreements delivered pursuant to this Section 6.15, enforceable against all third parties in accordance with their terms,

(iv)          within 30 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

(v)           as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or leased by any Loan Party and its Subsidiaries, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and the Real Estate Support Documents, as applicable, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;

(d)           At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement joinder agreements and supplements, Pledge Agreement joinder agreements and supplements, and other security and pledge agreements.

6.16        Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17        Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.18        Hurricane Program Sales to FEMA.  Notwithstanding anything in this Agreement, or otherwise to the contrary, each sales contract or purchase order with FEMA shall, to the extent commercially practicable, require payment of the purchase price by electronic payment into the Administrative Agent’s Account.  Upon entry into any contract for the sale of any Floor Plan Unit with FEMA by any Borrower, such Borrower shall execute and deliver to the Administrative Agent an Assignment of Rights and Proceeds, and deliver to FEMA a Notice of Assignment of Claims under Government Contract, each in substantially the same form as Exhibit G hereto.

6.19        Hurricane Program Leases.

(a)           Hurricane Program Lease Terms.  Notwithstanding anything in this Agreement, or otherwise to the contrary, each lease with a Hurricane Program Lessee (i) must not constitute a conditional sales contract, (ii) must prohibit the further transfer or encumbrance of any of the Hurricane Program Lessees’ rights or interests in the lease or the Floor Plan Unit, and (iii) must be for a term of not more than 12 months.  Each lease of a Floor Plan Unit pursuant to the Hurricane Program shall be made pursuant to the terms and conditions of a form of lease that has been approved in advance in writing by the Administrative Agent.

(b)           Legends.  The Borrowers immediately shall affix the following legend to the cover page of each lease made with a Hurricane Program Lessee and, upon request of the Administrative Agent, shall deliver each such original lease to the Administrative Agent:

“Lessor has granted a security interest in the recreational vehicle/towable subject to this Lease and every right to payment with respect to this Lease (including without limitation every account, account receivable, instrument, note, draft, acceptance, document, and chattel paper) to Bank of America, N.A., as Administrative Agent.  This Lease and all payments and proceeds of this Lease have been assigned to Bank of America, N.A., as Administrative Agent.  No further transfer or disposition of the Lease or any payments or proceeds associated with this Lease is permitted.  Any transfer of this Lease or any payments or proceeds associated with this Lease will violate the Credit Agreement previously entered into by FreedomRoads, LLC and certain of its affiliates, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto, as the same may be amended, waived or otherwise modified from time to time.”

The Borrowers shall not retain any copies of any lease without the foregoing legend.

(c)           Insurance.  During any period of time in which any Borrower is leasing any Floor Plan Unit to Hurricane Program Lessees pursuant to the Hurricane Program, the Company shall maintain, in addition to the insurance required by the Agreement, lessor liability coverage in an amount equal to at least $1,000,000 per Floor Plan Unit that is leased under the Hurricane Program.

(d)           Collateral Assignment of Leases.  Upon entry into any lease of a Floor Plan Unit with a Hurricane Program Lessee by any Borrower, such Borrower shall execute and deliver a Collateral Assignment of Leases in substantially the same form as Exhibit H hereto.

6.20        Supplier Contracts.  Each Borrower agrees to use its reasonable best efforts to cause the manufacturers or other suppliers of Floor Plan Units to enter into Eligible Repurchase Agreements.

6.21        Anti-Corruption Laws.  Each Borrower shall, and shall cause each Subsidiary to, conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall comply with the following:

7.01        Limitations on Debt.  None of the Loan Parties shall create, assume, guarantee or otherwise incur, or suffer to be incurred or permit to exist or in any manner be or become liable in respect of any Debt, except:

(a)           Debt incurred under this Agreement;

(b)           (i) Debt evidenced by the Subordinated Notes or Subordinated Guaranties outstanding on the Effective Date and listed on Schedule 5.15 or (ii) other Subordinated Debt (A) that (x) has a final scheduled maturity date no earlier than the date that is six (6) months following the Maturity Date, and (y) has no scheduled payments of principal prior to its scheduled maturity date, (B) evidenced by a Subordinated Note or Subordinated Guaranty incurred in connection with the Acquisition permitted by Section 7.04(c) in an aggregate principal amount not to exceed $1,000,000, the proceeds of which are used to finance, in whole or in part, the purchase price of such Acquisition or (C) is owing to Stephen Adams or any trusts of which, he, his wife, his children or his grandchildren are the sole beneficiaries and for which one or more of such individuals are the trustee(s);

(c)           purchase money Debt or Capital Leases of the Borrowers incurred to finance Capital Expenditures permitted by this Agreement in an aggregate outstanding amount (including the outstanding principal amount of such Debt and outstanding Attributable Indebtedness in respect of such Capital Leases) not to exceed $10,000,000 at any time;

(d)           Debt incurred to finance Acquisitions permitted by Section 7.04(c) in an aggregate outstanding amount (including the outstanding principal amount of any Debt assumed as part of any such Acquisition) not to exceed $10,000,000 at any time;

(e)           Debt existing as of the Effective Date as listed on Schedule 5.15;

(f)            Guarantees of any Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of any Borrower or any other Subsidiary Guarantor;

(g)           obligations (contingent or otherwise) of any Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(h)           obligations under Secured Cash Management Agreements (to the extent that such obligations constitute Debt); and

(i)            obligations (whether direct or contingent) arising under letters of credit issued within the year before the Letter of Credit Expiration Date, which obligations are in an aggregate amount not to exceed at any time the difference between the Letter of Credit Facility and the Outstanding Amount of L/C Obligations.

7.02        Limitation on Liens.  No Loan Party shall create or incur, or suffer to be incurred or permit to exist, any Lien on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except:

(a)           Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 6.08; provided further in each case, the obligation secured is not overdue or, if overdue, is bonded or the execution of which is stayed by appropriate judicial action; and provided finally that any such Lien is subject and subordinate to the Lien of the Collateral Documents unless otherwise provided by operation of law;

(b)           Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which any applicable Loan Party shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which the obligation secured by such Lien is bonded or a stay of execution pending such appeal or proceeding for review shall have been secured; provided that any such Lien is subject and subordinate to the Lien of the Collateral Documents;

(c)           Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws (other than any such Lien imposed pursuant to section 401(a)(29) or 412(n) of the Code or under ERISA), warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and is bonded or the execution of which is stayed by appropriate judicial action; and provided further that any such Lien is subject and subordinate to the Lien of the Collateral Documents unless otherwise provided by operation of law;

(d)           minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not in any event materially impair the value of such real property or the use thereof in the operation of the business of any Loan Party;

(e)           Liens existing as of the Effective Date and reflected in Schedule 5.15;

(f)            Liens of the Collateral Documents and Liens expressly permitted pursuant thereto;

(g)           Liens securing the obligations of Borrowers under Subordinated Notes and Subordinated Guaranties, but only to the extent such Liens are subject to valid and enforceable Subordination Agreements; and

(h)           Liens securing any Debt or Capital Lease permitted under Section 7.01(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt or Capital Lease and (ii) the Debt or Capital Lease secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

7.03        Restricted Payments.  No Loan Party shall make any Restricted Payments except that:

(a)           the Company may make Permitted Tax Distributions;

(b)           any Loan Party may make Restricted Payments to any other Loan Party;

(c)           the Company may make the Permitted Equity Interest Disposition; and

(d)           any Loan Party may make other Restricted Payments (other than any Restricted Payment with respect to Subordinated Debt, which payment would violate any term or provision of the Subordinated Note or Subordination Agreement applicable thereto) provided that immediately before and immediately after giving effect to such Restricted Payment, (i) no Default shall have occurred and be continuing, and (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 7.22 and 7.23.

7.04        Investments; Acquisition.  No Loan Party shall make any Investment other than:

(a)           Permitted Investments;

(b)           transactions permitted by Section 7.05(b);

(c)           Acquisitions by the Company, provided that:

(i)            if the aggregate consideration to be paid for goodwill (the “Goodwill Amount”) in connection with such Acquisition is greater than $10,000,000 and the Company has not received, within the one hundred eighty (180) day period immediately preceding such Acquisition, a capital contribution in an amount equal to or in excess of the Goodwill Amount to be paid, (A) the Company shall have delivered to the Administrative Agent and each Lender, at least thirty (30) days prior to the date on which any such proposed Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, (1) describing such proposed Acquisition in reasonable detail, (2) certifying that immediately before and immediately after giving pro forma effect to such proposed Acquisition, no Default shall have occurred and be continuing, and (3) certifying that the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Sections 7.22 and 7.23 for the 12 months following such Acquisition (giving pro forma effect to such proposed Acquisition and any other Acquisitions or Restricted Payments that have occurred during any applicable period and demonstrating in reasonable detail the calculations thereof), and (B) Lenders constituting at least Required Lenders shall have consented in writing (in advance) to such Acquisition (which consent may be withheld by any Lender in its sole discretion), provided, that if any Lender has not notified the Company or the Administrative Agent (within thirty (30) days after the delivery to such Lender of the certificate described in clause (A) above) that such Lender objects to such Acquisition, then such Lender shall be deemed to have consented to such Acquisition;

(ii)           if the Goodwill Amount to be paid in connection with such Acquisition is greater than $2,000,000 and the Company has not received, within the one hundred eighty (180) day period immediately preceding such Acquisition, a capital contribution in an amount equal to or in excess of the Goodwill Amount to be paid, the Company shall have delivered to the Administrative Agent and each Lender, at least thirty (30) days prior to the date on which any such proposed Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, (A) describing such proposed Acquisition in reasonable detail, (B) certifying that immediately before and immediately after giving pro forma effect to such proposed Acquisition, no Default shall have occurred and be continuing, and (C) certifying that the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Sections 7.22 and 7.23 for the 12 months following such Acquisition (giving pro forma effect to such proposed Acquisition and any other Acquisitions or Restricted Payments that have occurred during any applicable period and demonstrating in reasonable detail the calculations thereof);

(iii)          if such Acquisition involves the purchase of Equity Interests in a Person, then immediately upon consummation of such Acquisition, such Person shall be a Subsidiary; and

(d)           Investments in a Subsidiary that is a Loan Party.

7.05        Sale of Assets; Fundamental Changes.

(a)           No Loan Party shall make any Asset Disposition except during any calendar year, the Loan Parties may make Asset Dispositions of tangible assets of up to 15% of the book value of all tangible assets (other than inventory) of the Company and its Subsidiaries on a consolidated basis, provided that (i) no Event of Default has occurred and is continuing, (ii) the applicable Loan Party shall have received the Net Proceeds Amount of such Asset Disposition concurrently therewith, and (iii) subject to the proviso below, such Net Proceeds Amount shall be promptly applied to the Obligations in the following order:  first, to the extent any asset subject to such Asset Disposition is a Floor Plan Vehicle or Unit, to make any payment required by Section 2.07 with respect to any Floor Plan Loan relating to such Floor Plan Vehicle or Unit, and second, to repay all L/C Borrowings and Unreimbursed Amounts; provided, however, that (subject to Section 2.07) the Company and its Subsidiaries shall be permitted to reinvest the Net Proceeds Amount of any Asset Disposition otherwise permitted under this Section 7.05(a) so long as such Net Proceeds Amount is reinvested within 180 days of such Asset Disposition in similar replacement property.  To the extent any Net Proceeds Amount, or any portion thereof, remains after the foregoing application thereof pursuant to clauses first and second above, the Borrower may retain such excess amount for use in the ordinary course of its business.

(b)           No Loan Party or any Subsidiary of any Loan Party shall merge, dissolve, liquidate, consolidate with or into another Person, or Transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(i)            any Subsidiary may merge with the Company provided that the Company shall be the continuing or surviving Person;

(ii)           subject to clause (i), any Borrower may merge with any other Borrower;

(iii)          any Loan Party that is not a Borrower may merge with (A) any Borrower, provided that such Borrower shall be the continuing or surviving Person, or (B) any one or more other Loan Parties that are not Borrowers;

(iv)          Bodily RV II, Inc., Venture Out RV Centers, Inc., FRI, LLC or Hart City RV Center, LLC may be dissolved or liquidated so long as no Default exists under Section 7.10 immediately prior to such dissolution or liquidation; and

(v)           The Company may make the Permitted Equity Interest Disposition.

7.06        Issuance of Common Stock.  No Loan Party shall issue any Equity Interest after the Effective Date except any Loan Party may issue Equity Interests to any other Loan Party, provided any such issuance shall be on terms and conditions satisfactory to the Administrative Agent.

7.07        Sale-and-Leasebacks.  No Loan Party shall enter into any Sale-and-Leaseback Transaction.

7.08        Prohibition of Change in Fiscal Year.  No Loan Party shall change its fiscal year or change its method of financial accounting except in accordance with GAAP.

7.09        Sale or Discount of Receivables.  No Loan Party shall discount or sell its notes receivable or accounts receivable.

7.10        Formation and Ownership of Subsidiaries; Certain Subsidiaries.  No Loan Party shall create or own any Subsidiary, except for (a) any wholly-owned Subsidiary formed in accordance with Section 6.15, (b) any Subsidiary in existence on the Effective Date and disclosed on Schedule 5.04(a) or  (c) any Subsidiary acquired by the Company in an Acquisition permitted by Section 7.04(c).  Neither Bodily RV II, Inc., an Idaho corporation, nor Venture Out RV Centers, Inc., a California corporation, FRI, LLC, a Minnesota limited liability company, or Hart City RV Center, LLC, a Minnesota limited liability company, shall have any operations or employees, own any assets or incur any liabilities other than the assets and liabilities set forth on Schedule 5.04(c).

7.11        Participation in Partnerships, Joint Ventures and LLCs.  No Loan Party shall act or participate as a general or limited partner in any partnership or as a joint venturer in any joint venture or as a member of any limited liability company, except participations in such entities in existence as of the Effective Date as disclosed on Schedule 5.04(a).

7.12        Use of Proceeds.  No Loan Party shall use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.13        Payments of Subordinated Debt.  No Loan Party shall, directly or indirectly or through any Affiliate of such Loan Party, voluntarily purchase, redeem, retire, acquire, advance, pay or prepay any Subordinated Debt of such Loan Party or deposit with any trustee in defeasance of any indenture under which such Subordinated Debt may be outstanding in violation of the applicable Subordination Agreements.

No Borrower shall take or omit to take any action whereby the subordination of Subordinated Debt to the Obligations might be terminated, impaired or adversely affected.

7.14        No Amendment of Charter Documents.  No Loan Party shall cause or permit any amendment to or modification of the certificate of formation, certificate of incorporation, articles of incorporation, bylaws, limited liability company agreement or any similar applicable charter documents of any Loan Party, if such amendment or modification could adversely affect the rights or obligations of the Administrative Agent or Lenders.

7.15        Amendments to Other Documents.  No Loan Party shall cause or permit, directly or indirectly, any amendment, waiver, consent or modification of the Subordination Agreements, the Subordinated Notes, the Subordinated Guaranties, or any other Subordinated Debt; provided, however, that the foregoing shall not preclude any holder of Subordinated Debt from waiving any default by any Borrower under any Subordination Agreement or from waiving compliance by any Borrower with any provisions of any Subordination Agreement unless, as a condition of obtaining such waiver, such Borrower is required to comply with additional terms or conditions that could adversely affect the interests of any Borrower, the Administrative Agent or any Lender.

7.16        Transactions with Affiliates.  No Loan Party shall enter into, directly or indirectly, any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any other Affiliate of any Loan Party, provided that such transactions are permitted if pursuant to the reasonable requirements of such Loan Party’s business and upon fair and reasonable terms no less favorable to such Loan Party than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate of such Loan Party.

7.17        Line of Business.  No Loan Party shall engage to any material extent in any business other than (a) businesses in which it is engaged on the date of the Agreement, including the purchase and/or sale of Used Vehicles, and (b) businesses ancillary and related thereto which do not, individually or in the aggregate, materially change the business of such Loan Party from the business in which such Loan Party is presently engaged, including the purchase and/or sale of Used Vehicles.

7.18        Termination of Pension Plans.  No Loan Party shall withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by such Loan Party to be terminated if such withdrawal or termination would result in withdrawal liability (as described in part 1 of subtitle E of title IV of ERISA) or the imposition of a Lien on any Property of such Loan Party pursuant to section 4068 of ERISA.  No Loan Party shall, or shall permit any ERISA Affiliate to, maintain, contribute to, or have any liability with respect to, any defined benefit plan under ERISA.

7.19        Compensation and Pension Plans.  No Loan Party shall enter into any phantom stock or similar equity-based compensation program with any Person that grants to such Person any rights of exercise, required repurchase or other direct or indirect incentive or bonus compensation if and so long as any of the Obligations hereunder remain outstanding.  Neither the Loan Parties nor their respective ERISA Affiliates shall at any time permit any Pension Plan to:  (i) engage in any Prohibited Transaction, (ii) incur any “accumulated funding deficiency” as such term is defined in section 302 of the Code or in section 406 of ERISA, or (iii) be terminated under circumstances which are likely to result in the imposition of a Lien on the property of the Loan Parties or ERISA Affiliates, or either of them, pursuant to section 4068 of ERISA, if and to the extent such termination is within the control of the Loan Parties or their respective ERISA Affiliates.  Neither the Loan Parties nor their respective ERISA Affiliates shall incur any material obligations to provide health, accident, life insurance or other welfare benefits to retirees, former employees or their respective beneficiaries or dependents (other than required by applicable laws).

7.20        Sanctions.  Neither any Loan Party nor any Affiliate of any Loan Party or agent of any Loan Party shall, directly or indirectly, use the proceeds of any Credit Extension, or  lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.  The Loan Parties shall deliver to the Administrative Agent and Lenders any certification or other evidence requested from time to time by the Administrative Agent or any Lender, in the Administrative Agent’s sole discretion, confirming the Loan Parties’ compliance with this Section 7.20.

7.21        Burdensome Agreements.  No Loan Party shall enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary of the Company to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to or invest in any Borrower or any Subsidiary Guarantor, except for any agreement in effect on the date hereof and set forth on Schedule 7.21, (ii) of any Subsidiary to Guarantee the Debt of any Borrower or (iii) of any Loan Party or any Subsidiary of a Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 7.01(c) solely to the extent any such negative pledge relates to the property financed by or the subject of such Debt; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.22        Consolidated Current Ratio.  The Company shall not permit the Consolidated Current Ratio (as of the last day of any month) to be less than 1.180 to 1.000.

7.23        Fixed Charge Coverage Ratio.  The Company shall not permit the Fixed Charge Coverage Ratio (as of the last day of any month) to be less than 1.250 to 1.000.

7.24        Anti-Corruption Laws.  No Borrower shall, nor shall it permit any Subsidiary to, directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.  Any of the following shall constitute an “Event of Default”:

(a)         any Obligated Party or Guarantor defaults in the payment of any principal or interest of any Loan or of any fee or other Obligation payable by such Obligated Party when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)         any Obligated Party defaults in the performance of or compliance with any term contained in Article VI or Article VII; or

(c)          any Obligated Party or Guarantor defaults in the performance of or compliance with any term contained herein applicable to such party (other than those referred to in paragraphs (a) and (b) of this Section 8.01) or of any other Loan Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of such Obligated Party obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Lender; or

(d)         any representation or warranty made in writing by or on behalf of any Obligated Party or Guarantor or by any officer of such Obligated Party in any Loan Document or in any writing by any Obligated Party (or any officer of such Obligated Party) furnished to any Lender in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

(e)          any Obligated Party (i) defaults (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding, provided that such past-due Debt is in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto or (ii) defaults in the performance of or compliance with any term of any evidence of any Debt in an aggregate principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become or has been declared, or the holder of such Debt has the right to declare such Debt, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into Equity Interests), any Obligated Party becomes obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate principal amount of at least $1,000,000; or

(f)          any Obligated Party or Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it or, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any Debtor Relief Law, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(g)          a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any applicable Obligated Party or Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any Debtor Relief Law, or ordering the dissolution, winding-up or liquidation of any Obligated Party, or any such petition shall be filed against any Obligated Party and such petition shall not be dismissed within 60 days; or

(h)         any Obligated Party defaults (as principal or guarantor or other surety) in the performance of or compliance with any term of any promissory note or any other evidence of, or other agreement governing, any Subordinated Debt; or

(i)           a final judgment or judgments for the payment of money (1) aggregating in excess of $1,000,000 or (2) otherwise resulting in a Material Adverse Effect are rendered against any Obligated Party or any Subsidiary thereof and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(j)          one or more ERISA Events has occurred that individually or in the aggregate results or might reasonably be expected to result in a liability in excess of $1,000,000 of any of the Obligated Parties or ERISA Affiliates during the term hereof; or

(k)         a Change in Control shall have occurred; or

(l)           any provision of any Loan Document, or any document containing a subordination or intercreditor undertaking pertaining to any Obligation (including without limitation, any Subordinated Debt document), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Obligated Party or Guarantor contests in any manner the validity or enforceability of any provision of any Loan Document or such other document; or any Obligated Party or Guarantor denies that it has any or further liability or obligation under any provision of any Loan Document or such other document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(m)        any Collateral Document after delivery thereof pursuant to Sections 4.01 or 6.15 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.02) on the Collateral purported to be covered thereby; or

(n)         the occurrence of any event or circumstance which all of the Lenders determine in their discretion to have a Material Adverse Effect.

8.02        Remedies Upon an Event of Default.

(a)         Bankruptcy Defaults.  If an Event of Default described in paragraph (f) or (g) of Section 8.01 has occurred, all the Loans then outstanding and all fees, charges and other Obligations payable to the Lenders hereunder shall automatically become immediately due and payable, the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall immediately terminate, and the Company shall automatically be required to Cash Collateralize the Outstanding Amount of all L/C Obligations, in each case, without further act of the Administrative Agent or the Lenders.

(b)         Non-Bankruptcy Default.  If any Event of Default other than those described in paragraph (f) or (g) of Section 8.01, has occurred and is continuing, the obligation of the Lenders to make further Loans shall be suspended unless and until the conditions set forth in Section 4.02 are satisfied or waived in accordance with Section 10.01, and Administrative Agent shall, at the request of, or may with the consent of, the Required Lenders, by notice to the Company, take one or more of the following actions:

(i)            terminate the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions;

(ii)           declare all the Loans then outstanding and all fees, charges and other Obligations payable to the Lenders hereunder to be immediately due and payable;

(iii)          require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(iv)          enforce any and all rights and remedies available to them under the Loan Documents or applicable law.

(c)          No Waiver or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender’s rights, powers or remedies.  No right, power or remedy conferred by any Loan Document upon any Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Borrowers under Section 10.04, the Borrowers will pay to each Lender on demand such further amount as shall be sufficient to cover all costs and expenses of such Lender incurred in any enforcement or collection under this Section 8.02, including, without limitation, reasonable attorneys’ fees, expenses and disbursements (including those of common counsel to the Lenders).

(d)         Interest Upon Acceleration.  Upon any Loan being accelerated or otherwise becoming due and payable pursuant to Section 8.02(a) or 8.02(b), the Borrowers shall pay the unpaid principal amount thereof, together with all accrued and unpaid interest thereon.

(e)          Application of Collateral.

(i)            Upon the exercise of remedies by the Administrative Agent in accordance with this Section 8.02 and pursuant to the procedures among the Lenders set forth in Section 8.02(e)(ii), the Administrative Agent, after giving written notice to the Borrowers and to all Lenders of the action(s) to be taken, may at any time or times thereafter (i) receive directly, for the benefit of the Secured Parties and the Administrative Agent and for application to the then outstanding Obligations as provided hereafter in this Section 8.02(e)(ii), all payments and proceeds related to the Collateral and/or (ii) in accordance with the Collateral Documents sell, assign and deliver all of the Collateral or any part thereof, or any substitution therefor or any additions thereto as provided hereafter.  Any such sale or assignment may be at any broker’s board or at any public or private sale, at the option of the Administrative Agent or of any officer or representative acting on behalf of the Administrative Agent, without advertisement or any notice to the Loan Party or any other Person except those required by applicable law (the Loan Parties hereby agreeing that ten (10) days’ notice constitutes “reasonable notice”); and each Lender (including the Administrative Agent), its officers and assigns, may bid and become purchasers at any such sale, if public, or at any broker’s board if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations.  Sales hereunder may be at such time or times, place or places, for cash or credit, and upon such terms and conditions as the Administrative Agent may determine in its sole discretion.  Upon the completion of any sale, the Administrative Agent shall execute all instruments of transfer necessary to vest in the purchaser(s) title to the property sold, and shall deliver to such purchaser(s) any of the property so sold which may be in the possession of the Administrative Agent.

(ii)           in the case of any sale or other liquidation of Collateral (other than amounts already Cash Collateralized, which amount shall be applied as set forth in Section 2.18), the purchase money proceeds and avails and all other proceeds which then may be held or recovered by the Administrative Agent for the benefit of the Secured Parties, shall be applied in the following order:

(A)          First, to the payment of the reasonable costs and expenses of such sale and of the collection or enforcement of such Collateral, and of all reasonable expenses (including attorneys’ fees) and liabilities incurred and advances made by the Lenders in connection therewith;

(B)          Second, to the payment of the Obligations as set forth in Section 8.03;

(C)          Third, to the payment of the surplus, if any, to the Borrowers, their successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(iii)          The application of proceeds under this Section 8.02(e) will be made by the Administrative Agent based on its calculations of all of such Debt and the various classifications of any Loans made hereunder, which calculations shall be conclusive, absent manifest error.

(iv)          The Administrative Agent is not required to act with respect to the Collateral except in accordance with the written procedures as established by the Required Lenders; however, if the Required Lenders fail to agree upon and establish such procedures, and the exigency of the circumstances requires, the Administrative Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems necessary to protect and enforce the Collateral or the rights of the Lenders under the Loan Documents.

8.03        Application of Funds.  If a Default under Section 8.01(a), (f) or (g) or an Event of Default has occurred and is continuing, all payments received in respect of the Obligations and all proceeds of Collateral received, in each instance, by the Administrative Agent or any of the Lenders from the Administrative Agent shall, subject to the provisions of Section 2.18 and 2.19, be remitted to the Administrative Agent and distributed as follows:

(a)         first, without duplication of payments to be made under Section 8.03(b) to the payment of any outstanding costs and expenses incurred by the Administrative Agent, with respect to the Floor Plan Facility, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, and in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which each Borrower has agreed to pay under Section 10.04 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Floor Plan Lenders, in which event such amounts shall be remitted to the Floor Plan Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b)         second, without duplication of payments made under Section 8.03(a), to the payment of any outstanding costs and expenses incurred by the Administrative Agent, with respect to the Letter of Credit Facility, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, and in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which each Borrower has agreed to pay under Section 10.04 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(c)          third, to the payment of any outstanding fees due under this Agreement to the Administrative Agent (in connection with the Floor Plan Facility) and the Floor Plan Lenders in accordance with the amount of such fees owing each;

(d)         fourth, to the payment of any outstanding fees due under this Agreement to the Administrative Agent (in connection with the Letter of Credit Facility) and the L/C Lenders, pro rata, in accordance with the amount of such interest and fees owing each;

(e)          fifth, to the payment of any outstanding interest due on the Floor Plan Loans, pro rata among the Floor Plan Lenders in accordance with the amount of such interest owing each;

(f)          sixth, to the payment of the outstanding principal of the Floor Plan Loans then due under Section 2.07(a) through (g) pro rata as among the Floor Plan Lenders in accordance with the then respective unpaid principal balances of such Loans;

(g)          seventh, to the payment of any outstanding interest due on L/C Borrowings and Unreimbursed Amounts;

(h)         eighth, to the payment of any outstanding L/C Borrowings and Unreimbursed Amounts;

(i)           ninth, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.01 and 2.18;

(j)          tenth, to the payment of the principal amount of any Loans made by the Administrative Agent and the Floor Plan Lenders pursuant to Section 2.03(b) and for which Settlement has not been made pursuant to Section 2.15 pro rata as among the Administrative Agent and the Floor Plan Lenders in accordance with the amount of such principal owing to each;

(k)         eleventh, to the payment of the outstanding principal of the Floor Plan Loans pro rata as among the Floor Plan Lenders in accordance with the respective unpaid principal balances of such Loans;

(l)           twelfth, to the Administrative Agent and the Floor Plan Lenders pro rata in accordance with the amounts of any other Obligations with respect to the Floor Plan Facility of the Borrowers owing to them unless and until all such Obligations have been fully paid and satisfied;

(m)        thirteenth, to the payment of Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements of which the Administrative Agent has notice immediately prior to the time of such payment, in each case, pro rata as among the Lenders, Hedge Banks and Cash Management Banks in accordance with the respective unpaid principal balances of such Loans and amounts of such Obligations, subject to Section 9.10; and

(n)         fourteenth, to the Administrative Agent and the Lenders, pro rata, in accordance with the amounts of any other Obligations of the Borrowers owing to them unless and until all such Obligations have been fully paid and satisfied.

Subject to Sections 2.01(c) and 2.18, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause ninth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01        Appointment and Authority.  (a) Each of the Lenders (in its capacities as a Lender, potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. .  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)         The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligated Party or Guarantor or any of their respective Subsidiaries or other Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)         shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan

Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligated Party or Guarantor or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer.

(e)          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company or any other Obligated Party or Guarantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Administrative Agent.

(a)         The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)         If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)          With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)         Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make L/C Advances or fund risk participations in Unreimbursed Amounts pursuant to Section 2.01(c).  Upon the appointment by the Company of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America  with respect to such Letters of Credit.

9.07        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.01(h) and (i), 2.11 and 10.04) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations secured by such Collateral, pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the

Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (m) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.09        Collateral and Guaranty Matters.  Without limiting the provisions of Section 9.08, each of the Lenders (including in its capacities as a Lender, potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)         to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Total Commitment and payment in full of all Obligations (other than contingent indemnification obligations and obligations and liabilities under Secured Cash Management Agreements, or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)         to release any Subsidiary Guarantor (or any Holding Company Guarantor that is a Subsidiary of FRI) from its obligations under the Guaranty if such Person ceases to be a

Subsidiary (or a Subsidiary of FRI, as applicable) as a result of a transaction permitted under the Loan Documents; and

(c)          to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.09.  In each case as specified in this Section 9.09, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.10        Secured Cash Management Agreements and Secured Hedging Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 2.15, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.11        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, neither the arranger nor Documentation Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

ARTICLE X
MISCELLANEOUS

10.01      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Obligated Party or Guarantor therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Obligated Party or Guarantor, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)         waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b)         without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required L/C Lenders or the Required Floor Plan Lenders, as applicable with respect to such Facility;

(c)          extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)         postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender;

(e)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or L/C Borrowing or any fee payable hereunder without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(f)          change (i) Sections 2.15, 2.16 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.08(c) or 2.15, respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Floor Plan Facility, the

Required Floor Plan Lenders, and (ii) if such Facility is the Letter of Credit Facility, the Required L/C Lenders;

(g)          change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender or (ii) the definition of “Required L/C Lenders” or “Required Floor Plan Lenders” without the written consent of each Lender under the applicable Facility;

(h)         increase any of the advance rates for Floor Plan Loans set forth in Section 2.02(b) without the written consent of each Lender;

(i)           increase the maximum amount of the FLAIR Reduction set forth in Section 2.04(c) without the written consent of each Lender;

(j)          reduce or postpone the amount or frequency of the curtailment payments required to be made by Section 2.07 without the written consent of each Lender;

(k)         release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(l)           release all or substantially all of the value of the Guaranty, or authorize any Facility Subordination Agreement, without the written consent of each Lender, except to the extent the release of any Subsidiary (or any Subsidiary of FRI) from the Guaranty is permitted pursuant to Section 9.09 (in which case such release may be made by the Administrative Agent acting alone); or

(m)        impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Floor Plan Facility, the Required Floor Plan Lenders, and (ii) if such Facility is the Letter of Credit Facility, the L/C Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Company may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).

10.02      Notices; Effectiveness; Electronic Communications.

(a)         Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)         Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)          The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

(d)         Change of Address, Etc.  Each of the Company and each other Borrower, the Administrative Agent and the L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent and the L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or is delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e)          Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Floor Plan Borrowing Notices or Letter of Credit Applications) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.16), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.16, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04      Expenses; Indemnity; Damage Waiver.

(a)         Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)         Indemnification by the Borrower.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities (including settlement costs) and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Obligated Party or Guarantor) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by any Borrower, any other Obligated Party or Guarantor, or any of their respective Subsidiaries, or any Environmental Liability related in any way to any Borrower, any other Obligated Party or Guarantor, or any of their respective Subsidiaries, (iv) the approval or designation of any manufacturer or supplier in any Manufacturer Category, the entry by the Administrative Agent or any other Person into or approval of any repurchase agreement (including any

Eligible Repurchase Agreement), or the performance or non-performance by any manufacturer or supplier under any repurchase agreement (including any Eligible Repurchase Agreement), or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Obligated Party or Guarantor or any of such Borrower’s or such Obligated Party’s or Guarantor’s directors, shareholders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Obligated Party or Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Obligated Party or Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14(d).

(d)         Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such Persons by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)          Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)          Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

10.05      Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)         Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Obligated Party or Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under the Facilities and the Loans at the time owing to it under such Facilities or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and any assignment by a Lender shall be on a pro-rata basis among the Facilities; in no event may a Lender assign any portion of its Commitment in one Facility to an assignee without assigning a like portion of its Commitment in the other Facility to such assignee;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of  the Facilities, if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)          the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Letter of Credit Facility.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made (A) to any Borrower or any Affiliate or Subsidiary of any Borrower, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of a natural Person).

(vi)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)         Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the applicable Borrowers (at their expense) shall execute and deliver a Floor Plan Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)          Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)         Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or a Borrower or any Affiliate or Subsidiary of any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of any of its Commitments and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, and 3.04 and to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.05 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.05 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)          Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Floor Plan Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)          Resignation as L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Letter of Credit Commitment and Letters of Credit pursuant to Section 10.06(b), Bank of America may, upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.01(c)).  Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07      Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i)  any rating agency in connection with rating the Company, any Borrower or any of their respective Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from any Obligated Party or any Subsidiary thereof relating to any Obligated Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Obligated Party or any Subsidiary thereof, provided that, in the case of information received from an Obligated Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Obligated Party against any and all of the obligations of any Borrower or any other Obligated Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the L/C Issuer, irrespective of whether or not such Lender, the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Borrower or any other Obligated Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to any Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12      Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13      Replacement of Lenders.  If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.05, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)         the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)          in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)         such assignment does not conflict with applicable Laws;

(e)          in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14      Governing Law; Jurisdiction; Etc.

(a)         GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

(b)         SUBMISSION TO JURISDICTION.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE

ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS  AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)         SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.15      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between each Borrower and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Company, each other Obligated Party and each other Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower, each other Obligated Party and each other Guarantor is capable of evaluating, understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Company, any other Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Company, any other Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates.  To the fullest extent permitted by law, each Borrower, each other Obligated Party and each other Guarantor hereby waives and releases any claims that it may have against the Administrative Agent and any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17      Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or Floor Plan Borrowing Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18      USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Obligated Party and Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Obligated Party or Guarantor, which information includes the name and address of each Obligated Party or Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Obligated Party in accordance with the Act.  The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19      Time of the Essence.  Time is of the essence of the Loan Documents.

10.20      Acknowledgement of Deposit Account Control Agreements.  Each of the Lenders party hereto, for itself and its Affiliates, hereby acknowledges and ratifies each Existing Account Control Agreement to which such Lender, or such Lender’s Affiliate, is a party, and hereby agrees and confirms that such Existing Account Control Agreement shall continue in full force and effect with respect to the securities accounts and/or deposit accounts of any Loan Party held by or at such Lender, or such Lender’s Affiliates, described therein and the security interest granted to the Administrative Agent pursuant to the Security Documents with respect to such security accounts and/or deposit accounts.

10.21      Keepwell.  Each Loan Party that is a Qualified ECP Guarantor at the time the applicable Guaranty, the applicable joint and several liability or the grant of the security interest under the applicable Loan Document, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.21 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.22      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

10.23      ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature blocks intentionally omitted from the Consolidated Form of Credit Agreement because it will be an exhibit to the First Amendment.]

SCHEDULE 1.01 TO CREDIT AGREEMENT

COMMITMENTS AND APPLICABLE PERCENTAGES

See attached.

SCHEDULE 1.01-A

I.             LETTER OF CREDIT FACILITY

Immediately prior to the Effective Date:

	Letter of Credit	Letter of Credit
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$2,691,292.88	22.427440667%
JPMorgan Chase Bank, N.A.	$2,535,578.89	21.129824083%
U.S. Bank National Association	$1,266,000.00	10.550000000%
Manufacturers & Traders Trust Company	$1,000,000.00	8.333333333%
Bank of the West, a California banking corporation	$949,868.07	7.915567250%
KeyBank National Association	$950,400.00	7.920000000%
SunTrust Bank	$1,076,517.15	8.970976250%
Ally Bank	$791,556.73	6.596306083%
CIT Finance LLC	$738,786.28	6.156552333%
Total	$12,000,000.00	100.000000000%

As of the Effective Date:

	Letter of Credit	Letter of Credit
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$3,392,968.81	22.619792049%
JPMorgan Chase Bank, N.A.	$2,998,626.87	19.990845804%
U.S. Bank National Association	$1,624,446.79	10.829645270%
Manufacturers & Traders Trust Company	$1,504,431.82	10.029545454%
Bank of the West, a California banking corporation	$1,320,687.80	8.804585341%
KeyBank National Association	$1,278,409.09	8.522727273%
SunTrust Bank	$1,227,019.73	8.180131536%
Ally Bank	$1,056,818.18	7.045454545%
CIT Finance LLC	$596,590.91	3.977272727%
Total	$15,000,000.00	100.000000000%

II.  FLOORPLAN FACILITY

Immediately prior to the Effective Date:

	Floorplan	Floorplan
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$143,905,494.75	21.639924023%
JPMorgan Chase Bank, N.A.	$127,417,219.93	19.160484200%
U.S. Bank National Association	$68,362,000.00	10.280000000%
Manufacturers & Traders Trust Company	$66,890,848.65	10.058774233%
Bank of the West, a California banking corporation	$58,653,000.00	8.820000000%
KeyBank National Association	$64,563,106.80	9.708737865%
SunTrust Bank	$54,306,676.15	8.166417466%
Ally Bank	$46,640,440.00	7.013600000%
CIT Finance LLC	$34,261,213.72	5.152062214%
Total	$665,000,000.00	100.000000000%

As of the Effective Date:

Lender	Floorplan Commitment	Floorplan Applicable Percentage
Bank of America, N.A.	$195,661,201.23	22.619792049%
JPMorgan Chase Bank, N.A.	$172,920,816.20	19.990845804%
U.S. Bank National Association	$93,676,431.58	10.829645270%
Manufacturers & Traders Trust Company	$86,755,568.18	10.029545454%
Bank of the West, a California banking corporation	$76,159,663.20	8.804585341%
KeyBank National Association	$73,721,590.91	8.522727273%
SunTrust Bank	$70,758,137.79	8.180131536%
Ally Bank	$60,943,181.82	7.045454545%
CIT Finance LLC	$34,403,409.09	3.977272727%
Total	$865,000,000.00	100.000000000%

SCHEDULE 1.01-B

I.                     LETTER OF CREDIT FACILITY

As of the First Amendment Effective Date,

but immediately prior to the effectiveness of the First Amendment:

	Letter of Credit	Letter of Credit
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$4,619,988.54	30.799923586%
JPMorgan Chase Bank, N.A.	$2,998,626.87	19.990845803%
U.S. Bank National Association	$1,624,446.79	10.829645269%
Manufacturers & Traders Trust Company	$1,504,431.82	10.029545454%
Bank of the West, a California banking corporation	$1,320,687.80	8.804585341%
KeyBank National Association	$1,278,409.09	8.522727273%
Ally Bank	$1,056,818.18	7.045454546%
CIT Bank, N.A.	$596,590.91	3.977272727%
Total	$15,000,000.00	100.000000000%

As of the First Amendment Effective Date,
upon the effectiveness of the First Amendment:

	Letter of Credit	Letter of Credit
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$3,218,884.12	21.459227467%
JPMorgan Chase Bank, N.A.	$2,998,626.87	19.990845800%
U.S. Bank National Association	$1,624,446.79	10.829645267%
Manufacturers & Traders Trust Company	$1,609,442.06	10.729613733%
Bank of the West, a California banking corporation	$980,596.52	6.537310133%
KeyBank National Association	$1,271,093.45	8.473956333%
Ally Bank	$1,056,818.18	7.045454533%
CIT Bank, N.A.	$444,915.25	2.966101667%
Wells Fargo Commercial Distribution Finance, LLC	$1,016,949.15	6.779661000%
NYCB Specialty Finance Company, LLC	$778,227.61	5.188184067%
Total	$15,000,000.00	100.000000000%

II. FLOORPLAN FACILITY

As of the First Amendment Effective Date,

but immediately prior to the effectiveness of the First Amendment:

	Floorplan	Floorplan
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$266,419,339.02	30.799923586%
JPMorgan Chase Bank, N.A.	$172,920,816.20	19.990845803%
U.S. Bank National Association	$93,676,431.58	10.829645269%
Manufacturers & Traders Trust Company	$86,755,568.18	10.029545454%
Bank of the West, a California banking corporation	$76,159,663.20	8.804585341%
KeyBank National Association	$73,721,590.91	8.522727273%
Ally Bank	$60,943,181.82	7.045454546%
CIT Bank, N.A.	$34,403,409.09	3.977272727%
Total	$865,000,000.00	100.000000000%

As of the First Amendment Effective Date,

upon the effectiveness of the First Amendment:

	Floorplan	Floorplan
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$250,000,000.00	21.459227468%
JPMorgan Chase Bank, N.A.	$232,893,353.20	19.990845768%
U.S. Bank National Association	$126,165,367.21	10.829645254%
Manufacturers & Traders Trust Company	$125,000,000.00	10.729613734%
Bank of the West, a California banking corporation	$76,159,663.20	6.537310146%
KeyBank National Association	$98,721,590.91	8.473956301%
Ally Bank	$82,079,545.46	7.045454546%
CIT Bank, N.A.	$34,555,084.74	2.966101694%
Wells Fargo Commercial Distribution Finance, LLC	$78,983,050.85	6.779661017%
NYCB Specialty Finance Company, LLC	$60,442,344.43	5.188184071%
Total	$1,165,000,000.00	100.000000000%

SCHEDULE 1.02-B TO CREDIT AGREEMENT

MANUFACTURER CATEGORIES
AS OF THE EFFECTIVE DATE

Tier One Manufacturers

•                                          Allied Recreation Group

•                                          Forest River, Inc.

•                                          Jayco, Inc. and any Subsidiary of Jayco Corp., or Jayco, Inc.

•                                          Pleasure-Way Industries, Inc.

•                                          Thor Industries, Inc. (“Thor”) and any Subsidiary of Thor

•                                          Tiffin Motorhomes, Inc.

•                                          Winnebago Industries, Inc.

Tier Two Manufacturers

•                                          Genesis Supreme

•                                          Gulf Stream Coach, Inc.

•                                          Lance Camper Manufacturing Corporation

•                                          Little Guy Worldwide, LLC

•                                          Newmar Corporation

•                                          Outdoors RV/Northwood Mfg.

•                                          Pacific Coach Works

•                                          Roadtrek Motorhomes, Inc

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                                  ,

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Sixth Amended and Restated Credit Agreement, dated as of August 12, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among FreedomRoads, LLC, a Minnesota limited liability company (the “Company”), certain Subsidiaries of the Company from time to time party thereto (together with the Company, collectively the “Borrowers” and each individually, a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A. (“Bank of America”), as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [                          ](1) of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

[Use following paragraph 1 for audited fiscal year-end financial statements]

1. The Company has delivered the year-end financial statements required by Section 6.01(d) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such sections. Such statements are fairly stated in all material respects when considered in relation to the consolidated financial condition of the Company and its Subsidiaries.

[Use following paragraph 1 for Company-prepared fiscal year-end financial statements]

1. The Company has delivered the year-end financial statements required by Section 6.01(c) of the Credit Agreement for the fiscal year of the Company ended as of the above date. Such consolidated and consolidating financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidated and consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated and consolidating financial condition of the Company and its Subsidiaries.

(1) Insert title of the officer signing the Certificate.

Form of Compliance Certificate

[Use following paragraph 1 for fiscal month-end financial statements, for the months of January, February, April, May, July, August, October and November]

1.             The Company has delivered the unaudited financial statements required by Section 6.01(a) of the Credit Agreement for the calendar month of the Company ended as of the above date. Such consolidated financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidated financial statements are fairly stated in all material respects when considered in relation to the consolidated financial condition of the Company and its Subsidiaries.

[Use following paragraph 1 for fiscal month-end financial statements, for the months of March, June and September]

1.             The Company has delivered (a) the unaudited financial statements required by Section 6.01(a) of the Credit Agreement for the calendar month of the Company ended as of the above date and (b) the unaudited cash flow statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such consolidated financial statements (including such cash flow statements) fairly present the financial condition and results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such month or quarter (as applicable), subject only to normal year-end audit adjustments and the absence of footnotes and such consolidated financial statements are fairly stated in all material respects when considered in relation to the consolidated financial condition of the Company and its Subsidiaries.

2.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by such financial statements.

3.             A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status.]

4.             The representations and warranties of the Borrowers contained in Article V of the Credit Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsection (a) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.             The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of
                                     ,                      .

FREEDOMROADS, LLC

By:
Name:
Title:

For the Month/Year ended                                                ,           (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.23 – Consolidated Current Ratio.

	A.	Current Assets at Statement Date:		$

	B.	Current Liabilities at Statement Date:		$

	C.	Consolidated Current Ratio (Line I.A ÷ Line I.B):		to 1

		Minimum required:		1.180 to 1.000

II.	Section 7.24 – Fixed Charge Coverage Ratio

	A.	Consolidated EBITDAR of the Company and its Subsidiaries, on a consolidated basis, for the twelve consecutive months ending on Statement Date (the “Subject Period”):

		1.	Net Income for Subject Period:	$
		2.	Income tax liability for Subject Period (calculated as if the Company were a “C” corporation for income tax purposes):	$
		3.	Interest Expense (other than Floor Plan Interest Expense) for Subject Period:	$
		4.	Noncash income or charges, including depreciation and amortization expenses, for Subject Period:	$
		5.	Net rents (excluding non-cash capitalized or deferred rents as required under FASB ASC 840-10, 840-20 and 420-10) for Subject Period:	$
		6.	Noncash charges related to the cooperative resource fee owed by FR Holdings as described in the Audited Financial Statements:	$
		7.	Consolidated EBITDAR (Lines II.A.1. + 2. + 3. + 4. + 5. + 6.):	$

	B.	Non-financed Capital Expenditures for Subject Period:		$

	C.	Fixed Charges for Subject Period:

	1.	Cash Interest Expense (other than cash interest paid on Floor Plan Debt) for Subject Period:	$
	2.	Net rents (excluding non-cash capitalized or deferred rents as required under FASB ASC 840-10, 840-20 and 420-10) for Subject Period:	$
	3.	Income tax liability for Subject Period (calculated as if the Company were a “C” corporation for income tax purposes):	$
	4.	Scheduled principal payments of Debt (excluding scheduled principal payments of Subordinated Debt not paid in cash) during Subject Period:	$
	5.	Fixed Charges for period (Lines II.C.1. + 2. + 3. + 4.):	$

D.	Fixed Charge Coverage Ratio ([Line II.A.7. – Line II.B.] ÷ Line II.C.5.):		to 1

	Minimum required:		1.250 to 1.000